Exhibit 10.2

EXECUTION COPY

$2,500,000,000

AMENDED AND RESTATED SECURED NOTE AGREEMENT

among

GENERAL MOTORS COMPANY,

as the Initial Issuer,

THE GUARANTORS

and

UAW RETIREE MEDICAL BENEFITS TRUST,

as the Noteholder

Dated as of August 14, 2009

-i-

-ii-

-iii-

-iv-

ANNEXES:

I	Form of Budget
II	Business Plan

SCHEDULES:

1.1A	Initial Noteholder Wire Instructions
1.1B	Guarantors
1.1C	Mortgaged Property
1.1D	Pledgors
1.1E	[Intentionally Omitted]
1.1F	[Intentionally Omitted]
1.1G	Certain Excluded Subsidiaries
3.3	Material Litigation
3.10	Chief Executive Office and Chief Operating Office
3.11	Location of Books and Records
3.15	Subsidiaries
3.16	Ownership of Covered Group Members
3.21	Jurisdictions and Recording Offices
3.25	Intellectual Property
3.26	JV Agreements
3.28	Excluded Collateral

EXHIBITS:

A	Form of Guaranty and Security Agreement
B-1	Form of Secretary’s Certificate
B-2	Form of Officer’s Certificate
C	Form of Assignment and Assumption
D	[Intentionally Omitted]
E	[Intentionally Omitted]
F	Form of Compliance Certificate
G	Form of Note
H	Form of Transfer Representation Letter
I	Form of Environmental Agreement
J	Form of Mortgage
K	Form of Intellectual Property Pledge Agreement
L	Form of Equity Pledge Agreement

-v-

AMENDED AND RESTATED SECURED NOTE AGREEMENT (this “Agreement”), dated as of August 14, 2009 (the “Effective Date”), by and among GENERAL MOTORS COMPANY, a Delaware corporation (the “Initial Issuer”), the Guarantors (as defined below), and UAW RETIREE MEDICAL BENEFITS TRUST, as the noteholder hereunder (the “Initial Noteholder” and, together with its permitted assigns, the “Noteholder”).

W I T N E S S E T H:

WHEREAS, the Initial Issuer, the Guarantors and the Initial Noteholder entered into the $2,500,000,000 Secured Note Agreement, dated as of July 10, 2009 (the “Existing Note Agreement”);

WHEREAS, pursuant to the letter agreement, dated as of July 10, 2009 (as amended, the “Post-Closing Letter”), between the Initial Issuer and the Treasury (as defined herein), acknowledged and agreed by the Initial Noteholder, the Initial Issuer agreed to amend and restate the Existing Note Agreement for the purposes of expanding Sections 3, 5, 6 and 7 of the Existing Note Agreement relating to representations and warranties, affirmative covenants, negative covenants and Events of Default, respectively, to include and apply to each Covered Group Member (as defined below) subject to certain exceptions, qualifications and carve-outs as more particularly set forth herein (the “Expansion Requirement”); and

WHEREAS, the Issuer and the Noteholder are willing to amend and restate the Existing Note Agreement for the purposes of satisfying the Expansion Requirement and for certain other purposes agreed between the Issuer and the Noteholder on the terms and subject to the conditions set forth herein and in the other Secured Note Documents;

NOW, THEREFORE, in consideration of the premises and mutual agreements contained in the Post-Closing Letter and herein, the parties hereto agree that on the Effective Date, as provided in Section 8.18, the Existing Note Agreement shall be amended and restated in its entirety as follows:

SECTION 1

DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“1908 Holdings”: 1908 Holdings Ltd., a Subsidiary of General Motors of Canada Limited.

“Acceleration Payment Amount”: as defined in Section 2.7(b).

“Additional Secured Indebtedness”: as of any date of determination, principal amount of secured (including on a first-priority basis) Indebtedness (other than Indebtedness described in clauses (a) through (r) (inclusive) and (u) of the definition of “Permitted Indebtedness”) of the Covered Group Members in excess of $6,000,000,000 (including, without limitation, Structured Financing), provided that, (i) on the date such Indebtedness is incurred, the Consolidated Leverage Ratio shall be less than 3.00 to 1.00 after giving pro forma effect to the incurrence of such Indebtedness, (ii) a portion of the Net Cash Proceeds of such Indebtedness (other than revolving credit loans) are used to prepay the Notes in accordance with Section 2.5(a), (iii) the aggregate amount of commitments under revolving credit facilities, if any, together with any revolving credit facilities constituting Excluded Secured Indebtedness, shall not exceed $4,000,000,000, (iv) with respect to any revolving credit facility, the amount of Indebtedness thereunder for the purpose of determining compliance with clauses (i) and (iii) of this definition shall equal the commitment thereunder and (v) if any Issuer Party is an obligor or guarantor under such Indebtedness, the lenders party thereto (or an agent on behalf of such lenders) shall have executed and delivered an intercreditor agreement in form and substance reasonably satisfactory to the Approving Party. Such intercreditor agreement shall preserve the relationship in the Intercreditor Agreement between the Treasury and the Noteholder (including the terms of Section 2.4 of the Intercreditor Agreement) and may take the form of an amendment, restatement, modification or supplement to the Intercreditor Agreement.

“Additional Guarantor”: as defined in Section 5.23.

“Affiliate”: with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this Agreement, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. For the avoidance of doubt, pension plans of a Person and entities holdings the assets of such plans, shall not be deemed to be Affiliates of such Person. Notwithstanding the foregoing, none of (i) the Government of the United States (or any branch or agency thereof), (ii) the Government of Canada (or any branch or agency thereof), (iii) the Government of Ontario (or any branch or agency thereof), or (iv) the Initial Noteholder or the UAW, shall be considered an Affiliate of the Issuer or any of its Subsidiaries.

“Agreement”: as defined in the preamble hereto.

“Applicable Law”: as to any Person, all laws (including common law), statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.

“Applicable Net Cash Proceeds”: (i) with respect to any Additional Secured Indebtedness, Permitted Unsecured Indebtedness or Attributable Obligations under each applicable Sale/Leaseback Transaction, an amount equal to the VEBA Facility Percentage of an amount equal to 41.949% of the Net Cash Proceeds of such Indebtedness or Attributable Obligations, as applicable and (ii) with respect to any Asset Sale, Recovery Event or Extraordinary Receipt, an amount equal to the VEBA Facility Percentage of such Net Cash Proceeds.

“Applicable Rate”: for each day on which (a) no Event of Default has occurred on such day or is continuing (but including each day on which an Event of Default is cured), the Implied Interest Rate and (b) an Event of Default has occurred on such day or is continuing (but excluding each day on which an Event of Default is cured), the Default Rate.

“Applicable Rejected Prepayment Amount”: on any date of determination:

(a) with respect to any Canadian Lender Rejection Notice, an amount equal to (i) the amount of the mandatory prepayment rejected by the Canadian Lender pursuant to Section 2.07(d) of the Canadian Facility multiplied by (ii) a percentage equal to (x) the aggregate Outstanding Principal of the Notes held by the Initial Noteholder on such date divided by (y) the sum of the aggregate outstanding amount of the Loans (as defined in the UST Facility) held by the Treasury on such date and the aggregate Outstanding Principal of the Notes held by the Initial Noteholder on such date; and

(b) with respect to any UST Rejection Notice, (x) arising from a mandatory prepayment pursuant to Section 2.5(a) of the UST Facility, an amount equal to (i) the amount of the mandatory prepayment rejected by the Treasury pursuant to Section 2.5(g) of the UST Facility multiplied by (ii) a percentage equal to (A) the aggregate Outstanding Principal of the Notes held by the Initial Noteholder on such date divided by (B) the sum of the aggregate Outstanding Principal of the Notes held by the Initial Noteholder on such date and the aggregate outstanding principal balance of the loans held by the Canadian Lender under the Canadian Facility on such date and (y) arising from a mandatory prepayment pursuant to Section 2.5(b) of the UST Facility, 100%.

“Approving Party”: on any date of determination, (x) until the occurrence of the earlier to occur of (i) the Treasury Control Change Date and (ii) the UST Secured Obligations Payment Date, the Treasury in its capacity as lender under the UST Facility, and (y) thereafter, the Noteholders.

“Asset Sale”: any Disposition of property or series of related Dispositions of property occurring contemporaneously (other than any Excluded Disposition) that yields gross proceeds to any Covered Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of (i) $25,000,000 if received by a Covered Group Member that is a Foreign Subsidiary, or (ii) $15,000,000 if received by a Covered Group Member that is not a Foreign Subsidiary. The term “Asset Sale” shall not include any issuance of Capital Stock or any event that constitutes a Recovery Event.

“Assignee”: as defined in Section 8.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit C, including an agreement by the assignee thereunder to be bound by the terms and provisions of the Intercreditor Agreement.

“Attributable Obligations”: in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments required to be paid during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligations.” For purposes of calculating the Consolidated Leverage Ratio, the aggregate amount of Attributable Obligations outstanding as of any date of determination shall be (i) $500,000,000 plus (ii) the amount of Attributable Obligations entered into after the Original Effective Date.

“Bankruptcy Code”: the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

“Bankruptcy Court”: the United States Bankruptcy Court for the Southern District of New York (together with the District Court for the Southern District of New York, where applicable).

“Bankruptcy Exceptions”: limitations on, or exceptions to, the enforceability of an agreement against a Person due to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or the application of general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

“Benefit Plan”: any employee benefit plan within the meaning of section 3(3) of ERISA and any other plan, arrangement or agreement which provides for compensation, benefits, fringe benefits or other remuneration to any employee, former employee, individual independent contractor or director, including without limitation, any bonus, incentive, supplemental retirement plan, golden parachute, employment, individual consulting, change of control, bonus or retention agreement, whether provided directly or indirectly by any Issuer Party or otherwise.

“Budget”: a budget substantially in the form of Annex I, (a) with respect to the budget of the Issuer delivered on the Original Effective Date pursuant to Section 4.1(h) of the Existing Note Agreement, covering the remainder of fiscal year 2009 (presented on a monthly basis) together with a budget with respect to the four immediately succeeding fiscal years (presented on an annual basis); and (b) with respect to each budget delivered after the Original Effective Date, covering the periods and presented in accordance with Section 5.2(k).

“Business Day”: any day other than a Saturday, Sunday or other day on which banks in New York City are permitted to close.

“Business Plan”: the business plan delivered to the Noteholder on the Original Effective Date and attached hereto as Annex II.

“Canadian Collateral”: the “Collateral” as defined in the Canadian Facility.

“Canadian Facility”: the Second Amended and Restated Loan Agreement, dated as of the Original Effective Date, by and among GM Canada, as borrower, the other loan parties party thereto, and the Canadian Lender, as lender, in form and substance substantially similar to the UST Facility as the same may be amended, restated, supplemented or modified from time to time hereafter in accordance with the other Secured Note Documents.

“Canadian Guarantors”: shall mean the “Guarantors” under and as defined in the Canadian Facility.

“Canadian Lender”: Export Development Canada, a corporation established pursuant to the laws of Canada, and its successors and assigns.

“Canadian Lender Rejection Notice”: a notice from the Canadian Lender to GM Canada rejecting a mandatory prepayment under the Canadian Facility following the initial offer to repay the loans thereunder in accordance with Section 2.07(d) of the Canadian Facility.

“Canadian Subscriber”: 7176384 Canada, Inc.

“Canadian Subscription Agreement”: as defined in the Canadian Facility.

“Canadian Subsidiary”: each direct or indirect Subsidiary of the Issuer incorporated under the laws of Canada or any state, province, commonwealth or territory thereof.

“Capital Lease Obligations”: for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”: any and all equity interests, including any shares of stock, membership or partnership interests, participations or other equivalents whether certificated or uncertificated (however designated) of a corporation, limited liability company, partnership or joint venture or any other entity, and any and all similar ownership interests in a Person and any and all warrants or options to purchase any of the foregoing.

“Cases”: the cases commenced on June 1, 2009 by GM Oldco, Saturn, LLC, a Delaware limited liability company, Saturn Distribution Corporation, a Delaware corporation, and Chevrolet-Saturn of Harlem, Inc., a Delaware corporation, in connection with voluntary petitions filed by each of the foregoing in the Bankruptcy Court for relief.

“Cash Equivalents”: (a) U.S. Dollars, or money in other currencies received in the ordinary course of business, (b) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States or Canadian government or any agency thereof, (c) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least “A” by S&P or “A” by Moody’s or equivalent rating; (d) demand deposit, certificates of deposit and time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank, supranational bank or trust company having a credit rating of “F-1” or higher by Fitch (or the equivalent rating by S&P or Moody’s), (e) repurchase obligations with respect to securities of the types (but not necessarily maturity) described in clauses (b) and (c) above, having a term of not more than 90 days, of banks (or bank holding companies) or subsidiaries of such banks (or bank holding companies) and non-bank broker-dealers listed on the Federal Reserve Bank of New York’s list of primary and other reporting dealers (“Repo Counterparties”), which Repo Counterparties have a credit rating of at least “F-1” or higher by Fitch (or the equivalent rating by S&P or Moody’s), (f) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one year after the day of acquisition, (g) short-term marketable securities of comparable credit quality, (h) shares of money market mutual or similar funds which invest at least 95% in assets satisfying the requirements of clauses (a) through (g) of this definition (except that such assets may have maturities of 13 months or less), and (i) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality relative to the sovereign credit risk of the Foreign Subsidiary’s country, denominated in the currency of any jurisdiction in which such Foreign Subsidiary conducts business.

“Challenge Period”: as defined in the Final DIP Order.

“Change of Control”: the acquisition, after the Original Effective Date, by any Person, or two or more Persons acting in concert other than the Permitted Holders, the Noteholders, the Treasury or the Canadian Lender or any Affiliate of the Noteholders, the Treasury or the Canadian Lender, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of outstanding shares of voting stock of (i) prior to the consummation of the Restructuring, the Issuer or (ii) after the consummation of the Restructuring, the direct parent of the Issuer, if after giving effect to such acquisition such Person or Persons shall own 20% or more of such outstanding voting stock of the Issuer or the direct parent of the Issuer, as applicable.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property and assets of the Issuer Parties of every kind or type whatsoever, including tangible, intangible, real, personal or mixed, whether now owned or hereafter acquired or arising, wherever located, and all proceeds, rents and products of the foregoing other than Excluded Collateral.

“Collateral Documents”: means, collectively, the Guaranty, the Equity Pledge Agreement, the Intellectual Property Pledge Agreement, each Mortgage and each other collateral assignment, security agreement, pledge agreement, agreement granting Liens in intellectual property rights, or similar agreements delivered to the Noteholders to secure the Obligations as may be amended from time to time.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit F.

“Consolidated”: the consolidation of accounts in accordance with GAAP.

“Consolidated Leverage Ratio”: as of any date, the ratio of (a) Consolidated Total Debt, less the sum of cash and Cash Equivalents held by the Issuer and its Subsidiaries, excluding Restricted Cash, on such day to (b) EBITDA for the period of four fiscal quarters ended on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.1.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Issuer and its Subsidiaries that would be reflected on the consolidated balance sheet of the Issuer and its Subsidiaries as of such date in accordance with GAAP.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: as defined in the definition of “Affiliate”.

“Controlled Affiliate”: as defined in Section 3.18(a).

“Copyright Licenses”: all licenses, contracts or other agreements, whether written or oral, naming an Issuer Party as licensee or licensor and providing for the grant of any right to reproduce, publicly display, publicly perform, distribute, create derivative works of or otherwise exploit any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule 3.25 hereto).

“Copyrights”: all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship (including, without limitation, all marketing materials created by or on behalf of any Issuer Party), acquired or owned by an Issuer Party (including, without limitation, all copyrights described in Schedule 3.25 hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, renewals, restorations, extensions or revisions thereof.

“Covered Group Member”: each Group Member other than the Excluded Subsidiaries.

“Default”: any event, that with the giving of notice, the lapse of time, or both, would become an Event of Default.

“Default Rate”: a rate equal to the Implied Interest Rate plus 2% per annum, compounded annually, on the basis of a 360-day year consisting of 12 30-day months.

“DIP Credit Agreement”: the $33,300,000,000 Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of June 3, 2009, among GM Oldco, the guarantors party thereto, the Treasury, the Canadian Lender and the other lenders from time to time parties thereto, as in effect on such date.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than (i) exclusive licenses that do not materially impair the relevant Group Member’s ability to use or exploit the relevant Intellectual Property as it has been used or exploited by the Group Members as of the Closing Date (as defined in the DIP Credit Agreement) or (ii) nonexclusive licenses); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“DOL”: The United States Department of Labor.

“Dollar Equivalent”: on any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to an amount denominated in any other currency, the equivalent in Dollars of such amount as determined by the Approving Party in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent. In making any determination of the Dollar Equivalent, the Approving Party shall use the relevant Exchange Rate in effect on the date on which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall include any relevant Dollar Equivalent amount.

“Dollars” and “$”: the lawful money of the United States.

“Domestic 956 Subsidiary”: any U.S. Subsidiary substantially all of the value of whose assets consist of equity of one or more Foreign 956 Subsidiaries for U.S. federal income tax purposes.

“Domestic Subsidiary”: any Subsidiary that is organized or existing under the laws of the United States or Canada or any state, province, commonwealth or territory of the United States or Canada.

“EBITDA”: for any period, Net Income plus, to the extent deducted in determining Net Income, the sum of: (a) Interest Expense, amortization or write-off of debt discount, other deferred financing costs and other fees and charges associated with Indebtedness, plus (b) tax expense (including Permitted Tax Distributions), plus (c) depreciation, plus (d) amortization, write-offs, write-downs, asset revaluations and other non-cash charges, losses and expenses, plus (e) impairment of intangibles, including goodwill, plus (f) extraordinary expenses or losses (as determined in accordance with GAAP) including an amount equal to any extraordinary loss, plus (g) any net loss realized by the Issuer or any of its Subsidiaries in connection with any Disposition or the extinguishment of Indebtedness, plus (h) special charges (including restructuring costs), plus (i) losses (but minus gains) due solely to the fluctuations in currency values or the mark-to-market impact of commodities derivatives, in each case in accordance with GAAP, plus (j) losses attributable to discontinued operations, plus (k) losses (but minus gains) attributable to the cumulative effect of a change in accounting principles, plus (l) non-recurring costs, charges and expenses during such period, plus (m) the amount of fees associated with advisory, consulting or other professional work done for equity offerings, minus

(n) to the extent included in Net Income, extraordinary gains (as determined in accordance with GAAP), together with any related provision for taxes on such extraordinary gain, all calculated without duplication for the Issuer and its Subsidiaries on a consolidated basis for such period. For purposes of this Agreement, EBITDA shall (to the extent required to comply with Regulation S-X promulgated under the Securities Act) be adjusted on a pro forma basis to include, as of the first day of any applicable period, any acquisition and any Disposition contemplated by the Business Plan to be consummated during such period, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any acquisition and any Disposition consummated during such period and any Pro Forma Cost Savings attributable thereto, each calculated on a basis consistent with GAAP or as otherwise approved by the Approving Party in its sole discretion.

“Effective Date”: as defined in the preamble hereto.

“EISA”: the Energy Independence and Security Act of 2007, Public Law No. 110-140, effective as of January 1, 2009, as may be amended and in effect from time to time.

“Embargoed Person”: as defined in Section 3.19.

“Environmental Agreement”: the Environmental Agreement dated as of the Original Effective Date, executed by the Issuer Parties for the benefit of the Noteholder, substantially in the form of Exhibit I.

“Environmental Laws”: any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health, the environment or natural resources, as now or may at any time hereafter be in effect.

“Equity Pledge Agreement”: the Equity Pledge Agreement dated as of the Original Effective Date, made by each Pledgor in favor of the Noteholder substantially in the form of Exhibit L.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: any corporation or trade or business or other entity, whether or not incorporated, that is a member of any group of organizations (i) described in Section 414(b), (c), (m) or (o) of the Code of which any Issuer Party is a member or (ii) which is under common control with any Issuer Party within the meaning of section 4001 of ERISA.

“ERISA Event”: (i) any Reportable Event or a determination that a Plan is “at risk” (within the meaning of Section 302 of ERISA); (ii) the incurrence by the Issuer or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Issuer or any of its respective ERISA Affiliates from any Plan or Multiemployer Plan; (iii) the receipt by the Issuer or any ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (iv) the receipt by the

Issuer or any ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Issuer or any ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (v) the occurrence of a nonexempt “prohibited transaction” with respect to which the Issuer, the other Issuer Parties or their ERISA Affiliates is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Issuer or any ERISA Affiliate could otherwise be liable.

“ERISA Exemption”: an exemption from DOL to permit the Initial Noteholder to acquire, hold and dispose of the Initial Note, without violating the prohibited transaction provisions under ERISA and without the imposition of an excise tax under Section 4975 of the Code.

“Event of Default”: as defined in Section 7.1.

“Exchange Act”: the Securities and Exchange Act of 1934, as amended.

“Exchange Rate”: for any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into Dollars, as set forth at 11:00 a.m. (New York time) on such day on the applicable Bloomberg currency page with respect to such currency. In the event that such rate does not appear on the applicable Bloomberg currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Approving Party and the Issuer or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of a reference institution selected by the Approving Party in the London Interbank market or other market where such reference institution’s foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. (New York time) on such day for the purchase of Dollars with such currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Approving Party may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Collateral”: as defined on Schedule 3.28; provided that, Excluded Collateral shall include the cash on deposit in any Escrow Account (as defined in the UST Facility) and any proceeds thereof.

“Excluded Dispositions”:

(a) Dispositions of inventory in the ordinary course of business;

(b) Dispositions of obsolete or worn-out property in the ordinary course of business, including leases with respect to facilities that are temporarily not in use or pending their Disposition;

(c) Dispositions of accounts receivable more than 90 days past due in connection with the compromise, settlement or collection thereof on market terms;

(d) Dispositions of any Capital Stock of any JV Subsidiary in accordance with the applicable joint venture agreement relating thereto;

(e) any Disposition of (i) any Guarantor’s or Pledged Entity’s Capital Stock or other assets or Property of the Issuer or any Guarantor to the Issuer or any Guarantor, or (ii) any Group Member’s (other than a Guarantor’s or Pledged Entity’s) Capital Stock or other assets or Property of any Group Member (other than the Issuer or any Guarantor) to the Issuer, any Guarantor or any other Group Member;

(f) any Disposition of Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Secured Note Documents;

(g) any Disposition by the Issuer or any of its Subsidiaries of any dealership property or Capital Stock in a dealership Subsidiary to the operating management of a dealership or any Disposition of property in connection with the dealer optimization plan, in each case in the ordinary course of business;

(h) [intentionally omitted];

(i) [intentionally omitted]; and

(j) the licensing and sublicensing of Patents, Trademarks and other Intellectual Property or other general intangibles to third persons on customary terms as determined by the board of directors, or such other individuals as they may delegate, in good faith and the ordinary course of business.

“Excluded Secured Indebtedness”: secured (including on a first-priority basis) Indebtedness (other than Indebtedness described in clauses (a) through (r) (inclusive) and (u) of the definition of “Permitted Indebtedness”) of the Covered Group Members in an aggregate amount not exceeding $6,000,000,000 comprised of term loan and/or revolving credit loan facilities (including without limitation Structured Financing), provided that, (i) the aggregate amount of commitments under the revolving credit facilities, if any, together with any revolving credit facilities constituting Additional Secured Indebtedness, shall not exceed $4,000,000,000, (ii) with respect to any revolving credit facility, the amount of Indebtedness thereunder for the purpose of determining compliance with clause (i) of this definition shall equal the commitment thereunder and (iii) if any Issuer Party is an obligor or guarantor under such Indebtedness, the lenders party thereto (or an agent on behalf of such lenders) shall have executed and delivered an intercreditor agreement in form and substance reasonably satisfactory to the Approving Party. Such intercreditor agreement shall preserve the relationship in the Intercreditor Agreement between the Treasury and the Noteholders (including the terms of Section 2.4 of the Intercreditor Agreement) and may take the form of an amendment, restatement, modification or supplement to the Intercreditor Agreement.

“Excluded Subsidiary”: (i) any JV Subsidiary in which any Group Member owns less than 80% of the voting or economic interest, (ii) any Subsidiary that is a dealership, (iii) the Subsidiaries identified on Schedule 1.1G and any of the following: (A) any Securitization Subsidiary; (B) any Financing Subsidiary; (C) any Insurance Subsidiary; (D) any Subsidiary (and any parent or holding company thereof) that is primarily engaged in the investment management business or that is regulated by the Office of the Comptroller of the Currency; (E) until the Excluded Subsidiary Expiration Date, Adam Opel GmbH (“Opel”) and its Subsidiaries as of the Effective Date and any other Group Member that is necessary to become a Subsidiary of Opel in connection with the restructuring and proposed sale of Opel; (F) until the Excluded Subsidiary Expiration Date, SAAB Automobile Investering A.B. (“SAAB”) and its Subsidiaries as of the Effective Date and any other Group Member that is necessary to become a Subsidiary of SAAB in connection with the restructuring and proposed sale of SAAB; (G) until the Excluded Subsidiary Expiration Date, the Subsidiaries of Delphi Corporation as of the Effective Date and any Group Member established solely for the purpose of acquiring or operating any Subsidiary of Delphi Corporation or any portion of the business carried out by Delphi Corporation and its Subsidiaries as of the Effective Date; and (H) any other Subsidiaries approved by the Approving Party in writing.

“Excluded Subsidiary Expiration Date”: December 31, 2010, as such date may be extended with the written consent of the Approving Party.

“Excluded Taxes”: as defined in Section 2.12.

“Executive Order”: as defined in Section 3.19.

“Existing Agreements”: the agreements of the Issuer Parties and their Subsidiaries in effect (giving effect, where applicable, to their assumption by the applicable Person pursuant to any Transaction Document) on the Original Effective Date and any extensions, renewals and replacements thereof so long as any such extension, renewal and replacement could not reasonably be expected to have a material adverse effect on the rights and remedies of the Noteholders under any of the Secured Note Documents.

“Extraordinary Receipts”: any (i) insurance proceeds (other than the proceeds of self-insurance) that are not the proceeds of a Recovery Event, (ii) downward purchase price adjustments (other than purchase price adjustments resulting from tax refunds received by Canadian Subsidiaries), (iii) tax refunds (other than tax refunds received by Canadian Subsidiaries), judgments and litigation settlements, pension plan reversions and indemnity payments, and (iv) similar receipts outside of the ordinary course of business in each case received by any Covered Group Member, in excess of (A) $25,000,000 if received by a Covered Group Member that is a Foreign Subsidiary, or (B) $15,000,000 if received by a Covered Group Member that is not a Foreign Subsidiary.

“Final DIP Order”: Final Order Pursuant to Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004 (a) Approving a DIP Credit Facility and Authorizing the Debtors to Obtain Post-Petition Financing Pursuant Thereto, (b) Granting Related Liens and Super-Priority Status, (c) Authorizing the Use of Cash Collateral and (d) Granting Adequate Protection to Certain Pre-Petition Secured Parties, dated June 25, 2009 by the United States Bankruptcy Court for the Southern District of New York, In re General Motors Corporation et al., chapter 11 case no. 09-50026 (REG) (jointly administered).

“Financing Subsidiary”: any Subsidiary that is primarily engaged in financing activities including, without limitation (a) debt issuances to, or that are guaranteed by, governmental or quasi-governmental entities (including any municipal, local, county, regional, state, provincial, national or international organization or agency), (b) lease transactions (including synthetic lease transactions and Sale/Leaseback Transactions permitted hereunder) and (c) lease and purchase financing provided by such Subsidiary to dealers and consumers.

“Fitch”: Fitch, Inc. d/b/a Fitch IBCA.

“Foreign Assets Control Regulations”: as defined in Section 3.19.

“Foreign 956 Subsidiary”: any Non-U.S. Subsidiary of the Issuer that is a “controlled foreign corporation” as defined in Code Section 957.

“Foreign Subsidiary”: any Subsidiary that is not a Domestic Subsidiary.

“GAAP”: generally accepted accounting principles as in effect from time to time in the United States.

“GM Canada”: General Motors of Canada Limited, a corporation established pursuant to the laws of Canada.

“GM Oldco”: Motors Liquidation Company (formerly known as General Motors Corporation), a Delaware corporation, a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code.

“GM Oldco Parties”: GM Oldco and its Subsidiaries that were Subsidiaries of GM Oldco immediately prior to the Original Effective Date.

“GMAC”: GMAC LLC, a Delaware limited liability company, and its Subsidiaries.

“GMAC Reorganization”: any transactions consummated for the purpose of or in connection with the Issuer or any of its Affiliates (a) not being in control of GMAC for purposes of the Bank Holding Company Act of 1956, (b) not being an affiliate of GMAC for purposes of Sections 23A or 23B of the Federal Reserve Act, or (c) otherwise complying with the commitments made by the Issuer to the Federal Reserve System with regard to GMAC, including but not limited to, in each case, (i) the Disposition of all or any portion of the Capital Stock owned by the Issuer in GMAC to one or more trusts, and (ii) the Disposition of all or any portion of such Capital Stock by any trustee of any such trust.

“Governmental Authority”: any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or a foreign jurisdiction.

“Group Members”: the collective reference to the Issuer and its Subsidiaries.

“Guarantee Obligation”: as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such

Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term “Guarantee Obligation” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of the Collateral, to the extent required by the Approving Party. The amount of any Guarantee Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated Indebtedness in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor”: each Person listed on Schedule 1.1B and each other Person that becomes an Additional Guarantor.

“Guaranty”: the Guaranty and Security Agreement dated as of the Original Effective Date, executed and delivered by the Issuer and each Guarantor, substantially in the form of Exhibit A.

“Implied Interest Rate”: a rate of 9% per annum, compounded annually, on the basis of a 360-day year consisting of 12 30-day months.

“Indebtedness”: for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person (other than any repurchase obligations accounted for as operating leases)); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services (other than trade payables or obligations associated with the purchase of tooling, machinery, equipment and engineering and design services, in each case incurred in the ordinary course of business); (c) indebtedness of others of the type referred to in clauses (a), (b), (d), (e), (f), (g) and (i) of this definition secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person (provided, that for purposes of this Agreement the amount of such Indebtedness shall be deemed to be the lower of (x) the book value of such Property and (y) the principal amount of the indebtedness secured by such Property); (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations or Attributable Obligations of such Person; (f) [intentionally omitted]; (g) indebtedness of others of the type referred to in clauses (a), (b), (d), (e), (f), (h) and (i) of this definition guaranteed by such Person; (h) all purchase money indebtedness of such Person; (i) indebtedness of general partnerships of which such Person is a general partner unless the terms of such indebtedness expressly provide that such Person is not liable therefor; (j) [intentionally omitted]; (k) [intentionally omitted]; and (l) any other indebtedness of such Person evidenced by a note, bond, debenture or similar instrument; provided, however, that Indebtedness shall exclude any obligations related to the hourly pension plans of Delphi Corporation and its Affiliates.

“Indemnified Liabilities”: as defined in Section 8.5.

“Indemnitee”: as defined in Section 8.5.

“Initial Note”: the note of the Issuer delivered to the Initial Noteholder on the Original Effective Date pursuant to Section 4.1(a)(vi) of the Existing Note Agreement.

“Initial Noteholder”: as defined in the preamble hereto.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of section 4245 of ERISA.

“Insurance Subsidiary”: shall mean (i) any Subsidiary that is required to be licensed as an insurer or reinsurer or that is primarily engaged in insurance or reinsurance and (ii) any Subsidiary of a Person described in clause (i) above.

“Intellectual Property”: all Patents, Trademarks and Copyrights owned by any Issuer Party, and all rights under any Licenses to which an Issuer Party is a party.

“Intellectual Property Pledge Agreement”: the Intellectual Property Pledge Agreement, dated as of the Original Effective Date, by and among each Issuer Party and the Noteholder, substantially in the form of Exhibit K.

“Intercreditor Agreement”: the Intercreditor Agreement, dated as of the Original Effective Date, by and among the Issuer, the Treasury and the Initial Noteholder.

“Interest Expense”: for any Person for any period, consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, costs under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance for such period.

“Investments”: any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or any other investment in, any Person.

“Issuer”: the Initial Issuer or any Replacement Issuer.

“Issuer’s Organizational Documents”: the Amended and Restated Certificate of Incorporation of the Issuer dated June 9, 2009 and filed with the Secretary of State of the State of Delaware, together with the Amended and Restated Bylaws of the Issuer, dated as of July 9, 2009 as the same may be further amended, restated, supplemented or replaced from time to time in accordance with the terms and conditions hereof and of the other Secured Note Documents.

“Issuer Parties”: the Issuer and each Guarantor.

“JV Agreement”: each partnership or limited liability company agreement (or similar agreement) between a Covered Group Member or one of its Subsidiaries and the relevant JV Partner as the same may be amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms hereof.

“JV Partner”: each Person party to a JV Agreement that is not an Issuer Party or one of its Subsidiaries.

“JV Subsidiary”: any Subsidiary of a Group Member which is not a Wholly Owned Subsidiary and as to which the business and management thereof is jointly controlled by the holders of the Capital Stock therein pursuant to customary joint venture arrangements.

“Licenses”: collectively, the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Lien”: any mortgage, pledge, security interest, lien or other charge or encumbrance (in the nature of a security interest and other than licenses of Intellectual Property), including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

“Master Transaction Agreement”: the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 among GM Oldco, the Sellers and the Issuer, as amended by the First Amendment dated as of June 30, 2009 and the Second Amendment dated as of July 5, 2009, as amended, supplemented or modified from time to time in accordance with Section 6.6.

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of (i) the North American Group Members (taken as a whole) or (ii) the Group Members (taken as a whole), (b) the ability of the Issuer Parties (taken as a whole) to perform their obligations under any of the Secured Note Documents to which they are a party, (c) the validity or enforceability in any material respect of any of the Secured Note Documents to which the Issuer Parties are a party, (d) the rights and remedies of the Noteholders under any of the Secured Note Documents, or (e) the Collateral (taken as a whole); provided that (w) the taking of any action by the Issuer and its Subsidiaries, including the cessation of production, pursuant to and in accordance with the Budget, (x) the filing and continuance of the Cases and the orders thereunder, and (y) any action taken pursuant to the Section 363 Sale Order shall not be taken into consideration.

“Material Covered Group Member”: the Issuer and any other Covered Group Member to the extent the proportionate share of the total assets of such other Covered Group Member (including, without duplication, the equity value of Subsidiaries of such other Covered Group Member, and after intercompany eliminations in accordance with GAAP) exceeds 5% of the Consolidated total assets of the Group Members, in each case, as of the end of the most recent fiscal quarter of the Issuer.

“Maturity Date”: the date that is the earlier to occur of (a) July 15, 2017 and (b) the acceleration of the Notes in accordance with the terms of this Agreement.

“Moody’s”: Moody’s Investors Service, Inc. and its successors.

“Mortgage”: each of the mortgages and deeds of trust made by the Issuer or any Guarantor in favor of, or for the benefit of, the Noteholder, substantially in the form of Exhibit J, taking into consideration the law and jurisdiction in which such mortgage or deed of trust is to be recorded or filed, to the extent applicable.

“Mortgaged Property”: each property listed on Schedule 1.1C, as to which the Noteholder shall be granted a Lien pursuant to the Mortgages.

“Multiemployer Plan”: a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are required to be made by any Issuer Party or any ERISA Affiliate or to which any Issuer Party or any ERISA Affiliate may have any direct or indirect liability or obligation contingent or otherwise.

“Net Cash Proceeds”: with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than the Notes) secured by such asset or otherwise subject to mandatory prepayment or lease obligations, as applicable, as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable, including under any tax sharing arrangements or as Permitted Tax Distributions) and, with respect to amounts that will be expatriated as a result of any event attributable to a Non-U.S. Subsidiary, the amount of any taxes (including Permitted Tax Distributions) that will be payable by any applicable Group Member as a result of the expatriation, and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Responsible Officer); provided that, Net Cash Proceeds shall exclude funds that GM Canada or any of the Canadian Guarantors are required to use to repay the loans under the Canadian Facility.

“Net Income”: for any period, the net income (or loss) of the Issuer and its Subsidiaries calculated on a consolidated basis for such period determined in accordance with GAAP.

“Non-Excluded Taxes”: as defined in Section 2.12.

“Non-U.S. Noteholder”: as defined in Section 2.12.

“Non-U.S. Subsidiary”: any Subsidiary of any Issuer Party that is not a U.S. Subsidiary.

“North American Group Members”: collectively, the Issuer Parties and each Domestic Subsidiary of an Issuer Party that is not an Excluded Subsidiary.

“Note” or “Notes”: collectively, the Initial Note and any promissory notes issued substantially in the form of Exhibit G in connection with an assignment as contemplated by Section 2.3(b).

“Noteholder”: as defined in the preamble hereto.

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Issuer Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of any Issuer Party to the Noteholders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Secured Note Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Noteholders that are required to be paid by any Issuer Party pursuant hereto) or otherwise.

“OFAC”: the Office of Foreign Assets Control of the Treasury.

“Original Effective Date”: July 10, 2009.

“Other Foreign 956 Subsidiary”: any Non-U.S. Subsidiary substantially all of the value of whose assets consist of equity of one or more Foreign 956 Subsidiaries for U.S. federal income tax purposes.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Secured Note Document (excluding, in each case, amounts imposed on an assignment, a grant of a Participation or other transfer of an interest in a Note or any Secured Note Document).

“Outstanding Amount”: as of any date of determination (a) with respect to Indebtedness, the aggregate outstanding principal amount thereof, (b) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof, (c) with respect to hedging obligations, the aggregate amount recorded by the Issuer or any Subsidiary as its net termination liability thereunder calculated in accordance with the Issuer’s customary accounting procedures, (d) with respect to cash management obligations or guarantees, the aggregate maximum amount thereof (i) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Issuer or any Subsidiary and such provider or (ii) the principal amount of the Indebtedness being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee and (e) with respect to any other obligations, the aggregate outstanding amount thereof.

“Outstanding Principal”: as of any date of determination, $2,500,000,000, accreted to such date of determination at the Applicable Rate for each day commencing on and including July 15, 2009 and ending on but excluding such date of determination as may be recalculated pursuant to Section 2.7 from time to time.

“Participant”: as defined in Section 8.6(c).

“Participation”: as defined in Section 8.6(c).

“Patent Licenses”: all licenses, contracts or other agreements, whether written or oral, naming an Issuer Party as licensee or licensor and providing for the grant of any right to manufacture, use, lease, or sell any invention, design, idea, concept, method, technique, or process covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule 3.25 hereto).

“Patents”: all domestic and foreign letters patent, design patents, utility patents, industrial designs, and all intellectual property rights in inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, and other general intangibles of like nature, now existing or hereafter acquired or owned by an Issuer Party (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Schedule 3.25 hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, re-examinations, divisions, continuations, continuations in part and extensions or renewals thereof.

“Payment Date”: (a) with respect to the Scheduled Payments, July 15 in each of the years 2013, 2015 and 2017 and (b) with respect to any other payment made in respect hereof, the date of such payment.

“PBGC”: the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Holders”: any holder of any Capital Stock of the Issuer as of the Original Effective Date, including, with respect to Capital Stock held by any GM Oldco Party, (i) a “liquidating trust,” within the meaning of Treas. Reg. § 301.7701-4, to which such GM Oldco Party’s assets are distributed, or (ii) any other entity established for the sole purpose of liquidating the assets of such GM Oldco Party.

“Permitted Indebtedness”:

(a) Indebtedness created under any Secured Note Document;

(b) purchase money Indebtedness for real property, improvements thereto or equipment or personal property hereafter acquired (or, in the case of improvements, constructed) by, or Capital Lease Obligations of, any Covered Group Member, provided that, the aggregate principal balance of such Indebtedness shall not exceed $2,000,000,000 at any one time outstanding;

(c) trade payables, if any, in the ordinary course of its business;

(d) Indebtedness existing on the Original Effective Date;

(e) intercompany Indebtedness in the ordinary course of business; provided that (i) the Issuer has complied with Section 5.33, to the extent necessary, and (ii) the right to receive any repayment of such Indebtedness from any Issuer Party (other than any scheduled payments so long as no Event of Default has occurred and is continuing) shall be subordinated to the Noteholders’ rights to receive repayment of the Obligations;

(f) Indebtedness under the Canadian Facility and the guarantee by the Issuer of the obligations thereunder;

(g) Indebtedness existing at the time any Person merges with or into or becomes a Covered Group Member and not incurred in connection with, or in contemplation of, such Person merging with or into or becoming a Covered Group Member; provided that any such merger shall comply with Section 6.1;

(h) Swap Agreements that are not entered into for speculative purposes;

(i) Indebtedness, including letters of credit, bankers’ acceptances and similar instruments issued in the ordinary course of business, in respect of the financing of insurance premiums, customs, stay, performance, bid, surety or appeal bonds and similar obligations, completion guaranties, “take or pay” obligations in supply agreements, reimbursement obligations regarding workers’ compensation claims, indemnification, adjustment of purchase price and similar obligations incurred in connection with the acquisition or disposition of any business or assets, and sales contracts, coverage of long-term counterparty risk in respect of insurance companies, purchasing and supply agreements, rental deposits, judicial appeals and service contracts;

(j) Indebtedness incurred in the ordinary course of business in connection with cash management and deposit accounts and operations, netting services, employee credit card programs and similar arrangements and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness (other than employee credit card programs and similar arrangements) is extinguished within five Business Days of its incurrence;

(k) any guarantee of any Indebtedness described in any clause of this definition;

(l) Indebtedness entered into under Section 136 of EISA;

(m) any extensions, renewals, exchanges or replacements of Indebtedness of the kind described in clauses (a), (d), (f), (g), (i), (l), (n), (q), (r), (s), (t) and (u) of this definition to the extent (i) the principal amount of or commitment for such Indebtedness is not increased (except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable fees and expenses incurred in connection with such extension, renewals or replacement), (ii) neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, (iii) such Indebtedness, if subordinated in right of payment to the Noteholders of the Indebtedness under this Agreement, remains so subordinated on terms no less favorable to the Noteholders, and (iv) solely with respect to Indebtedness of the kind described in clause(s) for which an intercreditor agreement was required pursuant to this Agreement, the Issuer delivers to the Noteholder an intercreditor agreement in form and substance substantially similar to the then-existing intercreditor agreement relating to such Indebtedness (or, to the extent such intercreditor agreement is not substantially similar to such existing intercreditor agreement, subject to the Approving Party’s reasonable approval of any differences that are less favorable to the Noteholder than in such existing intercreditor agreement (except in the case of any change to the relationship in the Intercreditor Agreement between the Treasury and the Noteholder (including the terms of Section 2.4 of the Intercreditor Agreement), which shall require the approval of the Noteholder)), which may be an amendment, restatement, modification or supplement to the Intercreditor Agreement;

(n) any Sale/Leaseback Transaction; provided that, if on the date such Indebtedness is incurred, the Consolidated Leverage Ratio is greater than or equal to 3.00 to 1.00 after giving pro forma effect to such Indebtedness, an amount equal to the Applicable Net Cash Proceeds of the Attributable Obligations under such Sale/Leaseback Transaction shall be applied as a prepayment of the Notes in accordance with Section 2.5(a);

(o) [intentionally omitted];

(p) any transactions undertaken by the Canadian Subsidiaries with 1908 Holdings, Parkwood Holdings Ltd., or GM Overseas Funding LLC in the ordinary course, consistent with past practice of the GM Oldco Parties;

(q) Indebtedness under the UST Facility;

(r) Indebtedness under the Supplier Receivables Facility;

(s) Excluded Secured Indebtedness and Additional Secured Indebtedness;

(t) Permitted Unsecured Indebtedness; and

(u) Indebtedness incurred in connection with the obligations of General Motors of Canada Limited to the Independent Canadian Health Care Trust in accordance with and as contemplated by the Framework of Principles Governing the Conception, Goals and Operation of an Independent Canadian Health Care Trust dated May 21, 2009 and the GMCL-CAW HCT Term Sheet dated June 26, 2009.

“Permitted Liens”: with respect to any Property of the Covered Group Members:

(a) Liens created under the Secured Note Documents;

(b) Liens on Property of a Covered Group Member existing on the Original Effective Date (including Liens on Property of a Covered Group Member pursuant to Existing Agreements; provided that such Liens, and any renewal, replacement, amendment, extension or modification in whole or in part thereof, shall secure only those obligations that they secured on the Original Effective Date and any permitted refinancing thereof);

(c) any Lien existing on any Property prior to the acquisition thereof by the Issuer or a Covered Group Member or existing on any Property of any Person that has become or becomes a Covered Group Member after the Original Effective Date prior to the time such Person becomes a Covered Group Member; provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Covered Group Member, (y) such Lien does not apply to any other Property or assets of the Issuer or a Covered Group Member, and (z) such Lien, and any renewal, replacement, amendment, extension or modification in whole or in part thereof, secures only those obligations that it secures on the date of such acquisition or the date such Person becomes a Covered Group Member, as the case may be;

(d) Liens for taxes, assessments, governmental charges and utility charges not yet due or that are being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided;

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided for in accordance with GAAP;

(f) Liens securing Indebtedness permitted by clause (i) of the definition of “Permitted Indebtedness”; provided that, the aggregate principal balance of the Indebtedness at any one time outstanding secured by such Liens shall not exceed the greater of (x) $1,200,000,000 and (y) the maximum amount of such Indebtedness secured by such Liens permitted to be issued or incurred by Covered Group Members and Structured Financing Subsidiaries under any Excluded Secured Indebtedness and Additional Secured Indebtedness;

(g) Liens securing Swap Agreements permitted by clause (h) of the definition of “Permitted Indebtedness”;

(h) Liens securing Indebtedness permitted by clause (j) of the definition of “Permitted Indebtedness”;

(i) customary Liens in favor of trustees and escrow agents, and netting and set-off rights, banker’s liens and the like in favor of counterparties to financial obligations and instruments;

(j) Liens securing Indebtedness incurred under Section 136 of EISA;

(k) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment or other insurance and other social security laws or regulations;

(l) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of a like nature, or to secure the payment of import or customs duties, in each case incurred in the ordinary course of business;

(m) zoning and environmental restrictions, easements, licenses, encroachments, covenants, servitudes, rights-of-way, restrictions on use of real property or groundwater, institutional controls and other similar encumbrances or deed restrictions incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Issuer or any Covered Group Member;

(n) purchase money security interests in real property, improvements thereto or equipment or personal property hereafter acquired (or, in the case of improvements, constructed) by the Issuer or a Covered Group Member, including pursuant to Capital Lease Obligations; provided that (i) such security interests secure Indebtedness permitted by Section 6.9, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Issuer or any Covered Group Member;

(o) judgment Liens securing judgments not constituting an Event of Default under Section 7.1(n);

(p) any Lien consisting of rights reserved to or vested in any Governmental Authority by statutory provision;

(q) Liens securing Indebtedness described in clauses (d), (e), (f), (n), (q) and (s) of the definition of “Permitted Indebtedness”;

(r) pledges or deposits made to secure reimbursement obligations in respect of letters of credit issued to support any obligations or liabilities described in clauses (k) or (l) of this definition;

(s) Liens securing the Supplier Receivables Facility;

(t) [intentionally omitted];

(u) statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Issuer and its Subsidiaries under Environmental Laws to which any assets of the Issuer or any such Subsidiary are subject;

(v) other Liens created or assumed in the ordinary course of business of the Issuer and the Covered Group Member; provided that the obligations secured by all such Liens shall not exceed the principal amount of $100,000,000 in the aggregate at any one time outstanding;

(w) Liens on securities accounts (other than Liens to secure Indebtedness);

(x) Liens under industrial revenue, municipal or similar bonds, only to the extent the corresponding Indebtedness is Permitted Indebtedness;

(y) servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the properties and assets of the Issuer or any Subsidiary consisting of real property, provided the same are complied with;

(z) Liens arising from security interests granted by Persons who are not Affiliates of the Issuer in such Person’s co-ownership interest in Intellectual Property that such Person co-owns together with any Group Member; and

(aa) during the Challenge Period, Liens securing Reserved Claims.

“Permitted Tax Distributions”: distributions by the Issuer to the parent of the Issuer to permit such Person to (i) pay any franchise taxes and other fees, taxes and expenses required to maintain such Person’s corporate existence and (ii) pay any taxes that are attributable to the income, business or operations of the Issuer or any Subsidiaries of the Issuer.

“Permitted Transferee”: (a) (1) a person whom the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A or (2) an institutional “accredited investor” (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”)) if, prior to such transfer, in the case of (2) the transferee furnishes the Issuer a signed letter from the transferee containing certain representations and agreements in the form attached hereto as Exhibit H or (b) the Issuer or its Subsidiaries or Affiliates.

“Permitted Unsecured Indebtedness”: unsecured Indebtedness of the Covered Group Members other than unsecured Indebtedness described in clauses (a) through (r) inclusive and (u) of the definition of “Permitted Indebtedness”, provided that, (i) in the event that such unsecured Indebtedness, when aggregated with all other Permitted Unsecured Indebtedness of the Covered Group Members then outstanding or to be issued or incurred simultaneously with such unsecured Indebtedness, exceeds $1,000,000,000, then on the date such Indebtedness is incurred, the Consolidated Leverage Ratio shall be less than 3.00 to 1.00 after giving pro forma effect to the incurrence of such Indebtedness, (ii) with respect to any revolving credit facility, the amount of Indebtedness for the purpose of determining compliance with clause (i) of this definition shall equal the related commitment thereunder and (iii) a portion of the Net Cash Proceeds of such Indebtedness (other than revolving credit loans) are used to prepay the Notes in accordance with Section 2.5(a).

“Person”: any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) or other entity of whatever nature.

“Plan”: an employee benefit or other plan covered by Title IV of ERISA, other than a Multiemployer Plan, which is sponsored, established, contributed to or maintained by any Issuer Party or any ERISA Affiliate, for which any of the Issuer Parties or any of their respective ERISA Affiliates could have any liability, whether actual or contingent (whether pursuant to Section 4069 of ERISA or otherwise) or which any of the Issuer Parties or any of their respective ERISA Affiliates previously maintained or contributed to during the six years prior to the Original Effective Date.

“Pledged Entity”: a Subsidiary of an Issuer Party whose Capital Stock is subject to a security interest in favor of the Noteholders pursuant to the Collateral Documents.

“Pledgors”: the parties set forth on Schedule 1.1D and each other Person that makes a pledge in favor of the Noteholders under the Equity Pledge Agreement.

“Post-Closing Letter”: as defined in the recitals hereto.

“Prepayment Date”: the date of any prepayment hereunder pursuant to Section 2.4 or 2.5.

“Pro Forma Cost Savings”: with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition or a Disposition that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the applicable calculation date and calculated on a basis that is consistent with Regulation S-X, (ii) were actually implemented by the business that was the subject of any such acquisition or Disposition within six months after the date of the acquisition or Disposition and prior to the applicable calculation date that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition or Disposition and that the Issuer reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the acquisition or Disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in an officers’ certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be set forth in a certificate delivered to the Initial Noteholder from the Issuer’s chief financial officer, treasurer or assistant treasurer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Prohibited Jurisdiction”: any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person”: any Person:

(a) subject to the provisions of the Executive Order;

(b) that is owned or controlled by, or acting for or on behalf of, any person or entity that is subject to the provisions of the Executive Order;

(c) with whom a Noteholder is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f) who is an Affiliate or affiliated with a Person listed above.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Recalculated Principal”: as defined in Section 2.7(a).

“Recalculation Date”: as defined in Section 2.7(a).

“Records”: all books, instruments, agreements, customer lists, credit files, computer files, storage media, tapes, disks, cards, software, data, computer programs, printouts and other computer materials and records generated by other media for the storage of information maintained by any Person with respect to the business and operations of the Issuer Parties and the Collateral.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim (other than the proceeds of any self-insurance) or any condemnation proceeding relating to any asset of any Covered Group Member in each case, in excess of (i) $25,000,000 if received by a Covered Group Member that is a Foreign Subsidiary, or (ii) $15,000,000 if received by a Covered Group Member that is not a Foreign Subsidiary.

“Register”: as defined in Section 8.6(b).

“Registration Rights Agreement”: the Equity Registration Rights Agreement dated as of the Original Effective Date, by and among the Issuer, the Treasury, the Canadian Subscriber, the Initial Noteholder and GM Oldco.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, an amount equal to the specified portion of the Net Cash Proceeds received by any Covered Group Member in connection therewith that is intended to be reinvested as stated in the applicable Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Issuer has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Issuer (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event (or committed to be expended pursuant to a binding contract) to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended (or committed to be expended pursuant to a binding contract) prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Issuer’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Issuer shall have made a final determination not to, or shall have otherwise ceased to, acquire or repair assets useful in the Issuer’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Transactions”: each of the transactions described in the Transaction Documents.

“Replacement Issuer”: as defined in Section 6.1.

“Replacement Guarantor”: as defined in Section 6.1.

“Reportable Event”: any of the events set forth in section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the thirty day notice period referred to in section 4043(c) of ERISA have been waived.

“Requirements of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

“Reserved Claims”: as defined in the Final DIP Order.

“Responsible Officer”: as to any Person, the chief executive officer or, with respect to financial matters (including, without limitation those matters set forth in Section 5.2(h)), the chief financial officer, treasurer or assistant treasurer of such Person, an individual so designated from time to time by such Person’s board of directors or, for the purposes of Section 5.2 only (other than Section 5.2(h)), the secretary or an assistant secretary of the Issuer, or, in the event any such officer is unavailable at any time he or she is required to take any action hereunder, “Responsible Officer” shall mean any officer authorized to act on such officer’s behalf as demonstrated by a certificate or corporate resolution (or equivalent); provided that the Initial Noteholder is notified in writing of the identity of such Responsible Officer. Unless otherwise qualified, all references to “Responsible Officer” in this Agreement shall refer to a Responsible Officer of the Issuer.

“Restricted Cash”: cash, in whatever currency of denomination, and Cash Equivalents of the Issuer or any of its Subsidiaries (i) that is subject to a Lien other than (x) cash and Cash Equivalents subject to the Liens created pursuant to the Secured Note Documents or the UST Facility and the related Collateral Documents (as defined in the UST Facility) (except for the Restricted Reserve Funds (as defined in the UST Facility)), (y) ordinary course set-off rights of depository banks for charges and fees related to amounts held therewith and (z) Liens for the benefit of any Issuer Party arising under intercompany transactions, or (ii) the use of which is otherwise restricted pursuant to any Requirement of Law or Contractual Obligation (other than the Secured Note Documents or the UST Facility and the related Collateral Documents (as defined in the UST Facility) except to the extent specified above). Notwithstanding the foregoing, none of the cash, in whatever currency of denomination, and Cash Equivalents of the Issuer or any of its Subsidiaries deposited with a trustee of the Initial Noteholder or any other short-term or long-term voluntary employee’s beneficiary association, if any, which the Issuer or relevant Subsidiary may access on an unrestricted basis for use in its business shall constitute Restricted Cash.

“Restricted Payments”: as defined in Section 6.5.

“Restructuring”: the contemplated restructuring of the Initial Issuer and its Subsidiaries previously disclosed by the Initial Issuer to the Noteholder including, without limitation, the acquisition, directly or indirectly, of 100% of the equity interests in the Initial Issuer by an intermediate holding company and the assumption of the Obligations of the Initial Issuer by such intermediate holding company as the Replacement Issuer.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies and its successors.

“Sale/Leaseback Transaction”: any arrangement with any Person providing for the leasing by any Covered Group Member or Financing Subsidiary of real or personal property that has been or is to be sold or transferred by the applicable Group Member to such Person, including any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the applicable Group Member.

“Scheduled Payment”: the payment of the applicable Scheduled Payment Amount to be made on the related Payment Date.

“Scheduled Payment Amount”: as of any Payment Date, the amount due on the Notes pursuant to Section 2.6, as adjusted pursuant to Section 2.7. As of the Effective Date, each Scheduled Payment Amount is $1,384,000,000.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Section 363 Sale”: as defined in Section 4.1(b).

“Section 363 Sale Order”: as defined in Section 4.1(b).

“Secured Note Documents”: this Agreement, the Notes, the Environmental Agreement, the Collateral Documents, the Post-Closing Letter and each other post-closing letter or agreement now and hereafter entered into among the parties hereto.

“Securities Act”: as defined in Section 8.6(e).

“Securitization Subsidiary”: any Subsidiary formed for the purpose of, and that engages in, one or more receivables or securitization financing facilities and other activities reasonably related thereto.

“Sellers”: the sellers party to the Master Transaction Agreement.

“Stockholders Agreement”: the Stockholders Agreement dated as of the Original Effective Date, among the Issuer, the Treasury, the Canadian Subscriber and the Initial Noteholder.

“Structured Financing”: Indebtedness (including any Sale/Leaseback Transaction) issued or incurred by any Structured Financing Subsidiary.

“Structured Financing Subsidiary”: any Financing Subsidiary or Securitization Subsidiary.

“Subsidiary”: with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or shall have the right to have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise qualified, all references to a “Subsidiary” or “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Supplier Receivables Facility”: that certain Amended and Restated Credit Agreement, dated as of July 24, 2009 but effective as of July 10, 2009, between Supplier SPV and the Treasury.

“Supplier SPV”: GM Supplier Receivables LLC, a Delaware limited liability company.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of its Subsidiaries shall be a “Swap Agreement.”

“taxes”: except as the context otherwise requires, all taxes of any kind or nature whatsoever together with penalties, fines, additions to tax and interest thereon.

“Trademark Licenses”: all licenses, contracts or other agreements, whether written or oral, naming any Issuer Party as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all inventory now or hereafter owned by any Issuer Party and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule 3.25 hereto).

“Trademarks”: all domestic and foreign trademarks, service marks, collective marks, certification marks, trade dress, trade names, corporate names, business names, d/b/as, Internet domain names, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, or acquired by any Issuer Party (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade dress, trade names, business names, d/b/as, Internet domain names, designs, logos and other source or business identifiers described in Schedule 3.25 hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks.

“Trading With the Enemy Act”: as defined in Section 3.19.

“Transaction Documents”: each of, and collectively, (i) the Master Transaction Agreement, (ii) the Section 363 Sale Order, (iii) the Issuer’s Organizational Documents, (iv) the UAW Retiree Settlement Agreement, (v) the Transition Services Agreement and (vi) the related manufacturing agreements, asset purchase agreements, organizational documents, finance support agreements and all other related documentation, each as amended, supplemented or modified from time to time in accordance with Section 6.6.

“Transferee”: any Assignee or Participant.

“Transition Services Agreement”: as defined in the Master Transaction Agreement.

“Treasury”: The United States Department of the Treasury.

“Treasury Control Change Date”: the date on which (a) the Treasury has assigned or otherwise transferred more than 75% of the outstanding principal amount of the Loans (as defined in the UST Facility) and (b) the portion of the Loans (as defined in the UST Facility) then held by the Treasury has an outstanding principal amount that is less than the Outstanding Principal of the Notes as of such date.

“U.S. Subsidiary”: any Subsidiary of any Issuer Party that is organized or existing under the laws of the United States or any state thereof or the District of Columbia.

“UAW”: as defined in the recitals hereto.

“UAW Retiree Settlement Agreement”: as defined in the Master Transaction Agreement.

“Uniform Commercial Code”: the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“United States”: the United States of America.

“USA PATRIOT Act”: as defined in Section 3.18(d).

“UST Facility”: the $7,072,488,605 Second Amended and Restated Secured Credit Agreement, dated as of August 12, 2009, among the Issuer, as borrower, the Subsidiaries of the Issuer that are guarantors, and the Treasury, as lender.

“UST Non-Binding Amendment”: as defined in the Intercreditor Agreement.

“UST Rejection Notice”: a notice from the Treasury to the Issuer rejecting a mandatory prepayment under the UST Facility following the initial offer to repay the loans thereunder in accordance with Section 2.5(g) thereof.

“UST Secured Obligations Payment Date”: as defined in the Intercreditor Agreement.

“VEBA Facility Percentage”: on any date of determination, a percentage equal to (x) the aggregate Outstanding Principal of the Notes on such date divided by (y) an amount equal to the sum of (i) the aggregate Outstanding Principal of the Notes on such date and (ii) the aggregate outstanding principal amount of the Loans (as defined in the UST Facility) under the UST Facility on such date.

“VEBA’s Percentage”: on any date of determination, (i) in the event that the Initial Noteholder is the sole Noteholder, 100%, and (ii) in the event that there is more than one Noteholder, a percentage equal to (x) the aggregate Outstanding Principal of the Note held by the Initial Noteholder on such date divided by (y) the aggregate Outstanding Principal of the Notes of all Noteholders on such date.

“VEBA Rejection Notice”: a notice from the Initial Noteholder to the Issuer rejecting a mandatory prepayment hereunder following the initial offer to prepay the Notes hereunder in accordance with Section 2.5(g) hereof.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than qualifying shares required by Applicable Law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Secured Note Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Secured Note Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to Group Members not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time, (vi) references to any Person shall include its successors and assigns and (vii) references to any statute, rule or regulation shall be to such statute as amended or modified from time to time and to any successor legislation, rule or regulation thereto, in each case as in effect at the time any such reference is operative.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole (including the Schedules and Exhibits hereto) and not to any particular provision of this Agreement (or the Schedules and Exhibits hereto), and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) It is understood and agreed that any reference to the terms “Subsidiary” and “Affiliate” shall not be deemed or interpreted to include GMAC; provided that, the ownership thereof by the Issuer does not increase beyond the amount owned immediately following the consummation of the transactions contemplated by the GMAC Reorganization.

1.3. Conversion of Foreign Currencies. (a) For purposes of this Agreement and the other Secured Note Documents, with respect to any monetary amounts in a currency other than Dollars, the Dollar Equivalent thereof shall be determined based on the Exchange Rate in effect at the time of such determination (unless otherwise explicitly provided herein).

(b) The Issuer may round-off amounts hereunder to the nearest higher or lower amount in whole Dollar and cents to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars and in whole cents, as may be necessary or appropriate.

SECTION 2

AMOUNT AND TERMS OF LOANS

2.1. Issuance of Note. On the Original Effective Date, as consideration for the agreement of the parties hereto to enter into the UAW Retiree Settlement Agreement, the Issuer has issued the Initial Note in the amount of $2,500,000,000 pursuant to the terms and conditions of the Existing Note Agreement.

2.2. [Intentionally Omitted].

2.3. Payment of Notes; Evidence of Debt. (a) The Notes shall mature on the Maturity Date.

(b) Pursuant to Section 4.1(a), the Issuer executed and delivered the Initial Note on the Original Effective Date. Following any assignment or transfer of a Note pursuant to Section 8.6, the Issuer agrees that, upon the request of the Noteholder, the Issuer shall promptly execute and deliver to the Noteholders Notes reflecting the Notes assigned or transferred and the Notes retained by each Noteholder, if any.

2.4. Optional Prepayments. The Issuer may at any time and from time to time prepay the Notes, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Noteholders no later than 12:00 noon (New York City time) three Business Days prior to the date such prepayment is requested to be made, which notice shall specify the date of such prepayment and the amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Notes shall be in an aggregate principal amount of $25,000,000 or a whole multiple thereof or, if less, the entire Outstanding Principal as of the date of such prepayment. Upon any partial prepayment pursuant to this Section 2.4, the Scheduled Payment Amounts shall be recalculated in accordance with Section 2.7(a).

2.5. Mandatory Prepayments. (a) Unless the Approving Party shall otherwise agree (and, if the Approving Party is the Treasury, the Treasury concurrently agrees under the UST Facility), if any Additional Secured Indebtedness or Permitted Unsecured Indebtedness is incurred by any Covered Group Member, then promptly upon the receipt of any Net Cash Proceeds from such incurrence (and in any case not more than twenty Business Days thereafter), the Notes shall be prepaid by an amount equal to the Applicable Net Cash Proceeds of such incurrence, as set forth in Section 2.5(d). If any amount in respect of Attributable Obligations under a Sale/Leaseback Transaction is required to be applied as a prepayment of the Notes pursuant to clause (n) of the definition of “Permitted Indebtedness,” then promptly upon the receipt of any Net Cash Proceeds from such Sale/Leaseback Transaction (and in any case not more than twenty Business Days thereafter), the Notes shall be prepaid by an amount equal to the Applicable Net Cash Proceeds of such Sale/Leaseback Transaction, as set forth in Section 2.5(d). With respect to any such Indebtedness incurred by an applicable Non-U.S. Subsidiary, the aggregate amount of the Applicable Net Cash Proceeds thereof required to be applied pursuant to Section 2.5(d) to the prepayment of the Notes shall be subject to reduction to the extent that expatriation of such Applicable Net Cash Proceeds (i) would result in material adverse tax or legal consequences (including, without limitation, violation of Contractual Obligations), (ii) would be reasonably likely to result in adverse personal liability of any director of such Non-U.S. Subsidiary, or (iii) would result in the insolvency of such Non-U.S. Subsidiary. The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by any Group Member to which consent is otherwise required under this Agreement or the other Secured Note Documents. Notwithstanding the foregoing, no prepayment shall be required under this Section 2.5(a) if (A) the aggregate principal amount of Indebtedness and any Attributable Obligations incurred by the applicable Covered Group Member on the date of incurrence does not exceed $5,000,000, or (B) the Indebtedness was incurred or issued by a Foreign Subsidiary, General Motors China, Inc. or GM APO Holdings LLC solely for the purpose of funding operations outside the United States and Canada.

(b) Unless the Approving Party shall otherwise agree (and, if the Approving Party is the Treasury, the Treasury concurrently agrees under the UST Facility), if on any date any Covered Group Member shall receive Net Cash Proceeds from any Asset Sale, Recovery Event or Extraordinary Receipt, then unless a Reinvestment Notice shall be delivered in respect of any Asset Sale or Recovery Event, promptly upon receipt by such Covered Group Member of such Net Cash Proceeds (and in any case not more than twenty Business Days thereafter), the Notes shall be prepaid by an amount equal to the Applicable Net Cash Proceeds of such Asset Sale, Recovery Event or Extraordinary Receipt, as applicable, as set forth in Section 2.5(d); provided that, on each Reinvestment Prepayment Date, the Notes shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.5(d). With respect to any Net Cash Proceeds realized or received by an applicable Non-U.S. Subsidiary in connection with any Asset Sale, Recovery Event or Extraordinary Receipt, the aggregate amount of Applicable Net Cash Proceeds thereof required to be applied pursuant to this Section 2.5(b) to the prepayment of the Notes shall be subject to reduction to the extent that expatriation of such Net Cash Proceeds (i) would result in material adverse tax or legal consequences (including, without limitation, violation of Contractual Obligations), (ii) would be reasonably likely to result in adverse personal liability of any director of such Non-U.S. Subsidiary, or (iii) would result in the insolvency of such Non-U.S. Subsidiary. The provisions of this Section 2.5(b) do not constitute a consent to the consummation of any Disposition not permitted by Section 6.12.

(c) [Intentionally omitted].

(d) Amounts to be applied in connection with prepayments pursuant to Section 2.4 and this Section 2.5 shall be applied to prepay the Notes and upon the occurrence of a prepayment pursuant to this Section 2.5, the Outstanding Principal and each remaining Scheduled Payment Amount shall be recalculated pursuant to Section 2.7. Any such prepayment shall be accompanied by a notice to the Noteholders specifying the amount of such prepayment and the remaining Scheduled Payments Amounts.

(e) [Intentionally omitted].

(f) [Intentionally omitted].

(g) With respect to the amount of any mandatory prepayment required to be made pursuant to Section 2.5(a) or (b) (the “Mandatory Prepayment Amount”), at any time when the Initial Noteholder is a Noteholder hereunder, the Issuer may, in lieu of applying the VEBA’s Percentage of such amount to the prepayment of the Initial Noteholder’s Note as provided in Section 2.5(a) or (b), as applicable, on the date specified in Section 2.5(a) or (b), as applicable (the “Offer Date”), for such prepayment, deliver a written offer to the Initial Noteholder to permit the Initial Noteholder to decline all or a portion of such mandatory prepayment; provided that, the Issuer shall pay to each Noteholder other than the Initial Noteholder such Noteholder’s pro rata share of such mandatory prepayment as otherwise required by Section 2.5(a) or (b), as applicable. If, no later than five Business Days following the Offer Date (the “Mandatory Prepayment Date”), (i) the Initial Noteholder and the Issuer have mutually agreed, the Initial Noteholder may deliver a written notice to reject (a “VEBA Rejection Notice”) all or a portion of the applicable Mandatory Prepayment Amount (such rejected amount, the “Rejected Prepayment Amount”), and the Issuer shall offer to apply the Rejected Prepayment Amount to the Canadian Facility and the UST Facility in accordance with Section 2.5(h) and (ii) otherwise, the Initial Noteholder’s Note shall be repaid on the Mandatory Prepayment Date, together with all accrued and unpaid interest thereon. For avoidance of doubt, the Initial Noteholder is the sole Noteholder that may reject a mandatory prepayment pursuant to this Section 2.5(g) and such right shall not be available to any other Noteholder.

(h) In the event that there is any Rejected Prepayment Amount relating to a mandatory prepayment required to be made pursuant to Section 2.5(a) and the Canadian Lender is a lender under the Canadian Facility or the Treasury is a lender under the UST Facility, the Issuer shall offer to apply the Rejected Prepayment Amount to the loans under the Canadian Facility and the loans under the UST Facility on the date that is five Business Days after the date the Initial Noteholder has delivered a VEBA Rejection Notice, as follows:

(i) if the Treasury is no longer a lender under the UST Facility, the entire Rejected Prepayment Amount shall be offered to the Canadian Lender as a prepayment of the loans under the Canadian Facility in accordance with the terms of Section 2.07(d) of the Canadian Facility;

(ii) if the Canadian Lender is no longer a lender under the Canadian Facility, the entire Rejected Prepayment Amount shall be offered to the Treasury as a prepayment of the loans under the UST Facility in accordance with Section 2.5(j) of the UST Facility; or

(iii) otherwise, the Rejected Prepayment Amount shall be offered to both the Canadian Lender and the Treasury on a pro rata basis based on the aggregate outstanding principal balance of the Canadian Lender’s loans under the Canadian Facility on the date of such offer and the aggregate outstanding principal balance of the Treasury’s loans outstanding under the UST Facility on the date of such offer.

Any amounts rejected by the Canadian Lender or the Treasury, as applicable, following any offer pursuant to this Section 2.5(h) may be retained by the Issuer. In the event that the Canadian Lender is no longer a lender under the Canadian Facility and the Treasury is no longer a lender under the UST Facility, the Issuer may retain any Rejected Prepayment Amount; provided that, the Issuer may not use any portion of any Rejected Prepayment Amount to make an optional prepayment pursuant to Section 2.4.

(i) In the event that there is any Rejected Prepayment Amount relating to a mandatory prepayment required to be made pursuant to Section 2.5(b) and the Treasury is a lender under the UST Facility, the Issuer shall offer to apply the Rejected Prepayment Amount to the Treasury as a prepayment of the UST Facility on the date that is five Business Days after the date the Initial Noteholder has delivered a VEBA Rejection Notice, in accordance with Section 2.5(j) of the UST Facility. Any amounts rejected by the Treasury following any offer pursuant to Section 2.5(j) of the UST Facility may be retained by the Issuer. In the event that the Treasury is no longer a lender under the UST Facility, the Issuer may retain any Rejected Prepayment Amount relating to a mandatory prepayment required to be made to the Initial Noteholder pursuant to Section 2.5(b); provided that, the Issuer may not use any portion of any Rejected Prepayment Amount to make an optional prepayment pursuant to Section 2.4.

(j) If on any date, the Issuer or GM Canada shall have received a Canadian Lender Rejection Notice or a UST Rejection Notice, the Issuer shall at any time when the Initial Noteholder is a Noteholder hereunder, deliver a written offer to the Initial Noteholder to prepay on the date that is five Business Days after the date of the Canadian Lender Rejection Notice or the UST Rejection Notice, as applicable, the Notes held by the Initial Noteholder by an amount equal to the Applicable Rejected Prepayment Amount. The Initial Noteholder may, in its sole discretion, elect to reject all or a portion of such Applicable Rejected Prepayment Amount. Any amounts rejected by the Initial Noteholder following any offer pursuant to this Section 2.5(j) may be retained by the Issuer; provided that, the Issuer may not use any portion of any Applicable Rejected Prepayment Amount to make an optional prepayment pursuant to Section 2.4. For the avoidance of doubt, the Initial Noteholder is the sole Noteholder that shall be offered, and shall have the right to reject, any Applicable Rejected Prepayment Amount.

(k) Notwithstanding anything to the contrary set forth herein, the Issuer shall not be required to make an offer to any of the Treasury, the Canadian Lender or the Initial Noteholder pursuant to Section 2.5(g), (h), (i) or (j) in excess of the outstanding principal balance of the Treasury’s loans under the UST Facility, the outstanding principal balance of the Canadian Lender’s loans under the Canadian Facility, or the Outstanding Principal of the Initial Noteholder under the Notes, as applicable.

2.6. Interest Rates and Payment Dates. (a) The Notes shall have an implied rate equal to the Implied Interest Rate accreting from July 15, 2009. Each payment on the Notes on each Payment Date shall be in an amount equal to the applicable Scheduled Payment.

(b) [Intentionally omitted].

(c) [Intentionally omitted].

(d) If at any time any Event of Default shall have occurred and be continuing, all outstanding Notes and all other outstanding Obligations shall bear interest at the Default Rate.

(e) Interest accruing pursuant to Section 2.6(d) shall be calculated and payable in accordance with Section 2.7(a).

(f) Payments on the Notes shall be made on each Payment Date.

2.7. Calculations of Scheduled Payment Amounts, Acceleration Payment Amounts and Default Interest; Payment Dates. (a) On (i) any scheduled Payment Date after an occurrence of an Event of Default or (ii) any Prepayment Date (each of clause (i), (ii) and, if the Notes are accelerated, the date of determination of the Acceleration Payment Amount, a “Recalculation Date”), the Outstanding Principal of the Notes shall be recalculated to reflect the prepayment of principal from the Outstanding Principal on such Prepayment Date and/or the incurrence of default interest, as applicable (as recalculated, the “Recalculated Principal”), and the remaining Scheduled Payment Amounts shall be adjusted in a manner such that (x) all remaining Scheduled Payment Amounts are equal, and (y) the present value of all remaining Scheduled Payment Amounts, discounted to such Recalculation Date at the Implied Interest Rate, equals the Recalculated Principal. The Outstanding Principal and Scheduled Payment Amounts shall be adjusted to take account of each successive prepayment or period of default interest, as the case may be, in the manner described above. For example, in the event of a $1,000,000,000 prepayment occurring on January 1, 2012, each remaining Scheduled Payment Amount would be adjusted to $ 935,987,673. If an Event of Default occurs on January 1, 2013 and then ceases to exist on August 1, 2013, the Scheduled Payment Amount on July 15, 2013 would be $1,397,542,949 and each other remaining Scheduled Payment Amount would be adjusted to $1,398,602,124.

(b) Upon an acceleration of the Notes pursuant to Section 7.2, the amount due on the Notes (the “Acceleration Payment Amount”) shall be the Outstanding Principal of the Notes as of such date of acceleration (determined after taking into account any recalculation of the Outstanding Principal pursuant to Section 2.7(a) above). From and including the date of an acceleration to but excluding the date of the payment of the Acceleration Payment Amount and all other outstanding Obligations, each of the Acceleration Payment Amount and all other outstanding Obligations shall bear interest at the Default Rate.

2.8. [Intentionally Omitted].

2.9. Treatment of Payments. (a) [Intentionally omitted].

(b) [Intentionally omitted].

(c) [Intentionally omitted].

(d) All payments (including prepayments) to be made by the Issuer hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 3:00 p.m. (New York City time) on the due date thereof, in Dollars and shall be paid by wire transfer of immediately available funds; provided that, if the Issuer has not received wire transfer instructions in writing on or before the 30th day prior to the date and time such moneys are to be paid to any Noteholder in accordance with the terms thereof, such payment shall be made by mailing checks payable to or upon the order of such Noteholder at its last address as it appears on the Register for such Note as of the fifth (5th) Business Day prior to the date such payment is due. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. As of the Effective Date, the Initial Noteholder’s wire instructions are as set forth on Exhibit 1.1A.

2.10. [Intentionally Omitted].

2.11. [Intentionally Omitted].

2.12. Taxes. (a) Except as required by Applicable Law, all payments made by the Issuer under this Agreement or any other Secured Note Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net or overall gross income taxes or net or overall gross profit taxes, franchise taxes (imposed in lieu of net or overall gross income taxes), capital taxes and branch profit taxes imposed on a Noteholder as a result of a present or former connection between such Noteholder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Noteholder’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Secured Note Document). If any such non-excluded taxes (such taxes, excluding Excluded Taxes, “Non-Excluded Taxes”) are required to be withheld from any amounts payable by the Issuer to a Noteholder hereunder, the amounts so payable to such Noteholder shall be increased so that after making or allowing for all such required withholdings (including withholdings applicable to additional amounts payable under this Section 2.12) such Noteholder receives an amount equal to the sum it would have received had no such withholdings been required; provided, however, that the Issuer shall not be required to increase any such amounts payable to a Noteholder with respect to any Non-Excluded Taxes that are (i) attributable to such Noteholder’s failure to comply with the requirements of paragraph (d) of this Section 2.12, (ii) taxes imposed by way of withholding on net or gross income, but not excluding such taxes arising as a result of a change in Applicable Law occurring after (A) the date that such Noteholder became a party to this Agreement (unless after that date such Noteholder has designated a new lending office, in which case sub-clause (C) below shall apply), or (B) with respect to an assignment, acquisition or grant of a participation, the effective date of such assignment, acquisition or participation, except to the extent that such Noteholder’s predecessor was entitled to such amounts, or (C) with respect to the designation of a new lending office, the effective date of such designation, except to the extent such Noteholder was entitled to receive such amounts with respect to its previous lending office, and (iii) taxes resulting from such Noteholder’s gross negligence or willful misconduct (collectively, and together with the taxes excluded by the first sentence of this Section 2.12, “Excluded Taxes”).

(b) In addition, the Issuer shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Issuer, as promptly as possible thereafter, the Issuer shall send to the relevant Noteholder a certified copy of an original official receipt received by the Issuer showing payment thereof (or if an official receipt is not available, such other evidence of payment as shall be reasonably satisfactory to such Noteholder). If the Issuer fails to pay any Non-Excluded Taxes or Other Taxes required to be paid by the Issuer under this Section 2.12 when due to the appropriate taxing authority or fails to remit to a Noteholder the required receipts or other required documentary evidence, the Issuer shall indemnify such Noteholder and hold such Noteholder harmless against any such Non-Excluded Taxes or Other Taxes and for any incremental taxes, interest or penalties that may become payable by such Noteholder as a result of any such failure to remit or pay. The agreements in this Section 2.12 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(d) Each Noteholder (or any Transferee) (other than the United States government (including the Treasury)) that either (A) is not incorporated under the laws of the United States, any state thereof, or the District of Columbia or (B) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-U.S. Noteholder”) shall deliver to the Issuer, so long as such Noteholder is legally entitled to do so, two originals of either U.S. Internal Revenue Service Form W-9, Form W-8BEN, Form W-8EXP, Form W-8ECI, or in the case of a Non-U.S. Noteholder claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payment of “portfolio interest”, a Form W-8BEN (along with a statement as to certain requirements in order to claim an exemption for “portfolio interest” reasonably acceptable to the Issuer), or Form W-8IMY (with applicable attachments), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Noteholder claiming a complete exemption from (or reduced rate of) United States federal withholding tax on all payments by the Issuer under this Agreement or any other Secured Note Document. In addition, each Noteholder shall provide any other U.S. tax forms (with applicable attachments) as will reduce or eliminate United States federal withholding tax on payments by the Issuer under this Agreement or any other Secured Note Document. Each Noteholder (other than the United States government (including the Treasury)) shall provide the appropriate documentation under this clause (d) at the following times: (1) prior to the first Payment Date after becoming a party to this Agreement, (2) upon a change in circumstances or upon a change in law, in each case, requiring or making appropriate a new or additional form, certificate or documentation, (3) upon or before the expiration, obsolescence or invalidity of any documentation previously provided to the Issuer and (4) upon reasonable request by the Issuer.

If a Noteholder is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Issuer is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, then such Noteholder shall deliver to the Issuer, at the time or times prescribed by Applicable Law or reasonably requested by the Issuer, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate, provided that such Noteholder is legally entitled to complete, execute and deliver such documentation and in the Noteholder’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Noteholder.

(e) If a Noteholder determines that it has received a refund, credit, or other reduction of taxes in respect of any Non-Excluded Taxes or Other Taxes paid by the Issuer, as to which it has been indemnified by the Issuer, or with respect to which the Issuer has paid additional amounts pursuant to this Section 2.12, such Noteholder shall within 60 days from the date of actual receipt of such refund or the filing of the tax return in which such credit or other reduction results in a lower tax payment, pay over such refund or the amount of such tax reduction to the Issuer (but only to the extent of such Non-Excluded Taxes or Other Taxes paid by the Issuer, indemnity payments made by the Issuer with respect to such Non-Excluded Taxes or Other Taxes, or additional amounts paid by the Issuer with respect to such Non-Excluded Taxes or Other Taxes, as applicable), net of all out of pocket expenses of such Noteholder, and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Notwithstanding anything to the contrary in this Agreement, upon the request of a Noteholder, the Issuer agrees to repay any amount paid over to the Issuer pursuant to the immediately preceding sentence (plus penalties, interest, or other charges) if such Noteholder is required to repay such amount to the taxing Governmental Authority. This paragraph shall not be construed to (i) interfere with the rights of any Noteholder to arrange its tax affairs in whatever manner it sees fit, (ii) obligate any Noteholder to claim any tax refund, (iii) require any Noteholder to make available its tax returns (or any other information relating to its taxes or any computation with respect thereof which it deems in its sole discretion to be confidential) to the Issuer or any other Person, or (iv) require any Noteholder to do anything that would in its sole discretion prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(f) Each Noteholder that is an Assignee shall be bound by this Section 2.12.

(g) The agreements contained in this Section 2.12 shall survive the termination of this Agreement or any other Secured Note Document and the payments contemplated hereunder or thereunder.

2.13. Requirements of Law. (a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by a Noteholder with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Original Effective Date:

(i) shall subject a Noteholder to any tax of any kind whatsoever with respect to this Agreement or the Notes or change the basis of taxation of payments to a Noteholder in respect thereof (provided that, this clause (i) shall not apply to any withholding taxes or taxes covered by Section 2.12);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory advance or similar requirement or otherwise impose any cost on a Noteholder in connection with holding the Notes or other extensions of credit;

(iii) shall impose on a Noteholder any other condition;

(iv) and the result of any of the foregoing is to increase the cost to such Noteholder, by an amount which such Noteholder deems to be material, of holding the Notes or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Issuer shall promptly pay such Noteholder such additional amount or amounts as will compensate such Noteholder for such increased cost or reduced amount receivable thereafter incurred.

(b) If a Noteholder shall have determined in its sole discretion that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Noteholder or any Person controlling such Noteholder with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Original Effective Date shall have the effect of reducing the rate of return on such Noteholder’s or such Person’s capital as a consequence of any obligations hereunder to a level below that which such Noteholder or such Person (taking into consideration such Noteholder’s or such Person’s policies with respect to capital adequacy) by an amount deemed by such Noteholder to be material, then from time to time, the Issuer shall promptly pay to such Noteholder such additional amount or amounts as will thereafter compensate such Noteholder for such reduction.

(c) If a Noteholder becomes entitled to claim any additional amounts pursuant to this Section 2.13, it shall promptly notify the Issuer of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.13 submitted by such Noteholder to the Issuer shall be conclusive in the absence of manifest error.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Initial Noteholder to enter into this Agreement, each Issuer Party represents to the Initial Noteholder, with respect to itself and each of its Subsidiaries that is a Covered Group Member, that as of the Effective Date:

3.1. Existence. Each Covered Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concept is applicable in its jurisdiction of organization), except, with respect to Covered Group Members that are not Issuer Parties, where the failure to be so organized, existing or in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions (to the extent such concept is applicable in the relevant jurisdictions of organization) in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.

3.2. Financial Condition. GM Oldco has heretofore furnished to the Initial Noteholder a copy of its audited Consolidated balance sheet as at December 31, 2008, with the opinion thereon of Deloitte & Touche LLP or such other independent auditor acceptable to the Initial Noteholder, a copy of which has been provided to the Initial Noteholder. GM Oldco has also heretofore furnished to the Initial Noteholder the related Consolidated statements of equity (deficit) and of cash flows for GM Oldco and its Consolidated Subsidiaries for the fiscal year ended December 31, 2008, setting forth in comparative form the same information for the previous year. All such financial statements are materially complete and correct and fairly present the Consolidated financial condition of GM Oldco and its Consolidated Subsidiaries and the Consolidated results of their operations for the fiscal year ended on December 31, 2008, all in accordance with GAAP applied on a consistent basis.

3.3. Litigation. Except as set forth on Schedule 3.3 hereto or otherwise disclosed by a Responsible Officer in writing to the Initial Noteholder from time to time, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against any Covered Group Member or affecting any of their respective Property before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which could reasonably be expected to have a Material Adverse Effect or (ii) which questions the validity or enforceability of this Agreement or any of the other Secured Note Documents or any action to be taken in connection with the transactions contemplated hereby or thereby and could reasonably be expected to have a Material Adverse Effect.

3.4. No Breach. Neither the execution and delivery of the Secured Note Documents nor the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will (a) conflict with or result in a breach of (i) the charter, by laws, certificate of incorporation, operating agreement or similar organizational document of any Covered Group Member, (ii) any Requirement of Law, (iii) any Applicable Law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, (iv) any material Contractual Obligation to which any Issuer Party is a party or by which any Issuer Party or any Issuer Party’s Property is bound or to which any Issuer Party or any Issuer Party’s Property is subject, or (b) constitute a default under any material Contractual Obligation to which any Issuer Party is a party or by which any Issuer Party or any Issuer Party’s Property is bound or to which any Issuer Party or any Issuer Party’s Property is subject, or (c) (except for Permitted Liens) result in the creation or imposition of any Lien upon any property of any Issuer Party pursuant to the terms of any such agreement or instrument.

3.5. Action, Binding Obligations. (i) Each Issuer Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Secured Note Documents to which it is a party; (ii) the execution, delivery and performance by each Issuer Party of each of the Secured Note Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and (iii) each Secured Note Document has been duly and validly executed and delivered by each Issuer Party party thereto and constitutes a legal, valid and binding obligation of each Issuer Party party thereto, enforceable against such Issuer Party in accordance with its terms, subject to the Bankruptcy Exceptions.

3.6. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by each Issuer Party of the Secured Note Documents to which it is a party for the legality, validity or enforceability thereof, except for filings and recordings or other actions in respect of the Liens pursuant to the Collateral Documents, unless the same has already been obtained and provided to the Initial Noteholder. The execution, delivery and performance of the Transaction Documents do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except consents, approvals, authorizations, filings and notices that have been obtained or made and which are in full force and effect or which are not required by the terms of the Transaction Documents to be in effect prior to the Effective Date, except where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation of the Related Transactions and would not have a Purchaser Material Adverse Effect (as defined in the Master Transaction Agreement).

3.7. Taxes. Each Covered Group Member has timely filed or caused to be filed all federal, state and other material tax returns that are required to be filed and all such tax returns are true and correct in all material respects and such Covered Group Member has timely paid all material taxes levied or imposed on it or its property (whether or not shown to be due and payable on said returns) or on any assessments made against it or any of its property and all material other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the books of the Covered Group Members). The charges, accruals and reserves on the books of each Covered Group Member in respect of taxes and other governmental charges are, in the opinion of such Covered Group Member, adequate; any taxes, fees and other governmental charges payable by any Covered Group Member in connection with the execution and delivery of the Secured Note Documents have been paid; no tax Lien (except for any Permitted Liens) has been filed with respect to any Covered Group Member or property of any Covered Group Member; each Covered Group Member has satisfied all of its material tax withholding obligations; and no Covered Group Member has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation section 1.6011-4.

3.8. Investment Company Act. None of the Issuer Parties is required to register as an “investment company”, or is a company “controlled” by a Person required to register as an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Issuer Party is subject to any Federal or state statute or regulation which limits its ability to incur Indebtedness.

3.9. [Intentionally Omitted].

3.10. Chief Executive Office; Chief Operating Office. The chief executive office and the chief operating office on the Effective Date for each Issuer Party is located at the location set forth on Schedule 3.10 hereto.

3.11. Location of Books and Records. The location where the Issuer Parties keep their books and records including all Records relating to their business and operations and the Collateral are located in the locations set forth in Schedule 3.11 or at such other locations as to which the Issuer shall have notified the Noteholder in writing from time to time pursuant to the Secured Note Documents.

3.12. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished by or on behalf of any Covered Group Member to the Initial Noteholder or its agents or representatives in connection with the negotiation, preparation or delivery of this Agreement and the other Secured Note Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, it being understood that in the case of projections, such projections are based on reasonable estimates, on the date as of which such information is stated or certified. All information furnished after the Original Effective Date by or on behalf of any Covered Group Member to the Initial Noteholder in connection with this Agreement and the other Secured Note Documents and the transactions contemplated hereby and thereby, when taken as a whole, is and will be (as applicable) true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of any Covered Group Member that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Secured Note Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Initial Noteholder for use in connection with the transactions contemplated hereby or thereby.

3.13. ERISA.

(a) (i) Any Benefit Plan that is intended to be a tax-qualified plan under Section 401(a) of the Code of any Covered Group Member has received a favorable determination letter and such Covered Group Member does not know of any reason why such letter should be revoked;

(ii) the Covered Group Members and each of their respective ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder;

(iii) (A) as of December 31, 2008, no ERISA Event has occurred that could reasonably be expected to result in liability to any Covered Group Member or any ERISA Affiliate in excess of $2,000,000,000, (B) as of the Original Effective Date, no ERISA Event other than a determination that a Plan is “at risk” (within the meaning of Section 302 of ERISA) has occurred or is reasonably likely to occur that could reasonably be expected to result in liability to any Covered Group Member or ERISA Affiliate in excess of $2,000,000,000, (C) as of December 31, 2008, the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not exceed the fair market value of the assets of all such underfunded Plans by more than $13,000,000,000, and (D) as of the Original Effective Date, there is not, and there is not reasonably expected to be, any Withdrawal Liability from, or any obligation or liability (direct or indirect) with respect to, any Multiemployer Plan;

provided that, the representations set forth in the preceding clauses (i) through (iii) inclusive shall continue to be true and correct on each day that the Notes are outstanding pursuant to the Agreement except to the extent that any such change or failure when aggregated with all other changes or failures in the preceding clauses (i) through (iii) inclusive of this Section 3.13(a), would not be reasonably expected to result in a Material Adverse Effect.

(b) There are no Plans or other arrangements which would result in the payment to any employee, former employee, individual consultant or director of any amounts or benefits upon the consummation of the transactions contemplated herein or the exercise by the Approving Party of any right or remedy contemplated herein other than de minimis amounts under incentive arrangements. Assets of the Covered Group Members or any ERISA Affiliate are not “plan assets” within the meaning of the DOL Regulation Section 2510.3-101 as amended by section 3(42) of ERISA.

3.14. [Intentionally Omitted].

3.15. Subsidiaries. All of the Subsidiaries of the Issuer as of the Effective Date are listed on Schedule 3.15, which schedule sets forth the name and jurisdiction of formation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Issuer or any of its Subsidiaries.

3.16. Capitalization. One hundred percent (100%) of the issued and outstanding Capital Stock (other than qualifying shares required by Applicable Law) of each Covered Group Member (other than the Issuer) is owned by the Persons listed on Schedule 3.16 or as otherwise notified by the Issuer to the Noteholder in writing from time to time pursuant to the Secured Note Documents and, to the knowledge of each Issuer Party, such Capital Stock is owned by such Persons, free and clear of all Liens other than Permitted Liens. No Issuer Party has issued or granted any options or rights with respect to the issuance of its respective Capital Stock which are presently outstanding except as set forth on Schedule 3.16 or as otherwise notified by the Issuer to the Noteholder in writing from time to time pursuant to the Secured Note Documents.

3.17. Fraudulent Conveyance. Each Issuer Party will benefit from the Notes contemplated by this Agreement. No Issuer Party is incurring Indebtedness or transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

3.18. USA PATRIOT Act. (a) No Covered Group Member nor any of its respective Affiliates over which it exercises management control (a “Controlled Affiliate”) is a Prohibited Person, and such Controlled Affiliates are in compliance with all applicable orders, rules, regulations and recommendations of OFAC.

(b) No Covered Group Member nor any of its members, directors, officers, employees, parents, Subsidiaries or Affiliates: (1) is subject to U.S. or multilateral economic or trade sanctions currently in force; (2) is owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; or (3) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

(c) None of the Collateral is traded or used, directly or indirectly by a Prohibited Person or is located or organized (in the case of a Pledged Entity) in a Prohibited Jurisdiction.

(d) Each Covered Group Member has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA PATRIOT Act”).

3.19. Embargoed Person. As of the Effective Date and at all times throughout the term of the Notes, (a) none of any Covered Group Member’s funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which for the avoidance of doubt shall include but shall not be limited to (i) Executive Order No. 13224, effective as of September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act), with the result that the investment in the Issuer (whether directly or indirectly), is prohibited by law or any Notes issued to a Noteholder is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in it with the result that the investment in it (whether directly or indirectly), is prohibited by law or the Notes are in violation of law; (c) none of its funds have been derived from any unlawful activity with the result that the investment in it (whether directly or indirectly), is prohibited by law or any Notes is in violation of law; and (d) neither it nor any of its Affiliates (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”. For purposes of determining whether or not a representation with respect to any indirect ownership is true or a covenant is being complied with under this Section 3.19, no Covered Group Member shall be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the ownership of assets by a collective investment fund that holds assets for employee benefit plans or retirement arrangements.

3.20. [Intentionally Omitted].

3.21. Representations Concerning the Collateral. (a) No Issuer Party has assigned, pledged, conveyed, or encumbered any Collateral to any other Person (other than Permitted Liens) and immediately prior to the pledge of any such Collateral, an Issuer Party was the sole owner of such Collateral and had good and marketable title thereto, free and clear of all Liens (other than Permitted Liens), and no Person has any Lien (other than Permitted Liens) on any Collateral. No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral which has been signed by any Issuer Party or which any Issuer Party has authorized any other Person to sign or file or record, is on file or of record with any public office, except such as may have been filed by or on behalf of an Issuer Party in favor of the Initial Noteholder pursuant to the Secured Note Documents or in respect of applicable Permitted Liens.

(b) The provisions of the Secured Note Documents are effective to create in favor of the Initial Noteholder a valid security interest in all right, title, and interest of each Issuer Party in, to and under the Collateral, subject only to Permitted Liens.

(c) Upon the filing of financing statements on Form UCC-1 naming the Initial Noteholder as “Secured Party” and each Issuer Party as “Debtor”, and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 3.21 attached hereto, the security interests granted in the Collateral pursuant to the Collateral Documents will constitute perfected first-priority security interests under the Uniform Commercial Code in all right, title and interest of the applicable Issuer Party in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code, in each case, subject to applicable Permitted Liens.

(d) Each Issuer Party has and will continue to have the full right, power and authority, to pledge the Collateral, subject to Permitted Liens, and the pledge of the Collateral may be further assigned by the Initial Noteholder without the consent of any Issuer Party to the extent provided in Section 8.6.

3.22. Labor Matters. (a) There are no strikes against any Covered Group Member pending or, to the knowledge of any Covered Group Member, threatened; (b) hours worked by and payment made to employees of each Covered Group Member have not been in violation of the Fair Labor Standards Act (if applicable) or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from each Covered Group Member on account of employee health and welfare benefits, or health or welfare benefits to any former employees of any Covered Group Member or for which any Covered Group Member has any liability or obligation have been paid or accrued as a liability on the books of such Covered Group Member in accordance with GAAP (as applicable), except, in the case of each of the foregoing clauses (a), (b) and (c), where such strike or such failure to comply or to make or accrue such payments could not reasonably be expected to have a Material Adverse Effect.

3.23. Survival of Representations and Warranties. All of the representations and warranties of or in respect of each Covered Group Member set forth in this Section 3 and elsewhere in this Agreement and in the other Secured Note Documents shall survive for so long as any amount remains owing to the Noteholders under this Agreement or any of the other Secured Note Documents by any Issuer Party. All representations, warranties, covenants and agreements made in this Agreement or in the other Secured Note Documents by or in respect of each Covered Group Member shall be deemed to have been relied upon by the Noteholders notwithstanding any investigation heretofore or hereafter made by the Noteholders or on its behalf.

3.24. [Intentionally Omitted].

3.25. Intellectual Property. (a) Except as would not reasonably be expected to have a Material Adverse Effect, each of the Covered Group Members owns and controls, or otherwise possesses sufficient rights to use, all Intellectual Property necessary for the conduct of its business in substantially the same manner as conducted as of the Original Effective Date. Schedule 3.25 hereto sets forth a true and complete list as of July 8, 2009 of all Patent applications and issued Patents, and Trademark registrations and applications, and domain name registrations included in the Trademarks, owned by each Issuer Party. To the knowledge of each Issuer Party, Schedule 3.25 hereto also sets forth a true and complete list of all registered Copyrights for which any Issuer Party is the owner of record as of July 8, 2009, provided however, except for material Copyrights listed on Schedule 3.25, no representation is made that a Issuer Party owns title to any particular copyright registration listed therein. Notwithstanding anything to the contrary contained herein, each Issuer Party hereby represents that it has granted (pursuant to the Secured Note Documents) a security interest contemplated by this Agreement to all Copyrights, that it owns all material Copyrights, and, to the extent that any such material Copyrights are registered, a security interest may be recorded against them. Except as would not reasonably be expected to have a Material Adverse Effect, all Intellectual Property, other than licenses, of the Covered Group Members is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part. Except as would not reasonably be expected to have a Material Adverse Effect, no such Intellectual Property owned by any Covered Group Member is the subject of any licensing or franchising agreement that prohibits or restricts any Covered Group Member’s conduct of business as presently conducted, or the transfer or pledge as collateral of such Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Intellectual Property owned by the Covered Group Members does not infringe or conflict with the intellectual property rights of any Person, (ii) to the best knowledge of each Covered Group Member, no Covered Group Member is now infringing or in conflict with any intellectual property rights of any Person and no other Person is now infringing or in conflict with any such properties, assets and rights, owned or used by or licensed to any Covered Group Member.

Except as disclosed to the Noteholder prior to the Effective Date, or otherwise disclosed by a Responsible Officer in writing to the Noteholder from time to time, or as would not reasonably be expected to have a Material Adverse Effect, no Covered Group Member has received any notice that it is violating or has violated the Trademarks, Patents, Copyrights, inventions, trade secrets, proprietary information and technology, know-how, formulae, rights of publicity or other Intellectual Property rights of any third party.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, each License now existing is, and each other License will be, the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of each Covered Group Member, no default thereunder by any such party has occurred, nor does any defense, offset, deduction, or counterclaim exist thereunder in favor of any such party.

3.26. JV Agreements. (a) Set forth on Schedule 3.26 is a complete and accurate list as of the Effective Date of all JV Agreements, showing the parties and the dates of amendments and modifications thereto.

(b) Each JV Agreement (i) is in full force and effect and is binding upon and enforceable against each party thereto, (ii) has not been otherwise amended or modified, except as set forth on Schedule 3.26 and (iii) is not in default and no event has occurred that, with the passage of time and/or the giving of notice, or both, would constitute a default thereunder, except in the case of each of clauses (i) through (iii) above (inclusive), to the extent any such failure would not reasonably be expected to have a Material Adverse Effect.

3.27. [Intentionally Omitted].

3.28. Excluded Collateral. Set forth on Annex I to Schedule 3.28 is a complete and accurate list as of the Effective Date of all Excluded Collateral that is Capital Stock of domestic joint ventures, Domestic Subsidiaries, “first-tier” foreign joint ventures, and Foreign 956 Subsidiaries.

3.29. Mortgaged Real Property. After giving effect to the recording of the Mortgages, real property identified on Schedule 1.1C shall be subject to a recorded first lien mortgage, deed of trust or similar security instrument (subject to Permitted Liens).

3.30. No Change. Since the Original Effective Date, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.31. Certain Documents. The Issuer has delivered to the Initial Noteholder a complete and correct copy of the Transaction Documents, including any amendments, supplements or modifications with respect to any of the foregoing.

3.32. Insurance. The Issuer has maintained on behalf of itself and each Covered Group Member, as appropriate, with insurance companies that the Issuer believes (in the good faith judgment of the Issuer) are financially sound and responsible or through self-insurance, insurance in amounts reasonable and prudent in light of the size and nature of the Issuer’s business and against at least such risks (and with such risk retentions) as the Issuer believes (in the good faith judgment of the Issuer) are reasonable in light of the size and nature of its business.

SECTION 4

CONDITIONS PRECEDENT

4.1. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction, prior to or concurrently on the Effective Date, of the following conditions precedent:

(a) Secured Note Documents. The Initial Noteholder shall have received this Agreement executed and delivered by the Issuer in form satisfactory to the Initial Noteholder.

(b) [Intentionally omitted].

(c) [Intentionally omitted].

(d) [Intentionally omitted].

(e) [Intentionally omitted].

(f) [Intentionally omitted].

(g) [Intentionally omitted].

(h) [Intentionally omitted].

(i) [Intentionally omitted].

(j) [Intentionally omitted].

(k) [Intentionally omitted].

(l) Consents. The Initial Noteholder shall have received all necessary material third party and governmental waivers and consents, and each Issuer Party shall have complied with all Applicable Laws, decrees and material agreements.

(m) No Default. No Default or Event of Default shall exist on the Effective Date or after giving effect to the transactions contemplated to be consummated on the Effective Date pursuant to this Agreement and the other Secured Note Documents.

(n) Accuracy of Representations and Warranties. All representations and warranties made by or with respect to the Covered Group Members in or pursuant to the Secured Note Documents shall be true and correct in all material respects.

(o) Closing Certificates. The Initial Noteholder shall have received (i) a certificate of the secretary or assistant secretary of each Issuer Party, dated the Effective Date, substantially in the form of Exhibit B-1, certifying the incumbency of the officers of the Issuer executing any Secured Note Document as of the Effective Date and certifying that the Issuer’s Organizational Documents have not been amended, restated, supplemented, modified or waived in any respect at any time since the date of the last amendment thereto attached to such certificate as Annex 2, and (ii) a certificate of the Issuer and each Guarantor, dated the Effective Date, to the effect that the conditions set forth in this Section 4.1 have been satisfied, substantially in the form of Exhibit B-2.

(p) Legal Opinions. The Initial Noteholder shall have received the executed legal opinion of in-house counsel to the Issuer Parties, in form and substance reasonably satisfactory to the Noteholder.

(q) [Intentionally omitted].

(r) [Intentionally omitted].

(s) [Intentionally omitted].

(t) [Intentionally omitted].

(u) [Intentionally omitted].

SECTION 5

AFFIRMATIVE COVENANTS

Each Issuer Party jointly and severally covenants and agrees that, so long as the Notes are outstanding and until payment in full of all Obligations, each Issuer Party shall and shall cause each Covered Group Member and each of its applicable Subsidiaries to comply with the following covenants:

5.1. Financial Statements. The Issuer shall deliver to the Initial Noteholder:

(a) as soon as reasonably possible after receipt by the Issuer, a copy of any material report that is prepared and submitted by the Issuer or the applicable Covered Group Member’s independent certified public accountants at any time;

(b) [intentionally omitted];

(c) promptly upon their becoming available, copies of (i) such other financial statements and reports, if any, as any Covered Group Member may be required to publicly file with the SEC or any similar or corresponding governmental commission, department or agency substituted therefor, including any filing made pursuant to Section 5.26, (ii) such other material financial statements and material reports, if any, as any Covered Group Member may be required to publicly file with any other similar or corresponding United States governmental commission, department, board, bureau, or agency, federal or state and (iii) such material financial statements and material reports, if any, as any Covered Group Member may be required to publicly file with any similar or corresponding non-United States governmental commission, department, board, bureau, or agency, federal or state;

(d) as soon as reasonably possible, and in any event within five Business Days after a Responsible Officer of a Covered Group Member knows or has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Officer of the relevant Covered Group Member setting forth details respecting such event or condition and the action, if any, that such Covered Group Member or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Issuer Party or an ERISA Affiliate with respect to such event or condition);

(i) any Reportable Event which could reasonably be expected to result in a material liability, any failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to a Plan, including, without limitation, the failure to make on or before its due date a required installment under the Code or ERISA regardless of the issuance of any waivers in accordance with Section 412(d) of the Code, any failure to make any material contribution to a Multiemployer Plan; and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by any Issuer Party or an ERISA Affiliate to terminate any Plan;

(iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Issuer Party or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv) the complete or partial withdrawal from a Multiemployer Plan by any Issuer Party or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Issuer Party or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, which could reasonably be expected to result in a material liability;

(v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Issuer Party or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed in 30 days or is not subject to the automatic stay under the Bankruptcy Code, which could reasonably be expected to result in a material liability; and

(vi) any violation of section 401(a)(29) of the Code;

(e) as soon as practicable prior to the effectiveness thereof, copies of substantially final drafts of any material amendment, supplement, waiver or other modification with respect to the Transaction Documents;

(f) (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer, a copy of the audited Consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Issuer, the unaudited Consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited Consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to the absence of footnotes and to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); provided, that with respect to the quarterly financial statements to be provided for the third fiscal quarter of 2009, such financial statements shall be provided on a modified basis within the time frame set forth in clause (ii) above, with GAAP-compliant versions of such financial statements to be provided at the same time as the audited financial statements for fiscal year 2009 described in clause (i) above; and

(g) to the extent that the Issuer prepares quarterly or annual reports as to the Consolidated balance sheet of the Issuer and its Consolidated Subsidiaries as at the end of the related quarter or fiscal year (as the case may be) and the related Consolidated statements of income and of cash flows for such quarter or fiscal year (as applicable) which set forth in comparison form the figures as of the end of and for the corresponding period in the previous fiscal year (such figures for the year ending December 31, 2009 adjusted to reflect the Related Transactions), the Issuer shall promptly furnish copies of such reports to the Initial Noteholder.

5.2. Notices; Reporting Requirements. The relevant Issuer Party shall deliver written notice to the Initial Noteholder of the following:

(a) Defaults. The occurrence of any Default or Event of Default, or any material event of default under any publicly filed material Contractual Obligation of any Covered Group Member or any Financing Subsidiary which notice shall be given promptly after a Responsible Officer or any officer of a Covered Group Member with a title of at least executive vice president becomes aware thereof and shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein;

(b) [Intentionally Omitted];

(c) [Intentionally Omitted];

(d) [Intentionally Omitted];

(e) [Intentionally Omitted];

(f) [Intentionally Omitted];

(g) [Intentionally Omitted];

(h) Compliance Certificate. On the date that is the earlier of (x) the date of delivery of the financial statements referred to in Section 5.1(f) and (y) the date such financial statements are required to be delivered by Section 5.1(f), a Compliance Certificate, executed by a Responsible Officer of the Issuer, stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(i) [Intentionally omitted];

(j) [Intentionally omitted]; and

(k) Budget. As soon as available, and in any event no later than 45 days after the end of each fiscal year of the Issuer but only if the Issuer is required to deliver a Budget under the UST Facility, a Budget for the five immediately succeeding fiscal years.

5.3. Existence. The Issuer shall cause each Covered Group Member to:

(a) except as permitted under Section 6.1 or with respect to Covered Group Members that are not Material Covered Group Members, preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

(b) [intentionally omitted];

(c) comply with the requirements of all Applicable Laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect on any Issuer Party or the Collateral;

(d) [intentionally omitted];

(e) give the Initial Noteholder a written notice not later than ten days after the occurrence of any (i) change in the location of an Issuer Party’s chief executive office/chief place of business from that specified in Section 3.10, (ii) change in its name, identity or corporate structure (or the equivalent) or change the location where an Issuer Party maintains records with respect to the Collateral, or (iii) an Issuer Party’s reincorporation or reorganization under the laws of another jurisdiction, and deliver to the Initial Noteholder all Uniform Commercial Code financing statements and amendments as the Initial Noteholder shall request, and take all other actions deemed reasonably necessary by the Initial Noteholder to continue the Noteholders’ perfected status in the Collateral with the same or better priority; and

(f) keep in full force and effect the provisions of the Issuer Parties’ charter documents, certificate of incorporation, by-laws, operating agreements or similar organizational documents, except as permitted by Section 6.1 and for such changes that are not materially adverse to the interests of the Noteholder.

5.4. Payments of Obligations. The Issuer shall and shall cause each Covered Group Member (i) to timely file or cause to be filed all federal and material state and other tax returns that are required to be filed and all such tax returns shall be true and correct and (ii) to timely pay and discharge or cause to be paid and discharged promptly all federal and material state and other taxes, assessments and governmental charges or levies imposed upon the Issuer or any of the other Covered Group Members or upon any of their respective incomes or receipts or upon any of their respective properties before the same shall become in default or past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might result in the imposition of a Lien or charge upon such properties or any part thereof; provided that it shall not constitute a violation of the provisions of this Section 5.4 if the Issuer or any of the other Covered Group Members shall fail to pay any such tax, assessment, government charge or levy or claim for labor, materials or supplies which is being contested in good faith, by proper proceedings diligently pursued, and as to which adequate reserves have been provided.

5.5. [Intentionally Omitted].

5.6. Maintenance of Property; Insurance. The Issuer shall cause each Covered Group Member to:

(a) keep all property useful and necessary in its business in good working order and condition;

(b) maintain errors and omissions insurance and blanket bond coverage in such amounts as were in effect on the Original Effective Date (as disclosed to the Approving Party in writing except in the event of self-insurance) and shall not reduce such coverage without the written consent of the Approving Party, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities. Notwithstanding anything to the contrary in this Section 5.6, to the extent that any Issuer Party was engaged in self-insurance with respect to any of its property as of the Original Effective Date, such Issuer Party may, if consistent with past practices of (i) in the case of the Issuer, GM Oldco, or (ii) in the case of any other Issuer Party, such Issuer Party during such time as it was a GM Oldco Party, continue to engage in such self-insurance throughout the term of this Agreement; provided, that the Issuer Party shall promptly obtain third party insurance that conforms to the criteria in this Section 5.6 at the request of the Approving Party; and

(c) use its best efforts to protect the Intellectual Property that is material to the conduct of its business in a manner that is consistent with the value of such Intellectual Property.

5.7. Further Identification of Collateral. Each Issuer Party will furnish to the Initial Noteholder from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Initial Noteholder may reasonably request, all in reasonable detail.

5.8. Defense of Title. Each Issuer Party warrants and will defend the right, title and interest of the Noteholders in and to all Collateral against all adverse claims and demands of all Persons whomsoever, subject to (x) the restrictions imposed by the Existing Agreements to the extent that such restrictions are valid and enforceable under the applicable Uniform Commercial Code and other Requirements of Law and (y) the rights of holders of any Permitted Lien.

5.9. Preservation of Collateral. Each Issuer Party shall do all things necessary to preserve the Collateral so that the Collateral remains subject to a perfected security interest with the priority provided for such security interest under the Secured Note Documents. Without limiting the foregoing, each Issuer Party will comply with all Applicable Laws, rules and regulations of any Governmental Authority applicable to such Issuer Party or relating to the Collateral and will cause the Collateral to comply, with all Applicable Laws, rules and regulations of any such Governmental Authority, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect.

5.10. [Intentionally Omitted].

5.11. Maintenance of Licenses. Except where the failure to do so could not reasonably be likely to have a Material Adverse Effect, the Issuer shall cause each Covered Group Member to (i) maintain all licenses, permits, authorizations or other approvals necessary for such Covered Group Member to conduct its business and to perform its obligations under the Secured Note Documents, (ii) remain in good standing under the laws of the jurisdiction of its organization, and in each other jurisdiction where such qualification and good standing are necessary for the successful operation of such Covered Group Member’s business, and (iii) shall conduct its business in accordance with Applicable Law in all material respects.

5.12. [Intentionally Omitted].

5.13. OFAC. At all times throughout the term of this Agreement, each Issuer Party and its Controlled Affiliates (a) shall be in full compliance with all applicable orders, rules, regulations and recommendations of OFAC and (b) shall not permit any Collateral to be maintained, insured, traded, or used (directly or indirectly) in violation of any United States statutes, rules or regulations, in a Prohibited Jurisdiction or by a Prohibited Person, and no lessee or sublessee shall be a Prohibited Person or a Person organized in a Prohibited Jurisdiction.

5.14. Investment Company. Each Covered Group Member will conduct its operations in a manner which will not subject it to registration as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended from time to time.

5.15. Further Assurances. (a) The Issuer shall, and shall cause each Covered Group Member to, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Initial Noteholder may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Secured Note Documents, or of more fully perfecting or renewing the rights of the Noteholders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Covered Group Member which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Noteholders of any power, right, privilege or remedy pursuant to this Agreement or the other Secured Note Documents that requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Issuer will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Noteholders may be required to obtain from the Issuer or any Covered Group Member in connection with such governmental consent, approval, recording, qualification or authorization.

(b) In furtherance and not in limitation of the foregoing, until the earlier of (i) the ninetieth day after the Original Effective Date and (ii) the date on which the Issuer shall incur Excluded Secured Indebtedness, the Issuer shall execute and deliver, or cause to be executed and delivered, replacement Collateral Documents (which may be amendments, restatements, modifications or supplements of or to the Collateral Documents executed and delivered by the Issuer to the Initial Noteholder on the Original Effective Date) as the Approving Party may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Secured Note Documents, or of more fully perfecting or renewing the rights of the Noteholders with respect to the Collateral pursuant hereto and thereto. The Initial Noteholder shall have the right to consult with the Approving Party with respect to the forms of the replacement Collateral Documents.

5.16. [Intentionally Omitted].

5.17. [Intentionally Omitted].

5.18. [Intentionally Omitted].

5.19. [Intentionally Omitted].

5.20. [Intentionally Omitted].

5.21. [Intentionally Omitted].

5.22. Modification of Canadian Facility Documents and UST Facility.

(a) The Issuer shall notify the Initial Noteholder in writing of the effectiveness of any amendments, supplements, or other modifications to the documents related to the Canadian Facility not less than five Business Days, if practicable, prior to the same becoming effective (or concurrently with notice thereof to the Canadian Lender, if the Issuer gives such notice fewer than five Business Days prior to the same becoming effective).

(b) Subject to the Intercreditor Agreement, the Issuer shall notify the Initial Noteholder in writing of the effectiveness of any amendments, supplements, or other modifications to the documents related to the UST Facility not less than five Business Days, if practicable, prior to the same becoming effective (or concurrently with notice thereof to the Treasury, if the Issuer gives such notice fewer than five Business Days prior to the same becoming effective).

5.23. Additional Guarantors. Except as otherwise agreed to by the Noteholder, the Issuer shall cause each U.S. Subsidiary of a Covered Group Member who becomes a Subsidiary after the Effective Date to become a Guarantor (each, an “Additional Guarantor”) in accordance with Section 4.24 of the Guaranty, other than Excluded Subsidiaries (except for Subsidiaries that were guarantors under the DIP Credit Agreement or the Existing UST Term Loan Agreements).

5.24. [Intentionally Omitted].

5.25. [Intentionally Omitted].

5.26. SEC Reporting Requirements. Prior to the filing of a registration statement under the Securities Act, the Issuer shall file those reports contemplated to be filed by the Issuer pursuant to that certain no-action relief letter issued to GM Oldco by the SEC on or about the Original Effective Date.

5.27. [Intentionally Omitted].

5.28. [Intentionally Omitted].

5.29. [Intentionally Omitted].

5.30. Intellectual Property. Each Issuer Party shall use its best efforts to ensure that the Noteholders are obtaining through the Secured Note Documents sufficient rights and assets to enable a subsequent purchaser of the Collateral (subject to Permitted Liens) in a sale pursuant to its remedies under any Secured Note Document to manufacture vehicles of substantially the same quality and nature as those sold by the Issuer as of the Original Effective Date, provided that such purchaser has access to reasonably common motor vehicle technologies and manufacturing capabilities appropriate for vehicles of such nature, and to market such vehicles through substantially similar channels as those employed by the Issuer.

5.31. Various Agreements. The Issuer shall at all times comply in all material respects with the Registration Rights Agreement and the Stockholders Agreement.

5.32. ERISA Exemption. The Issuer and the Initial Noteholder will each use its best efforts and will cooperate to ensure that the DOL will grant the ERISA Exemption.

5.33. Notice of Investments. The Issuer shall provide the Noteholder with ten Business Days’ prior written notice of any Investment or series of related Investments by the Issuer or any U.S. Subsidiary in any Person other than a U.S. Person exceeding $250,000,000.

SECTION 6

NEGATIVE COVENANTS

Each Issuer Party jointly and severally covenants and agrees that, so long as the Notes are outstanding and until payment in full of all Obligations, each Issuer Party shall and shall cause each Covered Group Member and each of its other applicable Subsidiaries to comply with the following negative covenants:

6.1. Prohibition on Fundamental Changes; Disposition of Collateral. No Covered Group Member shall, at any time, directly or indirectly, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), or Dispose of all or substantially all of its Property without the Approving Party’s prior consent, provided that, (a) any Covered Group Member may merge with, consolidate with, amalgamate with, Dispose of all or substantially all of its Property (and thereafter wind up or dissolve itself, and (b) the Restructuring may occur, in each case subject to the following conditions: (i) such action does not result in the material diminishment of the Collateral, taken as a whole, except in the case of Asset Sales subject to clause (ii) below, (ii) in the case of any such Disposition, the Net Cash Proceeds thereof are applied in accordance with Section 2.5, and (iii) (A) in the case of a merger, consolidation or amalgamation with or into the Issuer, the Issuer shall be the continuing or surviving entity or, in the event that the Issuer is not the continuing or surviving entity, or in the case of the Restructuring or a Disposition of all or substantially all of the Issuer’s Property to any other Person, (1) the continuing, surviving or acquiring entity, or in the case of the Restructuring, the intermediate holding company acquiring the equity interests in the Initial Issuer (any of the foregoing, as the case may be, the “Replacement Issuer”) expressly assumes the obligations of the Issuer under the Secured Note Documents and UST Facility, (2) the Replacement Issuer is organized under the laws of a State in the United States, (3) the Replacement Issuer shall have delivered to the Noteholder such assumption and joinder agreements and related documents and instruments, due diligence information, lien searches, consents, certificates, organizational documents and resolutions, legal opinions and waivers as the Approving Party may reasonably request, each in form and substance satisfactory to the Approving Party in its sole discretion, and (B) in the case of a merger, consolidation or amalgamation with or into any Guarantor, such Guarantor shall be the continuing or surviving entity or, in the event that such Guarantor is not the continuing or surviving entity, (1) the continuing or surviving entity (a “Replacement Guarantor”) expressly assumes the obligations of such Guarantor under the Secured Note Documents and UST Facility or promptly after the consummation of such transaction, the Replacement Guarantor shall become a Guarantor, (2) the Replacement Guarantor is organized under the laws of a State in the United States, and (3) the Replacement Guarantor shall have delivered to the Noteholder such assumption and joinder agreements and related documents and instruments, due diligence information, lien searches, consents, certificates, organizational documents and resolutions, legal opinions and waivers as the Approving Party may reasonably request, each in form and substance satisfactory to the Approving Party in its sole discretion.

6.2. [Intentionally Omitted].

6.3. [Intentionally Omitted].

6.4. Limitation on Liens. None of the Issuer, any Covered Group Member nor any Structured Financing Subsidiary will, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

6.5. Restricted Payments. No Covered Group Member shall, (i) declare or pay any dividend (other than dividends payable solely in common Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of any Covered Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Covered Group Member or (ii) optionally prepay, repurchase, redeem or otherwise optionally satisfy or defease with cash or Cash Equivalents any Indebtedness (other than any Permitted Indebtedness in accordance with this Agreement) (any such payment referred to in clauses (i) and (ii), a “Restricted Payment”), other than:

(a) redemptions, acquisitions or the retirement for value or repurchases (or loans, distributions or advances to effect the same) of shares of Capital Stock from current or former officers, directors, consultants and employees, including upon the exercise of stock options or warrants for such Capital Stock, or any executive or employee savings or compensation plans, or, in each case to the extent applicable, their respective estates, spouses, former spouses or family members or other permitted transferees;

(b) any Subsidiary (including an Excluded Subsidiary) may make Restricted Payments to its direct parents or to the Issuer or any Guarantor that is a Wholly Owned Subsidiary;

(c) any JV Subsidiary may make Restricted Payments required or permitted to be made pursuant to the terms of the joint venture arrangements to holders of its Capital Stock, provided that, the Issuer and its Subsidiaries have received their pro rata portion of such Restricted Payments;

(d) Permitted Tax Distributions;

(e) Restricted Payments to the Issuer’s direct or indirect parent the proceeds of which are to be used by such Person to pay (i) its operating expenses and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses) incurred in the ordinary course of business of such Person, (ii) reasonable and customary indemnification claims made by directors or officers of such Person attributable to the ownership or operation of the Issuer and its Subsidiaries and (iii) any amount due and payable by the Issuer or any of its Subsidiaries that is permitted to be paid by the Issuer and its Subsidiaries under this Agreement;

(f) the Issuer may make Restricted Payments so long as (i) no Default or Event of Default shall have occurred and be continuing at the time of such payment and (ii) immediately prior to and after giving effect to such Restricted Payment, the Consolidated Leverage Ratio shall be less than 3.00 to 1.00; and

(g) the Issuer may make Restricted Payments in respect of preferred Capital Stock of the Issuer to the holders thereof.

6.6. Amendments to Transaction Documents. No Covered Group Member shall (a) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Issuer and its successors or any of its Subsidiaries pursuant to the Transaction Documents (other than as specifically contemplated thereby) such that after giving effect thereto such indemnities or licenses, taken as a whole, shall be materially less favorable to the interests of the Issuer and its successors and Subsidiaries or the Noteholders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Transaction Documents (other than as specifically contemplated thereby) in such a manner as could reasonably be expected to increase the consideration or obligations owed by the Issuer as “Buyer” thereunder to the Sellers.

6.7. [Intentionally Omitted].

6.8. Negative Pledge. No Covered Group Member shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any North American Group Member to create, incur, assume or permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, other than this Agreement, the other Secured Note Documents, the Existing Agreements, and Permitted Liens; provided that the agreements excepted from the restrictions of this Section shall include customary negative pledge clauses in agreements providing refinancing Indebtedness or permitted unsecured Indebtedness.

6.9. Indebtedness. No Covered Group Member nor any Structured Financing Subsidiary shall create, incur, assume or suffer to exist any Indebtedness except Permitted Indebtedness.

6.10. [Intentionally Omitted].

6.11. [Intentionally Omitted].

6.12. Limitation on Sale of Assets. Subject to any other applicable provision of any Secured Note Document, each Covered Group Member shall have the right to Dispose freely of any of its Property (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired; provided that, to the extent required, the Net Cash Proceeds thereof are applied in accordance with Section 2.5.

6.13. [Intentionally Omitted].

6.14. [Intentionally Omitted].

6.15. [Intentionally Omitted].

6.16. Clauses Restricting Subsidiary Distributions. The Issuer will not, and will not permit any Guarantor to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Guarantor to (a) make

Restricted Payments in respect of any Capital Stock of such Guarantor held by, or pay any Indebtedness owed to, the Issuer or any Guarantor, (b) make loans or advances to, or other Investments in, the Issuer or any Guarantor or (c) transfer any of its assets to the Issuer or any Guarantor, except, in the case of each of clauses (a), (b) and (c) above, for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Secured Note Documents and the UST Facility and, solely with respect to GM Canada and its Subsidiaries, the Canadian Facility, (ii) any restrictions with respect to a Guarantor imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Guarantor, (iii) any agreement or instrument governing Indebtedness assumed in connection with the acquisition of assets by the Issuer or any Guarantor permitted hereunder or secured by a Lien encumbering assets acquired in connection therewith, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (iv) restrictions on the transfer of assets subject to any Lien permitted by Section 6.4 imposed by the holder of such Lien or on the transfer of assets subject to a Disposition permitted by Section 6.12 imposed by the acquirer of such assets, (v) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the Capital Stock therein) entered into in the ordinary course of business, (vi) restrictions contained in the terms of any agreements governing purchase money obligations, Capital Lease Obligations or Attributable Obligations not incurred in violation of this Agreement; provided that, such restrictions relate only to the Property financed with such Indebtedness, (vii) restrictions contained in any Existing Agreement, (viii) restrictions contained in any agreement relating to any Indebtedness to the extent permitted by the provisions of any Excluded Secured Indebtedness or Additional Secured Indebtedness, (ix) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business, (x) customary non-assignment provisions in leases, contracts, licenses and other agreements entered into in the ordinary course of business and consistent with past practices (including past practices of the GM Oldco Parties, as applicable), or (xi) any amendments, modifications, restatements, increases, supplements, refundings, replacements, or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (x) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such amendment, modification, restatement, increase, supplement, refunding, replacement, or refinancing are not materially less favorable, taken as a whole, to the Group Members and the Noteholders than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause.

6.17. [Intentionally Omitted].

6.18. [Intentionally Omitted].

6.19. [Intentionally Omitted].

6.20. Conflict with Canadian Facility. Notwithstanding anything to the contrary herein, nothing contained in this Section 6 shall restrict, limit or otherwise prohibit GM Canada or any of its Canadian Subsidiaries from complying with any payment obligation or any other affirmative obligation under the Canadian Facility.

6.21. [Intentionally Omitted].

6.22. Conflict with UST Facility. Notwithstanding anything to the contrary herein, nothing contained in this Section 6 shall restrict, limit or otherwise prohibit the Issuer or any of its Subsidiaries from complying with any payment obligation or any other affirmative obligation under the UST Facility.

SECTION 7

EVENTS OF DEFAULT

7.1. Events of Default. Each of the following events shall constitute an “Event of Default”, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied:

(a) the Issuer shall default in the making of any payment on the Notes when due (whether at stated maturity, upon acceleration or pursuant to Section 2.5 or 2.6); or

(b) any Guarantor shall default in its payment obligations under the Guaranty; or

(c) any Issuer Party shall default in the payment of any other amount payable by it hereunder or under any other Secured Note Document after notification by a Noteholder of such default, and such default shall have continued unremedied for five (5) Business Days; or

(d) any Issuer Party shall breach any applicable covenant contained in Section 6 hereof; or

(e) any Issuer Party shall default in performance of or otherwise breach non-payment obligations or covenants under any of the Secured Note Documents not covered by another clause in this Section 7, and such default has not been remedied within the applicable grace period provided therein, or if no grace period, within 30 calendar days; or

(f) any representation, warranty or certification made or deemed made herein or in any other Secured Note Document by any Issuer Party or any certificate furnished to the Noteholders pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(g) [intentionally omitted]; or

(h) [intentionally omitted]; or

(i) [intentionally omitted]; or

(j) any Material Covered Group Member shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, interim receiver, receiver and manager, custodian, trustee, interim trustee, examiner or liquidator of itself or of all or a substantial part of its directly-owned property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) take any corporate or other action for the purpose of effecting any of the foregoing, or (vii) generally fail to pay the Issuer’s or such Material Covered Group Member’s (as applicable) debts as they become due; or

(k) [intentionally omitted]; or

(l) [intentionally omitted]; or

(m) [intentionally omitted]; or

(n) a judgment or judgments as to any obligation for the payment of money in excess of $100,000,000 in the aggregate (to the extent that it is, in the reasonable determination of the Approving Party, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against any Covered Group Member by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the enforcement thereof shall not be stayed (by operation of law, the rules or orders of a court with jurisdiction over the matter or by consent of the party litigants) for ten calendar days; or there shall be rendered against any Covered Group Member a non-monetary judgment that causes or would reasonably be expected to cause a Material Adverse Effect on the ability of the Issuer Parties (taken as a whole) to perform their obligations under the Secured Note Documents and the enforcement thereof shall not be stayed (by operation of law, the rules or orders of a court with jurisdiction over the matter or by consent of the party litigants) for ten calendar days; or

(o) [intentionally omitted]; or

(p) any Secured Note Document shall for whatever reason be terminated, the Secured Note Documents shall cease to create a valid security interest in any of the Collateral purported to be covered hereby or thereby, or any Issuer Party’s material obligations under the Secured Note Documents (including the Issuer’s Obligations hereunder) shall cease to be in full force and effect, or the enforceability thereof shall be contested by any Covered Group Member; or

(q) the filing of a motion, pleading or proceeding by any of the other Issuer Parties which could reasonably be expected to result in a material impairment of the rights or interests of the Noteholders under any Secured Note Document, or a determination by a court with respect to a motion, pleading or proceeding brought by another party that results in a material impairment of the rights or interests of the Noteholders under any Secured Note Document; or

(r) [intentionally omitted]; or

(s) [intentionally omitted]; or

(t) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or any other ERISA Event shall occur, (ii) any failure to meet the minimum funding standards of Section 302 of ERISA, whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC with respect to any such Plan shall arise on the assets of any Covered Group Member or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Approving Party, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) any Covered Group Member or any ERISA Affiliate shall, or in the reasonable opinion of the Approving Party is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or reorganization of, a Multiemployer Plan, (vi) any labor union or collective bargaining unit shall engage in a strike or other work stoppage, (vii) the assets of any Covered Group Member shall be treated as plan assets under 29 C.F.R. 2510.3-101 as amended by section 3(42) of ERISA, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(u) any Change of Control shall have occurred without the prior consent of the Approving Party; or

(v) any Issuer Party shall grant, or suffer to exist, any Lien on any Collateral other than Permitted Liens; or the Liens contemplated under the Secured Note Documents shall cease to be perfected Liens on the Collateral in favor of the Noteholders of the requisite priority hereunder with respect to such Collateral (subject to the Permitted Liens); or

(w) [intentionally omitted]; or

(x) any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Collateral, or (except with respect to any Permitted Holder in its capacity as a Permitted Holder) shall have taken any action to displace the management of any Material Covered Group Member or to curtail its authority in the conduct of the business of any Issuer Party, and such action provided for in this subsection (x) shall not have been discontinued or stayed within 30 days; or

(y) [intentionally omitted]; or

(z) [intentionally omitted]; or

(aa) a custodian, receiver, conservator, liquidator, trustee or similar official for any Material Covered Group Member, or of any of its directly owned Property (as a debtor or creditor protection procedure), is appointed or takes possession of such directly owned Property; or any Material Covered Group Member is adjudicated bankrupt or insolvent; or an order for relief is entered under the Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against any Material Covered Group Member; or any of its directly owned Property is sequestered by court or administrative order; or a petition is filed against any Material Covered Group Member under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect, and such petition is not dismissed within 60 days; or

(bb) any Issuer Party shall admit its inability to, or intention not to, perform any of such party’s material Obligations hereunder; or

(cc) GM Canada shall (i) default in making any payment of any principal of any Indebtedness under the Canadian Facility on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the Canadian Facility; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than a breach of the COCA (as defined in the Canadian Facility)) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than a breach of the COCA (as defined in the Canadian Facility)), the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or

(dd) the Issuer shall (i) default in making any payment of any principal of any Indebtedness under the UST Facility on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the UST Facility; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (other than a breach of the vitality commitment therein) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than a breach of the vitality commitment therein), the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or

(ee) any Covered Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Notes, the Canadian Facility and the UST Facility) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (including a breach of the COCA (as defined in the Canadian Facility) or a breach of the vitality commitment in the UST Facility) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (ee) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (ee) shall have occurred and be continuing with respect to any such Indebtedness, the Outstanding Amount of which exceeds in the aggregate $100,000,000.

7.2. Remedies upon Event of Default. (a) If any Event of Default occurs and is continuing, without limiting the rights and remedies available to the Noteholders under Applicable Law, the Noteholders may, by written notice to the Issuer, take any or all of the following actions, at the same or different times:

(i) declare the principal of and accrued interest on the outstanding Notes to be immediately due and payable as calculated in accordance with Section 2.7(b);

(ii) set-off any amounts held in any accounts maintained by any Issuer Party with respect to which the Noteholders are a party to a control agreement; or

(iii) take any other action or exercise any other right or remedy (including, without limitation, with respect to the Liens in favor of the Noteholders) permitted under the Secured Note Documents or by Applicable Law.

(b) Notwithstanding the foregoing, if such event is an Event of Default specified in Section 7.1(j) or 7.1(aa) above with respect to the Issuer, automatically the Notes (with accrued interest thereon) and all other amounts owing under this Agreement and the other Secured Note Documents shall immediately become due and payable as calculated pursuant to Section 2.7(b).

(c) For the avoidance of doubt, subject to Section 8.6(g), the Initial Noteholder may in its discretion waive any Default, Event of Default or any right the Noteholders may have to take any enforcement action as a consequence thereof. Except as expressly provided above in this Section 7.2 or required by law (and which cannot be waived), presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Issuer.

SECTION 8

MISCELLANEOUS

8.1. Amendments and Waivers. (a) Neither this Agreement, any other Secured Note Document, nor any terms hereof or thereof may be amended, supplemented or modified except (i) in accordance with the provisions of this Section 8.1 or as otherwise expressly provided herein and (ii) on or prior to the Treasury Control Change Date, with the consent of the Treasury (other than with respect to any UST Non-Binding Amendments). Subject to the foregoing, the Noteholders and the Issuer (on its own behalf and as agent on behalf of any other Issuer Party party to the relevant Secured Note Document) may, from time to time,

(i) enter into written amendments, supplements or modifications hereto and to the other Secured Note Documents for the purpose of adding any provisions to this Agreement or the other Secured Note Documents or changing in any manner the rights or obligations of the Noteholder or of the Issuer Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Noteholder may specify in such instrument, any of the requirements of this Agreement or the other Secured Note Documents or any Default or Event of Default and its consequences.

(b) Any such waiver and any such amendment, supplement or modification shall be binding upon the Issuer Parties, the Initial Noteholder and all future Noteholders. In the case of any waiver, the Issuer Parties and the Noteholders shall be restored to their former position and rights hereunder and under the other Secured Note Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section 8.1; provided that, delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

(c) On or prior to the Treasury Control Change Date, upon the effectiveness of any waiver, amendment, modification, supplement, restatement or other revision to the UST Facility, the Issuer shall deliver notice of such waiver, amendment, modification, supplement, restatement or other revision to the Initial Noteholder, together with an executed copy of the agreement effecting such waiver, amendment, modification, supplement, restatement or other revision. Upon the effectiveness of any amendment, modification or supplement to the UST Facility, the corresponding provisions of the Note, this Agreement and the other Secured Note Documents, as applicable, will be deemed to be automatically so waived, amended, modified, supplemented restated or otherwise revised mutatis mutandis, except for any UST Non-Binding Amendment. Any waiver, amendment, modification, supplement, restatement or other revision made pursuant to this paragraph shall be deemed to be automatically effective, notwithstanding any contrary provision in the Note, this Agreement or any other Secured Note Document.

8.2. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic transmission or overnight or hand delivery, when received, addressed as follows in the case of the Issuer and the Noteholder, or to such other address as may be hereafter notified by the respective parties hereto:

Issuer:

General Motors Company

300 Renaissance Center

Detroit, MI 48265-3000

Attention: Chief Financial Officer

Telecopy: 313-667-4605

with a copy to:

General Motors Company

767 Fifth Avenue, 14th Floor

New York, NY 10153

Attention: Treasurer

Telecopy: 212-418-3630

and

General Motors Company

300 Renaissance Center

Detroit, MI 48265-3000

Attention: Kimberly K. Hudolin

Telecopy: 248-267-4318

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: John J. Rapisardi

Telecopy: 212-504-6666

Telephone: 212-504-6000

and:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153-0119

Attention: Soo-Jin Shim

Telecopy: 212-310-8007

Noteholder:

UAW Retiree Medical Benefits Trust

P.O. Box 14309

Detroit, MI 48214

With a copy to:

International Union, United Automobile, Aerospace and

Agricultural Implement Workers of America

8000 East Jefferson Avenue

Detroit, MI 48214

Attention: Daniel W. Sherrick, General Counsel

Telecopy: 313-822-4844

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Richard S. Lincer/David I. Gottlieb

Telecopy: 212-225-3999

provided that any notice, request or demand to or upon the Noteholder shall not be effective until received.

(b) Notices and other communications to the Initial Noteholders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Initial Noteholder in its sole discretion. The Initial Noteholder or the Issuer may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

8.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Noteholder, any right, remedy, power or privilege hereunder or under the other Secured Note Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Secured Note Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

8.5. Payment of Expenses. The Issuer agrees (a) to pay or reimburse the Initial Noteholder for all its (i) reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Secured Note Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the reasonable out-of-pocket costs and expenses and professional fees of the advisors and counsel to the Initial Noteholder), and (ii) costs and expenses incurred in connection with the enforcement or preservation of any rights or exercise of remedies under this Agreement, the other Secured Note Documents and any other documents prepared in connection herewith or therewith in respect of any Event of Default or otherwise, including the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to the Initial Noteholder, (b) to pay, indemnify, or reimburse the Initial Noteholder for, and hold the Initial Noteholder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying such fees, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Secured Note Documents and any such other documents, and (c) to pay, indemnify or reimburse the Noteholders, their affiliates, and their respective officers, directors, partners, employees, advisors, agents, controlling persons and trustees (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by the Issuer or any other Issuer Party arising out of, in connection with, or as a result of, the execution or delivery of this Agreement, any other Secured Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, including the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations or assets of any Group Member, including any of the Mortgaged Properties, and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Issuer Party under any Secured Note Document or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Issuer or any other Issuer Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”), provided that the Issuer shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of, in each case as determined by a final and nonappealable decision of a court of competent jurisdiction, such Indemnitee, any of its affiliates or its or their respective officers, directors, partners, employees, agents or controlling persons. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Notes. Without limiting the foregoing, and to the extent permitted by Applicable Law, the Issuer agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 8.5 shall be payable not later than 30 days after written demand therefor. Statements payable by the Issuer pursuant to this Section 8.5 shall be submitted to the Treasurer of the Issuer as set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Issuer in a written notice to the Initial Noteholder. The agreements in this Section 8.5 shall survive payment of the Notes and all other amounts payable hereunder.

8.6. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, all future Noteholders and their respective successors and assigns permitted hereby, except that the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Initial Noteholder (and any attempted assignment or transfer by the Issuer without such consent shall be null and void), except as set forth in Section 6.1 with respect to a Replacement Issuer and, for the avoidance of doubt, in connection with the Restructuring, and no Noteholder may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 8.6.

(b) Any Noteholder may, without the consent of the Issuer, assign or transfer to one or more assignees that is a Permitted Transferee (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes at the time owing to it) pursuant to an Assignment and Assumption or similar agreement which includes an agreement by the assignee thereunder to be bound by the terms and provisions of the Intercreditor Agreement, executed by such Assignee and such Noteholder and delivered to the Issuer for its records, together with any related rights and obligations thereunder and, in each case, in accordance with any applicable securities laws of any state of the United States; provided that, in no event may any transfer of a Note be made if such transfer, or such transfer together with any prior transfers, would trigger registration requirements under the Exchange Act. The Issuer or its agent will maintain a register (“Register”) of the Noteholders and Assignees. The Register shall contain the names and addresses of the Noteholders and Assignees and the principal amount of the Notes (and stated interest thereon) held by each Noteholder and each Assignee from time to time. The entries in the Register shall be conclusive and binding, absent manifest error. The Issuer shall refuse to register any transfer of any Note in violation of the foregoing restrictions, the restrictions set forth in Section 8.6(e) or the restrictions set forth in the Note. The Issuer shall enter into such amendments or other modifications to this Agreement and the other Secured Note Documents as are reasonably required to accommodate any such assignments, including, without limitation, amendments or modifications which provide for the accommodation of multiple holders and the appointment of administrative and collateral agents for the Noteholder and such Assignees; provided that such amendments or modifications do not materially increase the tax cost to the Issuer of maintaining the Notes. If there is more than one Noteholder, the Issuer shall provide all information and documents delivered hereunder to the Initial Noteholder to any other Noteholder upon such Noteholder’s reasonable request.

The Initial Note and each additional Note issued pursuant to Section 2.3(b) in connection with an assignment pursuant to this Section 8.6(b) shall bear the following legend:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED,

ONLY (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)), IF, IN THE CASE OF (2) PRIOR TO SUCH TRANSFER, THE TRANSFEREE FURNISHES THE ISSUER A SIGNED LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE NOTEHOLDER) OR (B) TO THE ISSUER OR ITS SUBSIDIARIES AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; PROVIDED THAT IN NO EVENT MAY ANY TRANSFER OF A NOTE BE MADE IF SUCH TRANSFER, OR SUCH TRANSFER TOGETHER WITH ANY PRIOR TRANSFERS, WOULD TRIGGER REGISTRATION REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED OF THE ISSUER OR ANY SUBSIDIARY OR OTHER AFFILIATE OF THE ISSUER.

(c) Any Noteholder may, without the consent of the Issuer, sell participations to a Permitted Transferee (a “Participant”) in all or a portion of such Noteholder’s rights and obligations under this Agreement (including all or a portion of the Notes owing to it); provided that (A) such Noteholder’s obligations under this Agreement shall remain unchanged, (B) such Noteholder shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Issuer shall continue to deal solely and directly with such Noteholder in connection with such Noteholder’s rights and obligations under this Agreement and provided, further, that in no event may any participation in a Note be made if such indirect transfer, or such indirect transfer together with any prior transfers or indirect transfers of the Note, would trigger registration requirements under the Exchange Act. Any agreement pursuant to which a Noteholder sells such a participation shall provide that such Noteholder shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Noteholder will not, without the consent of the Participant, agree to any waiver, amendment, modification, supplement, restatement or other revision to this Agreement or any other Secured Note Document that is a UST Non-Binding Amendment. Subject to the terms of this Section 8.6(c), the Issuer agrees that each Participant shall be entitled to the benefits of Section 2.12, and 2.13 to the same extent as if it were a Noteholder and had acquired its interest by assignment pursuant to paragraph (b) of this Section 8.6; provided, that the Noteholders and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Noteholder would have been entitled to receive had no such transfer occurred unless such transfer occurs while an Event of Default shall have occurred and be continuing. To the extent permitted by law, and subject to the terms of this Section 8.6(c), each Participant also shall be entitled to the benefits of Section 8.7 as though it were the Noteholder. In the event that a Noteholder sells a participation in such Noteholder’s rights and obligations under this

Agreement, such Noteholder, on behalf of Issuer, shall maintain a register on which it enters the name, address and interest in this Agreement of all Participants. Each Noteholder shall refuse to register any transfer of any participation in violation of the foregoing restrictions, the restrictions set forth in Section 8.6(e) or the restrictions set forth in the Note.

If any such participation is in certificated form, it shall bear the following legend:

THIS PARTICIPATION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. THE PARTICIPATION (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT AND THE PARTICIPATION EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE PARTICIPATION EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)), IF, IN THE CASE OF (2), PRIOR TO SUCH TRANSFER, THE TRANSFEREE FURNISHES THE ISSUER AND THE NOTEHOLDER A SIGNED LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE NOTEHOLDER) OR (B) TO THE ISSUER OR ITS SUBSIDIARIES AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; PROVIDED THAT IN NO EVENT MAY ANY TRANSFER OF A PARTICIPATION BE MADE IF SUCH TRANSFER, OR SUCH TRANSFER TOGETHER WITH ANY PRIOR TRANSFERS, WOULD TRIGGER REGISTRATION REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED OF THE ISSUER OR ANY SUBSIDIARY OR OTHER AFFILIATE OF THE ISSUER.

(d) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 8.6 concerning assignments of Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Notes, including, without limitation, any pledge or assignment by a Noteholder of any Note to any Federal Reserve Bank in accordance with Applicable Law.

(e) The Notes have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and, accordingly, may not be offered or sold except as set forth in the following sentence. The Notes were originally issued in a transaction exempt from registration under section 5 of the Securities Act and neither the Note nor any portion thereof may be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom.

(f) Notwithstanding Section 8.6(a), 8.6(b), 8.6(c) and 8.6(e), if at any time the Notes (as defined in the UST Facility) are registered under the Securities Act or exchanged for a note that is entitled to demand, shelf or piggyback registration rights, then the Note will be entitled to demand, shelf, and piggyback registration rights no less favorable than those of the Notes under the UST Facility.

(g) Subject to Section 8.1, if there is more than one Noteholder pursuant to Section 8.6(b), any (i) waiver, amendment, modification, supplement, restatement or other revision to this Agreement or any other Secured Note Document or (ii) any advice, consent, vote, action, direction or other matter to be taken, not taken or determined under this Agreement or any other Secured Note Document by the Noteholders, in the case of each of clauses (i) and (ii) shall require the consent or approval of the majority of Noteholders (by Outstanding Principal as of the date of such determination); provided that the unanimous consent of all Noteholders shall be required with respect to any such waiver, amendment, modification, supplement, restatement or other revision to this Agreement or any other Secured Note Document that is a UST Non-Binding Amendment.

(h) The Issuer shall be deemed to have satisfied its obligation to provide any Noteholder (other than the Initial Noteholder) with any report, notice, financial statement or other information required to be provided under this Agreement or any other Secured Note Document, by making such report, notice, financial statement or other information available by electronic media, bulletin board service or internet website to the extent such action does not conflict with the terms of this Agreement or Applicable Law. In connection with providing access to the Issuer’s internet website, the Issuer may take reasonable measures to ensure that only then current Noteholders may access such information including, without limitation, requiring registration, a confidentiality agreement, evidence of ownership and acceptance of a disclaimer.

8.7. Set-off. In addition to any rights and remedies of the Noteholders provided by law, each Noteholder shall have the right, without prior notice to the Issuer, any such notice being expressly waived by the Issuer to the extent permitted by Applicable Law, upon all amounts owing hereunder becoming due and payable (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Noteholder or any branch or agency thereof to or for the credit or the account of the Issuer. Each Noteholder agrees promptly to notify the Issuer after any such set-off and application made by such Noteholder; provided that, the failure to give such notice shall not affect the validity of such set-off and application.

8.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Issuer and the Initial Noteholder.

8.9. Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.10. Integration. This Agreement and the other Secured Note Documents represent the entire agreement of the Issuer and the Noteholders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Noteholders relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Note Documents.

8.11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12. Submission to Jurisdiction; Waivers. All judicial proceedings brought against any Issuer Party hereto arising out of or relating to this Agreement or any other Secured Note Document, or any Obligations hereunder and thereunder, may be brought in the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Issuer Party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Secured Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.2 or at such other address of each Issuer Party shall have been notified pursuant thereto; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13. Acknowledgments. Each Issuer Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Note Documents;

(b) the Noteholders do not have any fiduciary relationship with or duty to any Group Member arising out of or in connection with this Agreement or any of the other Secured Note Documents, and the relationship between the Noteholders, on one hand, and any Group Member, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Secured Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Issuer or any Subsidiary and the Noteholders.

8.14. Release of Guarantees. Notwithstanding anything to the contrary contained herein or in any other Secured Note Document, the Noteholders hereby agree to take promptly, any action requested by the Issuer having the effect of releasing, or evidencing the release of, any guarantee by any Issuer Party of the Obligations to the extent necessary to permit consummation of any transaction not prohibited by any Secured Note Document or that has been consented to in accordance with Section 8.1.

8.15. Confidentiality. Each Noteholder agrees to keep confidential all non-public information provided to it by any Issuer Party pursuant to this Agreement that is designated by such Issuer Party as confidential; provided that nothing herein shall prevent any Noteholder from disclosing any such information (a) [intentionally omitted], (b) subject to an agreement to comply with the provisions of this Section 8.15 (or other provisions at least as restrictive as this Section), to any actual or prospective Transferee or any pledgee of Notes or any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Issuer Party and its obligations, (c) to its affiliates, employees, directors, trustees, agents, attorneys, accountants and other professional advisors, or those of any of its affiliates for performing the purposes of a Secured Note Document, subject to such Noteholder advising such Person of the confidentiality provisions contained herein, (d) upon the request or demand of any Governmental Authority or regulatory agency (including self-regulated agencies) having jurisdiction (or purporting to have jurisdiction) over it upon notice (other than in connection with routine examinations or inspections by regulators) to the Issuer thereof unless such notice is prohibited or the Governmental Authority or regulatory agency shall require otherwise, (e) in response to any order of any court or other Governmental

Authority or as may otherwise be required pursuant to any Requirement of Law, after notice to the Issuer if reasonably feasible, and, if applicable, after exhaustion of the Group Members’ rights and remedies under Section 1.6 of the Treasury Regulations, 31 C.F.R. Part 1, Subpart A; Sections 27-29 inclusive and 44 of the Access to Information Act, R.S.C., ch A-1 (1985) and Section 28 and Part IV (Sections 50-56 inclusive) of the Freedom of Information and Protection of Privacy Act, R.S.O., ch. F.31 (1990), after notice to the Issuer if reasonably feasible, (f) if requested or required to do so in connection with any litigation or similar proceeding, after notice to the Issuer if reasonably feasible, (g) that has been publicly disclosed, other than in breach of this Section, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about such Noteholder’s investment portfolio in connection with ratings issued with respect to such Noteholder or (i) in connection with the exercise of any remedy hereunder or under any other Secured Note Document.

8.16. Waivers of Jury Trial. EACH OF THE ISSUER PARTIES AND THE NOTEHOLDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17. USA PATRIOT Act. The Noteholders hereby notify the Issuer that pursuant to the requirements of the USA PATRIOT Act, one or more Noteholders may be required to obtain, verify and record information that identifies each Issuer Party, which information includes the name and address of each Issuer Party and other information that will allow any Noteholder subject to such requirement to identify each Issuer Party in accordance with the USA PATRIOT Act, if applicable.

8.18. Effect of Amendment and Restatement of the Existing Note Agreement. On the Effective Date, the Existing Note Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Secured Note Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation or termination of the “Obligations” (as defined in the Existing Note Agreement) as in effect prior to the Effective Date and (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GENERAL MOTORS COMPANY,
a Delaware corporation

By:	/s/ Adil Mistry
Name:	Adil Mistry
Title:	Assistant Treasurer

[Signature Page to Amended and Restated Secured Note Agreement]

GUARANTORS:

ANNUNCIATA CORPORATION

ARGONAUT HOLDINGS, INC.

GENERAL MOTORS ASIA PACIFIC HOLDINGS, LLC

GENERAL MOTORS ASIA, INC.

GENERAL MOTORS INTERNATIONAL HOLDINGS, INC.

GENERAL MOTORS OVERSEAS CORPORATION

GENERAL MOTORS OVERSEAS DISTRIBUTION CORPORATION

GENERAL MOTORS PRODUCT SERVICES, INC.

GENERAL MOTORS RESEARCH CORPORATION

GM APO HOLDINGS, LLC

GM EUROMETALS, INC.

GM FINANCE CO. HOLDINGS LLC

GM GLOBAL STEERING HOLDINGS, LLC

GM GLOBAL TECHNOLOGY OPERATIONS, INC.

GM GLOBAL TOOLING COMPANY, INC.

GM LAAM HOLDINGS, LLC

GM PREFERRED FINANCE CO. HOLDINGS LLC

GM SUBSYSTEMS MANUFACTURING, LLC

GM TECHNOLOGIES, LLC

GM-DI LEASING CORPORATION

GMOC ADMINISTRATIVE SERVICES CORPORATION

GRAND POINTE HOLDINGS, INC.

ONSTAR, LLC

GM COMPONENTS HOLDINGS, LLC

RIVERFRONT HOLDINGS, INC.

RIVERFRONT HOLDINGS PHASE II, INC.

By:	/s/ Adil Mistry
Name:	Adil Mistry
Title:	Vice President

[Signature Page to Amended and Restated Secured Note Agreement]

GM GEFS L.P.

By:	/s/ Adil Mistry
Name:	Adil Mistry
Title:	Vice President

[Signature Page to Amended and Restated Secured Note Agreement]

UAW RETIREE MEDICAL BENEFITS TRUST, as Noteholder

By:	/s/ Robert Naftaly
Name:	Robert Naftaly
Title:	Chair of the Committee of the UAW Retiree Medical Benefits Trust

[Signature Page to Amended and Restated Secured Note Agreement]

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Annex I

Form of Budget

***

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Annex II

Form of Business Plan

***

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

SCHEDULE 1.1A

INITIAL NOTEHOLDER WIRE INSTRUCTIONS

***

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 1.1B

Guarantors

	Guarantor Name	Form of Organization	Jurisdiction of Organization
1.	Annunciata Corporation	Corporation	Delaware

2.	Argonaut Holdings, Inc.	Corporation	Delaware

3.	General Motors Asia Pacific Holdings, LLC	Limited Liability Company	Delaware

4.	General Motors Asia, Inc.	Corporation	Delaware

5.	General Motors International Holdings, Inc.	Corporation	Delaware

6.	General Motors Overseas Corporation	Corporation	Delaware

7.	General Motors Overseas Distribution Corporation	Corporation	Delaware

8.	General Motors Product Services, Inc.	Corporation	Delaware

9.	General Motors Research Corporation	Corporation	Delaware

10.	GM APO Holdings, LLC	Limited Liability Company	Delaware

11.	GM Components Holdings, LLC	Limited Liability Company	Delaware

12.	GM Eurometals, Inc.	Corporation	Delaware

13.	GM Finance Co. Holdings LLC	Limited Liability Company	Delaware

14.	GM GEFS L.P.	Limited Partnership	Nevada

15.	GM Global Steering Holdings, LLC	Limited Liability Company	Delaware

16.	GM Global Technology Operations, Inc.	Corporation	Delaware

17.	GM Global Tooling Company, Inc.	Corporation	Delaware

18.	GM LAAM Holdings, LLC	Limited Liability Company	Delaware

19.	GM Preferred Finance Co. Holdings LLC	Limited Liability Company	Delaware

20.	GM Subsystems Manufacturing, LLC	Limited Liability Company	Delaware

21.	GM Technologies, LLC	Limited Liability Company	Delaware

22.	GM-DI Leasing Corporation	Corporation	Delaware

23.	GMOC Administrative Services Corporation	Corporation	Delaware

24.	Grand Pointe Holdings, Inc.	Corporation	Michigan

25.	OnStar, LLC	Limited Liability Company	Delaware

26.	Riverfront Holdings, Inc.	Corporation	Delaware

27.	Riverfront Holdings Phase II, Inc.	Corporation	Delaware

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 1.1C

Mortgaged Property

No.	Site Designation	County/State	Owner
1.	Warren Technical Center 30800 Mound Road, Warren	Macomb, MI	GENERAL MOTORS COMPANY

2.	Detroit Renaissance Center Campus (including Renaissance Center Franklin Deck & Renaissance Center East) 100 Renaissance Center P.O. Box 100, Detroit	Wayne, MI	RIVERFRONT HOLDINGS, INC.

3.	Milford Proving Grounds 3300 General Motors Road, Milford	Oakland/Livingston, MI	GENERAL MOTORS COMPANY

4.	Mesa Dealership 2 6315 East Auto Park Drive, Mesa	Maricopa, AZ	ARGONAUT HOLDINGS, INC.

5.	Penske Cadillac Hummer South Bay Dealership 18600 Hawthorne Blvd., Torrance	Los Angeles, CA	ARGONAUT HOLDINGS, INC.

6.	Dublin BPG Dealership 4400 John Monego Court, Dublin	Alameda, CA	ARGONAUT HOLDINGS, INC.

7.	Cerritos Dealership 10901 E. 183rd Street & 18120 Studebaker, Cerritos	Los Angeles, CA	ARGONAUT HOLDINGS, INC.

8.	Los Angeles Dealership 444 S. Vermont Ave., Los Angeles	Los Angeles, CA	ARGONAUT HOLDINGS, INC.

9.	Saturn of Cerritos Dealership 18400 Studebaker Road, Cerritos	Los Angeles, CA	ARGONAUT HOLDINGS, INC.

10.	Saturn of Capitol Expressway Dealership 755 W. Capitol Expressway, San Jose	Santa Clara, CA	ARGONAUT HOLDINGS, INC.

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

No.	Site Designation	County/State	Owner
11.	Oakland G Truck Center Dealership 8099 South Coliseum Way, Oakland	Alameda, CA	GENERAL MOTORS COMPANY

12.	Lone Tree Dealerships 8101, 8201, 8301 & 8351 Parkway Drive, Lone Tree	Douglas, CO	ARGONAUT HOLDINGS, INC.

13.	Denver Dealership 2 8120 W. Tuffs Ave., Denver	Denver, CO	ARGONAUT HOLDINGS, INC.

14.	Estero Bay Chevrolet Dealership SW corner Corkscrew Road & I-75, Estero	Lee, FL	ARGONAUT HOLDINGS, INC.

15.	Kendall (Dadeland) Chevrolet Dealership 8455 S. Dixie Highway, Miami	Dade, FL	ARGONAUT HOLDINGS, INC.

16.	Pinellas Park Dealership 9400 U.S. Highway 19 North, Pinellas Park	Pinellas, FL	ARGONAUT HOLDINGS, INC.

17.	Homestead Dealership 1395-1 N. Homestead Blvd., Homestead	Miami-Dade, FL	ARGONAUT HOLDINGS, INC.

18.	Alpharetta Training Center 6395 Shiloh Road, Alpharetta	Forsyth, GA	GENERAL MOTORS COMPANY

19.	Lou Sobh Automotive Dealership 1301 Thornton Road, Lithia Springs	Douglas, GA	ARGONAUT HOLDINGS, INC.

20.	Waterford PC Vacant Land (SPO – Drayton Plains) 5260 Williams Lake Road, Waterford	Oakland, MI	GENERAL MOTORS COMPANY

21.	Miller Buick Pontiac Dealership 920 Route 1 North, Woodbridge	Middlesex, NJ	ARGONAUT HOLDINGS, INC.

22.	Multi-Chevrolet Saturn Dealership 2675 Route 22 West, Union	Union, NJ	ARGONAUT HOLDINGS, INC.

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

No.	Site Designation	County/State	Owner
23.	Vacant Dealership Building 2915 Niagara Falls, Amherst	Erie, NY	ARGONAUT HOLDINGS, INC.

24.	Cheektowaga Dealership 2928 Walden Ave., Cheektowaga	Erie, NY	ARGONAUT HOLDINGS, INC.

25.	New Rochelle Chevrolet Dealership 288-300 Main Street, New Rochelle	Westchester, NY	ARGONAUT HOLDINGS, INC.

26.	Poughkeepsie Dealership (Hudson Pontiac Buick) 1960 S. Road U.S. Route 9, Poughkeepsie	Dutchess, NY	ARGONAUT HOLDINGS, INC.

27.	RAB Motors Dealership 105-20 Queens Blvd., Forest Hills	Queens, NY	ARGONAUT HOLDINGS, INC.

28.	City Cadillac-Oldsmobile, Major Chevrolet, Regain Pontiac and Service Facility Dealership 43-60 Northern Blvd., Long Island	Queens, NY	GENERAL MOTORS COMPANY

29.	Cunningham Motors Dealership 40-40 172 Street, Flushing	Queens, NY	ARGONAUT HOLDINGS, INC.

30.	86th Street Chevrolet Dealership 1575 86th Street, Brooklyn	Kings, NY	ARGONAUT HOLDINGS, INC.

31.	Bohemian Auto Group Dealership 4825 Sunrise Highway, Sayville	Suffolk, NY	GENERAL MOTORS COMPANY

32.	Vacant Dealership Land Jericho Turnpike & Dix Terrace, Huntington Station	Suffolk., NY	ARGONAUT HOLDINGS, INC.

33.	Gildron Cadillac Dealership 1245 Central Park Ave., Yonkers	Westchester, NY	ARGONAUT HOLDINGS, INC.

34.	Mt. Kisco Dealership 175 N. Bedford Road, Mt. Kisco	Westchester, NY	ARGONAUT HOLDINGS, INC.

35.	Cincinnati Dealership 1 3015 Glenhills Way, Cincinnati	Hamilton, OH	ARGONAUT HOLDINGS, INC.

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

No.	Site Designation	County/State	Owner
36.	Wilkes Barre Dealership 2140 Sans Souci Pkwy., Wilkes Barre	Luzerne, PA	ARGONAUT HOLDINGS, INC.

37.	Jenkintown Dealership 2 830 Old York Road, Jenkintown	Montgomery, PA	ARGONAUT HOLDINGS, INC.

38.	Conshohocken Dealership 301 Alan Wood Road, Conshohocken	Montgomery, PA	ARGONAUT HOLDINGS, INC.

39.	Vancouver Dealership 10811 E. Mill Plain Blvd., Vancouver	Clark, WA	ARGONAUT HOLDINGS, INC.

40.	Everett Dealership 7300 & 7428 Evergreen Way, Everett	Snohomish, WA	ARGONAUT HOLDINGS, INC.

41.	Garland Training Center Garland Road at Shiloh Road, Garland	Dallas, TX	GENERAL MOTORS COMPANY

42.	Orem Dealership 1260 S. Sandhill Road, Orem	Utah, UT	ARGONAUT HOLDINGS, INC.

43.	Fremont Dealership 43191 Boscell Road, Fremont	Alameda, CA	ARGONAUT HOLDINGS, INC.

44.	Novato Dealership 1 7123 Redwood Blvd., Novato	Marin, CA	ARGONAUT HOLDINGS, INC.

45.	Elk Grove Dealership 1 8480 Laguna Grove Drive, Elk Grove	Sacramento, CA	ARGONAUT HOLDINGS, INC.

46.	Tyco Dealership 312, 313, 314 Constitution Drive, Menlo Park	San Mateo, CA	ARGONAUT HOLDINGS, INC.

47.	Gilroy Dealership 6720 Bearcat Court, Gilroy	Santa Clara, CA	ARGONAUT HOLDINGS, INC.

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

No.	Site Designation	County/State	Owner
48.	Newark Dealership 43931 Boscell & 42992 Boyce	Alameda, CA	ARGONAUT HOLDINGS, INC.

49.	Thousand Oaks Consolidated Office Building 515 Marin Street, Thousand Oaks	Ventura, CA	GENERAL MOTORS COMPANY

50.	Smyrna Dealership 2155 Cobb Pkwy., SE, Smyrna	Cobb, GA	ARGONAUT HOLDINGS, INC.

51.	Chicago Dealership 1 5515, 5435, 5555 W. Irving Park Road, Chicago	Cook, IL	ARGONAUT HOLDINGS, INC.

52.	Hodgkins Dealership 9510 W. Joliet Road, Hodgkins	Cook, IL	ARGONAUT HOLDINGS, INC.

53.	Elgin Pontiac GMC 909 E. Chicago Street	Kane, IL	ARGONAUT HOLDINGS, INC.

54.	Brazil Dealership 2456 W. U.S. Highway 40, Brazil	Clay, IN	ARGONAUT HOLDINGS, INC.

55.	Indianapolis Dealership 7250 N. Keystone Ave., Indianapolis	Marion, IN	ARGONAUT HOLDINGS, INC.

56.	Former Woburn Dealership 399 Washington Street, Woburn	Middlesex, MA	ARGONAUT HOLDINGS, INC.

57.	Grand Blanc SPO Headquarters 6200 Grande Pointe Drive, Grand Blanc	Genesee, MI	GENERAL MOTORS COMPANY

58.	SPO Lansing (Lansing PDC Vacant Land) 4400 W. Mount Hope Road, Lansing	Ingham, MI	GENERAL MOTORS COMPANY

59.	Michael Chevrolet Dealership 29425 23 Mile Road, Chesterfield Township	Macomb, MI	ARGONAUT HOLDINGS, INC.

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

No.	Site Designation	County/State	Owner
60.	Farmington Hills Dealership 37901 Grand River Ave., Farmington Hills	Oakland, MI	ARGONAUT HOLDINGS, INC.

61.	Ypsilanti Vehicle Center 2901 Tyler Road, Ypsilanti	Washtenaw, MI	GENERAL MOTORS COMPANY

62.	Renaissance Center Land – East TBD	Oakland, MI	GENERAL MOTORS COMPANY

63.	SPO Willow Run w/ Excess Land (Willow Run PDC Vacant Land) 50000 Ecorse Road, Belleville	Wayne, MI	GENERAL MOTORS COMPANY

64.	Englewood Cliffs Dealership 374 Sylvan Ave. (Route 9W), Englewood Cliffs	Bergen, NJ	ARGONAUT HOLDINGS, INC.

65.	Lawrenceville Dealerships (2) 100 & 200 Renaissance Blvd., Lawrenceville	Mercer, NJ	ARGONAUT HOLDINGS, INC.

66.	Former Lawrenceville Dealership 500 Renaissance Blvd., Lawrenceville	Mercer, NJ	ARGONAUT HOLDINGS, INC.

67.	Syracuse Dealership 716 W. Genesee Street, Syracuse	Onondaga, NY	ARGONAUT HOLDINGS, INC.

68.	Kings Mountain Dealership 615 Broadway Drive, Kings Mountain	Cleveland, NC	ARGONAUT HOLDINGS, INC.

69.	Kennett Square Dealership 634 W. State Street, Kennett Square	Chester, PA	ARGONAUT HOLDINGS, INC.

70.	Simpsonville Dealership 3431 N. Industrial Drive, Simpsonville	Greenville, SC	ARGONAUT HOLDINGS, INC.

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

No.	Site Designation	County/State	Owner
71.	McMurray Dealership 2939 Washington Road, McMurray	Washington, PA	ARGONAUT HOLDINGS, INC.

72.	Irving Dealership 200 E. Airport Freeway, Irving	Dallas, TX	ARGONAUT HOLDINGS, INC.

73.	Dallas Dealership 3 8008 Marvin D. Love Freeway, Dallas	Dallas, TX	ARGONAUT HOLDINGS, INC.

74.	Houston Saturn Dealership 4 11750 Old Katy Road, Houston	Harris, TX	ARGONAUT HOLDINGS, INC.

75.	McAllen Dealership 1301 E. Expressway 83, McAllen	Hidalgo, TX	ARGONAUT HOLDINGS, INC.

76.	Detroit Dealership 17677 Mack Ave., Detroit	Wayne, MI	GENERAL MOTORS COMPANY

77.	Menomonee Falls Dealership N70 W. 12900 Appleton Ave., Menomonee Falls	Waukesha, WI	ARGONAUT HOLDINGS, INC.

78.	Millender Center 333 E. Jefferson Ave., Detroit	Wayne, MI	RIVERFRONT HOLDINGS, INC.

79.	Grande Pointe Holdings Vacant Land (Outparcels) TBD	Genesee, MI	GRANDE POINT HOLDINGS, INC.

80.	RenCen Land – West West of Randolph, Detroit	Wayne, MI	RIVERFRONT HOLDINGS, INC.

81.	GM Powertrain Bedford 105 GM Drive, Bedford	Lawrence, IN	GENERAL MOTORS COMPANY

82.	GM MFD Marion 2400 W. Second Street, Marion	Grant, IN	GENERAL MOTORS COMPANY

83.	GM Assembly Fort Wayne 12200 Lafayette Center Road, Roanoke	Huntington, IN	GENERAL MOTORS COMPANY

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

No.	Site Designation	County/State	Owner
84.	GM Powertrain Bay City 1001 Woodside Ave., Bay City *one parcel owned by REALM, Excluded Collateral	Bay, MI	GENERAL MOTORS COMPANY

85.	GM Assembly Detroit Hamtramck 2500 East Grand Blvd., Detroit	Genesee., MI	GENERAL MOTORS COMPANY

86.	GM MFD Flint Tool & Die 425 S. Stevenson Street, Flint	Genesee, MI	GENERAL MOTORS COMPANY

87.	GM Assembly Flint G-3100 Van Slyke Road, Flint	Genesee, MI	GENERAL MOTORS COMPANY

88.	Flint Processing Center (SPO) 6060 Bristol Road, Swartz Creek	Genesee, MI	GENERAL MOTORS COMPANY

89.	GM Assembly Orion 4555 Giddings Road, Lake Orion	Oakland, MI	GENERAL MOTORS COMPANY

90.	GM Assembly Lansing Delta Township 8175 Millett Hwy, Lansing	Ingham, MI	GENERAL MOTORS COMPANY

91.	GM Assembly Lansing Grand River 920 Townsend Ave., Lansing	Ingham, MI	GENERAL MOTORS COMPANY

92.	GM MFD Lansing Regional Stamping 8175 Millett Hwy (2800 W. Saginaw Street), Lansing	Ingham, MI	GENERAL MOTORS COMPANY

93.	GM Powertrain Warren Transmission 23500 Mound Road, Warren	Macomb, MI	GENERAL MOTORS COMPANY

94.	GM Assembly Wentzville 1500-1 E Route A, Wentzville	St. Charles, MO	GENERAL MOTORS COMPANY

95.	GM Powertrain Tonawanda 2995 River Road, Buffalo *one parcel owned by ENCORE, Excluded Collateral	Erie, NY	GENERAL MOTORS COMPANY

96.	GM Assembly Arlington 2525 E. Abram Street, Arlington	Tarrant, TX	GENERAL MOTORS COMPANY

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

No.	Site Designation	County/State	Owner
97.	GM Assembly Janesville 1000 General Motors Drive, Janesville	Rock, WI	GENERAL MOTORS COMPANY

98.	GM MFD Flint 2238 W. Bristol Road, Flint	Genesee, MI	GENERAL MOTORS COMPANY

99.	GM Powertrain Flint Engine South 2100 Bristol Road, Flint	Genesee, MI	GENERAL MOTORS COMPANY

100.	GM Powertrain Defiance 26427 State Road, Defiance	Defiance, OH	GENERAL MOTORS COMPANY

101.	Colma Saturn Dealership 707-711 Serramonte Blvd., Colma	San Mateo, CA	ARGONAUT HOLDINGS, INC.

102.	Doraville Building 3900 Motors Industrial Way, Doraville	DeKalb, GA	GENERAL MOTORS COMPANY

103.	Tower 500/600 500 & 600 Renaissance Center, Detroit	Wayne, MI	RIVERFRONT HOLDINGS PHASE II, INC.

104.	Vacant Lot on Labadie Road	Oakland, MI	GENERAL MOTORS COMPANY

105.	Stamping – Wentzville	St. Charles, MO	GENERAL MOTORS COMPANY

106.	GMPT – Baltimore	Baltimore, MD	GENERAL MOTORS COMPANY

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 1.1D

Pledgors

	Pledgor Name	Form of Organization	Jurisdiction of Organization
1.	General Motors Asia Pacific Holdings, LLC	Limited Liability Company	Delaware

2.	General Motors Asia, Inc.	Corporation	Delaware

3.	General Motors International Holdings, Inc.	Corporation	Delaware

4.	General Motors Overseas Corporation	Corporation	Delaware

5.	General Motors Overseas Distribution Corporation	Corporation	Delaware

6.	GM APO Holdings, LLC	Limited Liability Company	Delaware

7.	General Motors Company	Corporation	Delaware

8.	GM Finance Co. Holdings LLC	Limited Liability Company	Delaware

9.	GM GEFS L.P.	Limited Partnership	Nevada

10.	GM LAAM Holdings, LLC	Corporation	Delaware

11.	GM Preferred Finance Co. Holdings LLC	Limited Liability Company	Delaware

12.	GM Technologies, LLC	Limited Liability Company	Delaware

13.	OnStar, LLC	Limited Liability Company	Delaware

14.	Riverfront Holdings, Inc.	Corporation	Delaware

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Schedule 1.1G

Certain Excluded Subsidiaries

***

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COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.3

Material Litigation

Canadian Export Antitrust Class Actions

Approximately eighty purported class actions on behalf of all purchasers of new motor vehicles in the United States since January 1, 2001, have been filed in various state and federal courts against General Motors Corporation, General Motors of Canada Limited (GM Canada), Ford Motor Company, Chrysler, LLC, Toyota Motor Corporation, Honda Motor Co., Ltd., Nissan Motor Company, Limited, and Bavarian Motor Works and their Canadian affiliates, the National Automobile Dealers Association, and the Canadian Automobile Dealers Association. The federal court actions have been consolidated for coordinated pretrial proceedings under the caption In re New Market Vehicle Canadian Export Antitrust Litigation Cases in the U.S. District Court for the District of Maine, and the more than 30 California cases have been consolidated in the California Superior Court in San Francisco County under the case captions Belch v. Toyota Corporation, et al. and Bell v. General Motors Corporation. In the California state court cases, oral arguments on the plaintiffs’ motion for class certification and defendants’ motion in limine will be heard on April 21, 2009.

The nearly identical complaints alleged that the defendant manufacturers, aided by the association defendants, conspired among themselves and with their dealers to prevent the sale to U.S. citizens of vehicles produced for the Canadian market and sold by dealers in Canada. The complaints alleged that new vehicle prices in Canada are 10% to 30% lower than those in the United States, and that preventing the sale of these vehicles to U.S. citizens resulted in the payment of higher than competitive prices by U.S. consumers. The complaints, as amended, sought injunctive relief under U.S. antitrust law and treble damages under U.S. and state antitrust laws, but did not specify damages. The complaints further alleged unjust enrichment and violations of state unfair trade practices act. On March 5, 2004, the U.S. District Court for the District of Maine issued a decision holding that the purported indirect purchaser classes failed to state a claim for damages under federal antitrust law but allowed a separate claim seeking to enjoin future alleged violations to continue. The U.S. District Court for the District of Maine on March 10, 2006 certified a nationwide class of buyers and lessees under Federal Rule 23(b)(2) solely for injunctive relief, and on March 21, 2007 stated that it would certify 20 separate statewide class actions for damages under various state law theories under Federal Rule 23(b)(3), covering the period from January 1, 2001 to April 30, 2003. On October 3, 2007, the U.S. Court of Appeals for the First Circuit heard oral arguments on our consolidated appeal of the both class certification orders.

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On March 28, 2008, the U.S. Court of Appeals for the First Circuit reversed the certification of the injunctive class and ordered dismissal of the injunctive claim. The U.S. Court of Appeals for the First Circuit also vacated the certification of the damages class and remanded to the U.S. District Court for the District of Maine for determination of several issues concerning federal jurisdiction and, if such jurisdiction still exists, for reconsideration of that class certification on a more complete record. On remand, plaintiffs have again moved to certify a damages class, with argument on that motion projected for March, 2009.

On July 6, 2009, the United States District Court for the district of Maine granted summary judgment in favor of the defendants in the In re New Market Vehicle Canadian Export Antitrust Litigation Cases.

American Export Antitrust Class Actions

On September 25, 2007, a claim was filed in the Ontario Superior Court of Justice on behalf of a purported class of actual and intended purchasers of vehicles in Canada claiming that a similar alleged conspiracy was now preventing lower-cost U.S. vehicles from being sold to Canadians. No determination has been made that the case may be maintained as a class action, and it is not possible to determine the likelihood of liability or reasonably ascertain the amount of any damages.

ERISA Class Actions

GMIMCo is one of numerous defendants in several purported class action lawsuits filed in March and April 2005 in the U.S. District Court for the Eastern District of Michigan, alleging violations of ERISA with respect to the Delphi company stock plans for salaried and hourly employees. The cases have been consolidated under the case caption In re Delphi ERISA Litigation in the Eastern District of Michigan for coordinated pretrial proceedings with other Delphi stockholder lawsuits in which GMIMCo is not named as a defendant. The complaints essentially allege that GMIMCo, a named fiduciary of the Delphi plans, breached its fiduciary duties under ERISA to plan participants by allowing them to invest in the Delphi Common Stock Fund when it was imprudent to do so, by failing to monitor State Street, the entity appointed by GMIMCo to serve as investment manager for the Delphi Common Stock Fund, and by knowingly participating in, enabling or failing to remedy breaches of fiduciary duty by other defendants. No determination has been made that a class action can be maintained against GMIMCo, and there have been no decisions on the merits of the claims. Delphi has reached a settlement of these cases that, if implemented, would provide for dismissal of all claims against GMIMCo related to this litigation without payment by GMIMCo. That settlement has been approved by both the District Judge in the Eastern

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District of Michigan and the Bankruptcy Judge in the Southern District of New York presiding over Delphi’s bankruptcy proceeding. However, implementation of the settlement remains conditioned upon i) the resolution of a pending appeal of the district court’s approval and ii) the implementation of Delphi’s plan of reorganization approved by the Bankruptcy Court. Accordingly, the disposition of the case remains uncertain, and it is not possible to determine whether liability is probable or the amount of damages, if any.

On March 8, 2007, a purported class action lawsuit was filed in the U.S. District Court for the Southern District of New York captioned Young, et al. v. General Motors Investment Management Corporation, et al. The case, brought by four plaintiffs who are alleged to be participants in the General Motors Savings-Stock Purchase Program for Salaried Employees and the General Motors Personal Savings Plan for Hourly-Rate Employees, purports to bring claims on behalf of all participants in these two plans as well as participants in the General Motors Income Security Plan for Hourly-Rate Employees and the Saturn Individual Savings Plan for Represented Members against GMIMCo and State Street. The complaint alleges that GMIMCo and State Street breached their fiduciary duties to plan participants by allowing participants to invest in five different funds that each primarily held the equity of a single company: the EDS Fund, the DIRECTV Fund, the News Corp. Fund, the Raytheon Fund and the Delphi Fund, all of which plaintiffs allege were imprudent investments because of their inherent risk and poor performance relative to more prudent investment alternatives. The complaint also alleges that GMIMCo breached its fiduciary duties to plan participants by allowing participants to invest in mutual funds offered by FMR Corp. under the Fidelity brand name. Plaintiffs allege that by investing in these funds, participants paid excessive fees and costs that they would not have incurred had they invested in more prudent investment alternatives. The complaint seeks a declaration that defendants have breached their fiduciary duties, an order requiring defendants to compensate the plans for their losses resulting from their breaches of fiduciary duties, the removal of defendants as fiduciaries, an injunction against further breaches of fiduciary duties, other unspecified equitable and monetary relief and attorneys’ fees and costs.

On April 12, 2007, a purported class action lawsuit was filed in the U.S. District Court for the Southern District of New York captioned Mary M. Brewer, et al. v. General Motors Investment Management Corporation, et al. The case was brought by a plaintiff who alleges that she is a participant in the Delphi Savings-Stock Purchase Program for Salaried Employees and purports to bring claims on behalf of all participants in that plan as well as participants in the Delphi Personal Savings Plan for Hourly-Rate Employees; the ASEC Manufacturing Savings Plan and the Delphi Mechatronic Systems Savings-Stock Purchase Program against GMIMCo and State Street. The complaint alleges that GMIMCo and State Street breached their fiduciary duties to plan participants by allowing participants to invest in five different funds that each primarily held the equity of a single company: the EDS Fund, the DIRECTV

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Fund, the News Corp. Fund, the Raytheon Fund and the GM Common Stock Fund, all of which plaintiffs allege were imprudent investments because of their inherent risk and poor performance relative to more prudent investment alternatives. The complaint also alleges that GMIMCo breached its fiduciary duties to plan participants by allowing participants to invest in mutual funds offered by FMR Corp. under the Fidelity brand name. Plaintiffs allege that by investing in these funds, participants paid excessive fees and costs that they would not have incurred had they invested in more prudent investment alternatives. The complaint seeks a declaration that defendants have breached their fiduciary duties, an order requiring defendants to compensate the plans for their losses resulting from their breaches of fiduciary duties, the removal of defendants as fiduciaries, an injunction against further breaches of fiduciary duties, other unspecified equitable and monetary relief and attorneys’ fees and costs.

On March 24, 2008 the U.S. District Court for the Southern District of New York granted GMIMCo’s motions to dismiss Young and Brewer on statute of limitations grounds. Plaintiffs have appealed the dismissal in both cases. Oral argument in the consolidated appeal is scheduled for late March 2009.

No determination has been made that either case may be maintained as a class action. The scope of both actions is uncertain, and it is not possible to determine the likelihood of liability or reasonably ascertain the amount of any damages.1

Asbestos Litigation

Like most automobile manufacturers, we have been subject in recent years to asbestos-related claims. We have used some products which incorporated small amounts of encapsulated asbestos. These products, generally brake linings, are known as asbestos-containing friction products. There is a significant body of scientific data demonstrating that these asbestos-containing friction products are not unsafe and do not create an increased risk of asbestos-related disease. We believe that the use of asbestos in these products was appropriate. A number of the claims are filed against us by automotive mechanics and their relatives seeking recovery based on their alleged exposure to the small amount of asbestos used in brake components. These claims generally identify numerous other potential sources for the claimant’s alleged exposure to asbestos that do not involve us or asbestos-containing friction products, and many of these other potential sources would place users at much greater risk. Most of these claimants do not have an asbestos-related illness and may not develop one. This is consistent with the experience reported by other automotive manufacturers and other end users of asbestos.

[1]	Note: After the Form 10-K was filed, the US Court of Appeals for the Second Circuit affirmed the dismissal in the Young and Brewer cases.

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Two other types of claims related to alleged asbestos exposure that are asserted against us — locomotive and premises — represent a significantly lower exposure to liability than the automotive friction product claims. Like other locomotive manufacturers, we used a limited amount of asbestos in locomotive brakes and in the insulation used in some locomotives. (We sold our locomotive manufacturing business in 2005). These uses have been the basis of lawsuits filed against us by railroad workers seeking relief based on their alleged exposure to asbestos. These claims generally identify numerous other potential sources for the claimant’s alleged exposure to asbestos that do not involve us or locomotives. Many of these claimants do not have an asbestos-related illness and may never develop one. Moreover, the West Virginia and Ohio supreme courts have ruled that federal law preempts asbestos tort claims asserted on behalf of railroad workers. Such preemption means that federal law eliminates the possibility that railroad workers could maintain state law claims against us. In addition, a relatively small number of claims are brought by contractors who are seeking recovery based on alleged exposure to asbestos-containing products while working on premises owned by us. These claims generally identify numerous other potential sources for the claimant’s alleged exposure to asbestos that do not involve us.

GM/OnStar Analog Equipment Litigation

We or our wholly-owned subsidiary OnStar Corporation or both of us are parties to more than 20 putative class actions filed in various states, including Michigan, Ohio, New Jersey, Pennsylvania and California. All of these cases have been consolidated for pretrial purposes in a multi-district proceeding under the caption In re OnStar Contract Litigation in the U.S. District Court for the Eastern District of Michigan. The litigation arises out of the discontinuation by OnStar of services to vehicles equipped with analog hardware. OnStar was unable to provide services to such vehicles because the cellular carriers which provide communication service to OnStar terminated analog service beginning in February 2008. In the various cases, the plaintiffs are seeking certification of nationwide or statewide classes of owners of vehicles currently equipped with analog equipment, alleging various breaches of contract, misrepresentation and unfair trade practices. This proceeding is in the early stages of development and has been stayed while the court considers the defendants’ motions to dismiss the claims. Class certification motions have not been filed and the parties have completed minimal document discovery. It is not possible at this time to determine whether class certification or liability is probable as to GM or OnStar or to reasonably ascertain the amount of any recoverable damages.

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Greenhouse Gas Lawsuit

In California ex rel. Lockyer v. General Motors Corporation, et al., the California Attorney General brought suit against a group of major vehicle manufacturers including us for damages allegedly suffered by the state as a result of greenhouse gas emissions from the manufacturers’ vehicles, principally based on a common law nuisance theory. On September 18, 2007, the U.S. District Court for the Northern District of California granted the defendants’ motion to dismiss the complaint on the grounds that the claim under the federal common law of nuisance raised non-justiciable political questions beyond the court’s jurisdiction. The court also dismissed without prejudice the nuisance claim under California state law. Plaintiff filed an appeal with the U.S. Court of Appeals for the Ninth Circuit on October 16, 2007, and briefing is complete. Oral argument was set for March 10, 2009 but vacated at the request of the California Attorney General, citing the possibility that California may withdraw its case if greenhouse gas emissions are regulated by the U.S. government under the Clean Air Act.

Carbon Dioxide Emission Standard Litigation

In a number of cases, we and the Alliance of Automobile Manufacturers, the Association of International Automobile Manufacturers, Chrysler, various automobile dealers have brought suit for declaratory and injunctive relief from state legislation imposing stringent controls on new motor vehicle CO2 emissions. These cases argue that such state regulation of CO2 emissions is preempted by two federal statutes, the Energy Policy and Conservation Act and the Clean Air Act. The cases were brought against the CARB on December 7, 2004, in the U.S. District Court for the Eastern District of California (Fresno Division); against the Vermont Agency of Natural Resources and the Vermont Department of Environmental Conservation on November 18, 2005, in the U.S. District Court for the District of Vermont; and against the Rhode Island Department of Environmental Management on February 13, 2006, in the U.S. District Court for the District of Rhode Island.

On September 12, 2007, the U.S. District Court for the District of Vermont issued an order rejecting plaintiffs’ argument and dismissing the complaint. The industry plaintiffs, including us, have appealed to the U.S. Court of Appeals for the Second Circuit. On December 12, 2007, the U.S. District Court for the Eastern District of California issued an order granting summary judgment in favor of the defendant State of California and interveners on industry’s claims related to federal preemption. The court did not lift the order enjoining California from enforcing the AB 1493 Rules in the absence of an EPA waiver. The industry’s response to the ruling is under consideration. A related challenge in the California Superior

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Court in Fresno is pending. On December 21, 2007, the U.S. District Court for the District of Rhode Island denied the state’s motion to dismiss the industry challenge and announced steps for the case to proceed to trial. Also on December 27, 2007, several New Mexico auto dealers filed a federal legal challenge to adoption of the standards in that state.

Financial Assurance Enforcement

The EPA has notified us that they intend to bring an administrative enforcement action for alleged historic failures to comply with the RCRA’s annual financial assurance requirements. We anticipate that the EPA will seek penalties exceeding $100,000.

Canadian Export Antitrust Class Actions

With respect to the previously reported antitrust class action consolidated in the U.S. District Court for the District of Maine, captioned In re New Market Vehicle Canadian Export Antitrust Litigation Cases, and the more than 30 California cases consolidated in the California Superior Court in San Francisco County under the case captions Belch v. Toyota Corporation, et al. and Bell v. General Motors Corporation, oral arguments on the plaintiffs’ motion for class certification and defendants’ motion in limine was heard on April 21, 2009 for the California state court cases.

Also, as previously reported, the U.S. Court of Appeals for the First Circuit also vacated the certification of the damages class and remanded to the U.S. District Court for the District of Maine for determination of several issues concerning federal jurisdiction and, if such jurisdiction still exists, for reconsideration of that class certification on a more complete record. On remand, plaintiffs have again moved to certify a damages class, and defendants again moved for summary judgment and to strike plaintiffs’ economic expert. Oral arguments on the summary judgment motions and motion to strike were heard on March 6, 2009.

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Patent Infringement Litigation

On December 23, 2008, Kruse Technology Partnership v. General Motors Corporation was filed in the U.S. District Court for the Central District of California. In Kruse, the plaintiff alleges that we infringe four U.S. patents related to “Internal Combustion Engine with Limited Temperature Cycle” by making and selling Duramax diesel engines, which embody its patented technology. The plaintiff has informed us that it believes that its royalty damages would be significantly more than $100 million.

On April 14, 2009, Kruse Technology Partnership v. DMAX, Ltd. was filed in the U.S. District Court for the Central District of California. The defendant DMAX is a joint venture with Isuzu that is 60% owned by GM and that manufactures and assembles the mechanical and other components of Duramax diesel engines for sale to GM. The plaintiff alleges that DMAX infringes three U.S. patents related to “Internal Combustion Engine with Limited Temperature Cycle” by making and selling Duramax diesel engines. The complaint requests damages and an injunction. DMAX is defending Kruse on several grounds, including non-infringement and invalidity of the patents.

Greenhouse Gas Lawsuit

In the case of California ex rel. Lockyer v. General Motors Corporation, et al., which has been previously reported, oral argument on plaintiff’s appeal has been scheduled twice, but both dates were vacated at the plaintiff’s request, citing the possibility that California may withdraw its case if greenhouse gas emissions are regulated by the U.S. government under the Clean Air Act. In vacating the oral argument scheduled for May 8, 2009, the court granted a six-month continuance, so that the rescheduled argument would take place on or around October 8, 2009.

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.10

Chief Executive Office and Chief Operating Office

Name	Main Office Address
Borrower
General Motors Company	300 Renaissance Center Detroit, MI 48265-3000
Guarantors
Annunciata Corporation	300 Renaissance Center Detroit, MI 48265-3000

Argonaut Holdings, Inc.	c/o Worldwide Real Estate 200 Renaissance Center Detroit, MI 48265

General Motors Asia Pacific Holdings, LLC	300 Renaissance Center Detroit, MI 48265-3000

General Motors Asia, Inc.	300 Renaissance Center Detroit, MI 48265-3000

General Motors International Holdings, Inc.	300 Renaissance Center Detroit, MI 48265-3000

General Motors Overseas Corporation	300 Renaissance Center Detroit, MI 48265-3000

General Motors Overseas Distribution Corporation	300 Renaissance Center Detroit, MI 48265-3000

General Motors Product Services, Inc.	300 Renaissance Center Detroit, MI 48265-3000

General Motors Research Corporation	300 Renaissance Center Detroit, MI 48265-3000

GM APO Holdings, LLC	300 Renaissance Center Detroit, MI 48265-3000

GM Components Holdings, LLC	300 Renaissance Center Detroit, MI 48265-3000

GM Eurometals, Inc.	Powertrain Global Headquarters – Nonferrous Metals 777 Joslyn Avenue Pontiac, MI 48340-2925

GM Finance Co. Holdings LLC	300 Renaissance Center Detroit, MI 48265-3000

GM GEFS L.P.	3895 Warren Way Reno, NV 89509

GM Global Steering Holdings, LLC	300 Renaissance Center Detroit, MI 48265-3000

GM Global Technology Operations, Inc.	300 Renaissance Center Detroit, MI 48265-3000

GM Global Tooling Company, Inc.	30001 Van Dyke Warren, MI 48090

GM LAAM Holdings, LLC	Huntington Centre I 2901 S.W. 149th Avenue Suite 400 Miramar, FL 33027

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Name	Main Office Address
GM Preferred Finance Co. Holdings LLC	300 Renaissance Center Detroit, MI 48265-3000

GM Subsystems Manufacturing, LLC	300 Renaissance Center Detroit, MI 48265-3000

GM Technologies, LLC	300 Renaissance Center Detroit, MI 48265-3000

GM-DI Leasing Corporation	300 Renaissance Center Detroit, MI 48265-3000

GMOC Administrative Services Corporation	300 Renaissance Center Detroit, MI 48265-3000

Grand Pointe Holdings, Inc.	300 Renaissance Center Detroit, MI 48265-3000

OnStar, LLC	OnStar Corporation 400 Renaissance Center P.O. Box 400 Detroit, MI 48265-4000

Riverfront Holdings, Inc.	c/o Worldwide Real Estate 200 Renaissance Center Detroit, MI 48265

Riverfront Holdings Phase II, Inc.	300 Renaissance Center Detroit, MI 48265-3000

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.11

Location of Books and Records

Site/Property/Campus Designation	State/Province	City
Yuma Proving Ground	Arizona	Yuma
Milford Proving Grounds	Michigan	Milford
Pontiac Centerpoint Campus - Central	Michigan	Pontiac
Pontiac North Campus (incl Lab)	Michigan	Pontiac
Warren Technical Center	Michigan	Warren
Saginaw Technical & Casting Center	Michigan	Saginaw
Romulus Transmission Center	Michigan	Romulus
Doraville Assembly Center	Georgia	Doraville
Janesville Assembly Center	Wisconsin	Janesville
Moraine Assembly Center	Ohio	Moraine
Grand Rapids Metal Stamping	Michigan	Wyoming
Thousand Oaks Consolidated Office Building	California	Thousand Oaks
Detroit Renaissance Center Campus	Michigan	Detroit
Grand Blanc SPO Headquarters	Michigan	Grand Blanc
Saginaw Administration Site	Michigan	Saginaw
Spring Hill Manufacturing Campus	Tennessee	Spring Hill
Alpharetta Training Center	Georgia	Alpharetta
Garland Training Center	Texas	Garland
Willow Run PDC	Michigan	Belleville
Lansing PDC	Michigan	Lansing
Pontiac North Plt 17	Michigan	Pontiac
Pontiac North PC	Michigan	Pontiac
Waterford PC	Michigan	Waterford
Ypsilanti Vehicle Center	Michigan	Ypsilanti
SPO PDC IV (b)	Tennessee	Memphis

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.15

Subsidiaries

***

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.16

Ownership of Covered Group Members

Loan Party	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
Capitalization of Loan Parties

Annunciata Corporation	Corporation	Delaware	General Motors Company	100%

Argonaut Holdings, Inc.	Corporation	Delaware	General Motors Company	100%

General Motors Asia Pacific Holdings, LLC	Limited Liability Company	Delaware	General Motors Company General Motors Asia, Inc. General Motors Overseas Corporation	95.76% 3.6% 0.64%

General Motors Asia, Inc.	Corporation	Delaware	General Motors Company	100%

General Motors International Holdings, Inc.	Corporation	Delaware	General Motors Company	100%

General Motors Overseas Corporation	Corporation	Delaware	General Motors Company	100%

General Motors Overseas Distribution Corporation	Corporation	Delaware	General Motors Company	100%

General Motors Product Services, Inc.	Corporation	Delaware	General Motors Company General Motors of Canada Limited	88.4% 11.6%

General Motors Research Corporation	Corporation	Delaware	General Motors Company	100%

GM APO Holdings, LLC	Limited Liability Company	Delaware	General Motors Asia Pacific Holdings, LLC	100%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Loan Party	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
GM Components Holdings, LLC	Limited Liability Company	Delaware	General Motors Company	100%

GM Eurometals, Inc.	Corporation	Delaware	General Motors Company	100%

GM Finance Co. Holdings LLC	Limited Liability Company	Delaware	General Motors Company	100%

GM GEFS L.P.	Limited Partnership	Nevada	General Motors Company GM Technologies, LLC	99.99% 0.01%

GM Global Steering Holdings, LLC	Limited Liability Company	Delaware	General Motors Company	100%

GM Global Technology Operations, Inc.	Corporation	Delaware	General Motors Company	100%

GM Global Tooling Company, Inc.	Corporation	Delaware	General Motors Company	100%

GM LAAM Holdings, LLC	Limited Liability Company	Delaware	General Motors Asia Pacific Holdings, LLC	100%

GM Preferred Finance Co. Holdings LLC	Limited Liability Company	Delaware	General Motors Company	100%

GM Subsystems Manufacturing, LLC	Limited Liability Company	Delaware	General Motors Company	100%

GM Technologies, LLC	Limited Liability Company	Delaware	General Motors Company	100%

GM-DI Leasing Corporation	Corporation	Delaware	General Motors Company	100%

GMOC Administrative Services Corporation	Corporation	Delaware	General Motors Overseas Corporation	100%

Grand Pointe Holdings, Inc.	Corporation	Michigan	WRE, Inc.	100%

OnStar, LLC	Limited Liability Company	Delaware	General Motors Company	100%

Riverfront Holdings, Inc.	Corporation	Delaware	General Motors Company	100%

Riverfront Holdings Phase II, Inc.	Corporation	Delaware	Riverfront Holdings, Inc.	100%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
Capitalization of Additional Covered Group Members

Chevrolet Sociedad Anonima de Ahorro para Fines Determinados		Argentina	GM LAAM Holdings, LLC General Motors Overseas Distribution Corporation	90% 10%

General Motors Argentina S.r.l.		Argentina	General Motors Chile Industria Automotriz Limitada GM LAAM Holdings, LLC Suzuki	94.99% 4.61% 0.4%

General Motors Australia Ltd.		Australia	General Motors Overseas Corporation	100%

General Motors Investments Pty. Ltd.		Australia	General Motors Australia Ltd.	100%

GM Holden Ltd.		Australia	General Motors Australia Ltd.	100%

General Motors Holden Sales Pty. Limited		Australia	GM Holden Ltd.	100%

Salmon Street Ltd.		Australia	GM Holden Ltd. General Motors Holden Sales Pty Limited	80% 20%

Funcap-Comercio e Administracao de Bens Moveis e Valores Ltda.		Brazil	General Motors do Brasil Ltda. Da Silveira Pinheiro Neto, Jose Carlos	99.9% 0.1%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
General Motors do Brasil Ltda.		Brazil	GM LAAM Holdings, LLC Ardila Jaime; Da Silveira Pinheiro Neto, Jose Carlos; Mariani, Sandra (1 share each)	99.999% 0.001%

GM Factoring Sociedade de Fomento Comercial Ltda.		Brazil	General Motors do Brasil Ltda. Mariani, Sandra	99.9% 0.1%

GM International Sales Ltd.		Cayman Islands	General Motors Overseas Distribution Corporation	100%

General Motors Chile Industria Automotriz Limitada		Chile	GM Inversiones Santiago Limitada GM LAAM Holdings, LLC	99.9% 0.1%

GM Inversiones Santiago Limitada		Chile	GM LAAM Holdings, LLC General Motors Chile Industria Automotriz Limitada	99.99% 0.01%

General Motors (China) Investment Company Limited		China	General Motors China, Inc.	100%

General Motors Warehousing and Trading (Shanghai) Co. Ltd.		China	General Motors China, Inc.	100%

General Motors (Hong Kong) Company Limited		China	General Motors China, Inc.	100%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
General Motors - Colmotores S.A.		Colombia	GM LAAM Holdings, LLC Suzuki Itochu Local Shareholders	92.53% 2.29% 1.58% 3.80%

General Motors del Ecuador S.A.		Ecuador	GM LAAM Holdings, LLC General Motors Overseas Distribution Corporation	99.9% 0.1%

Holdcorp S.A.		Ecuador	Omnibus BB Transportes, S.A. General Motors del Ecuador S.A.	99.999% 0.001%

Omnibus BB Transportes, S.A.		Ecuador	GM LAAM Holdings, LLC General Motors del Ecuador S.A. Chipper Investments L.L.C. Empronorte Overseas Holding Dine, S.A. Itochu Latin America Minida L.L.C. Shatzi L.L.C.	40.085% 11.087% 0.757% 7.459% 34.097% 5.001% 0.757% 0.758%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
Elasto S.A.		Ecuador	Omnibus BB Transportes, S.A. General Motors del Ecuador S.A. Alamo Investment, Inc. Avendano Ricardo Chipper Investments L.L.C. Minda L.L.C. Shatzi L.L.C.	56% 15.2% 20% 0.8% 2.667% 2.667% 2.667%

GM Auslandprojekte GmbH		Germany	General Motors Company	100%

Chevrolet Sales India Private Ltd.		India	General Motors Overseas Distribution Corporation General Motors International Holdings, Inc.	99.99% 0.01%

General Motors India Private Ltd		India	General Motors Asia Pacific Holdings, LLC GM Holden Ltd.	99.53% 0.47%

P.T. GM AutoWorld Indonesia		Indonesia	P.T. General Motors Indonesia Arif Pramadana	99.9996% 0.0004%

P.T. General Motors Indonesia		Indonesia	General Motors Asia Pacific Holdings, LLC GM Holden Ltd.	79% 21%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
General Motors Israel Ltd.		Israel	GM LAAM Holdings, LLC	100%

GM-UMI Technology Research and Development Ltd.		Israel	GM LAAM Holdings, LLC Universal Motors Israel Ltd.	51% 49%

General Motors Asia Pacific (Japan) Limited		Japan	General Motors Company	100%

GM AutoWorld Yugen Kaisha		Japan	General Motors Company	100%

General Motors East Africa Limited		Kenya	General Motors Asia Pacific Holdings, LLC Centrum Investment Co. Ltd. Itochu Corp. ICDC	57.7% 17.8% 4.5% 20%

GM AutoWorld Korea Co. Ltd.		Korea	General Motors Asia, Inc.	100%

GM Korea Co., Ltd.		Korea	General Motors Korea, Inc.	100%

Cadillac Polanco, S.A. de C.V.		Mexico	Controladora ACDelco S.A. de C.V. Controladora General Motors, S.A. de C.V.	99.9999% 0.0001%

Controladora ACDelco S.A. de C.V.		Mexico	Controladora General Motors, S.A. de C.V. General Motors de México, S. de R.L. de C.V.	99.9999% 0.0001%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
Controladora General Motors, S.A. de C.V.		Mexico	General Motors Overseas Distribution Corporation Sistemas para Automotores de México, S. de R.L. de C.V.	99.9999% 0.0001%

General Motors de Mexico, S. de R.L. de C.V.		Mexico	Controladora General Motors, S.A. de C.V. Sistemas para Automotores de México, S. de R.L. de C.V.	99.9999% 0.0001%

GMAC Holding S.A. de C.V.		Mexico	Controladora General Motors, S.A. de C.V. Sistemas para Automotores de México, S. de R.L. de C.V.	99.999% 0.001%

Sistemas para Automotores de Mexico, S. de R.L. de C.V.		Mexico	Controladora General Motors, S.A. de C.V. General Motors de México, S. de R.L. de C.V.	99.86% 0.14%

Holden New Zealand Limited		New Zealand	General Motors Company	100%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
General Motors Peru S.A.		Peru	General Motors Inversiones Santiago Ltda.	99.994%

			General Motors Overseas Distribution Corporation	0.004%

			General Motors Overseas Corporation	0.002%

General Motors Automobiles Philippines, Inc.		Philippines	General Motors Company	99.999%

			Francis M. Burdett	0.0018%

			Stephen K. Carlisle	0.0018%

			Loreto C. Cruz	0.0018%

			Teodoro D. Regala	0.0018%

			Stephen Nicholas Small	0.0018%

General Motors Auto LLC		Russia	GM Auslandprojekte GmbH	99.90%

			General Motors CIS, LLC	0.10%

General Motors Asia Pacific (Pte) Ltd.		Singapore	General Motors Company	100%

BOCO (Proprietary) Limited		South Africa	GM LAAM Holdings, LLC	100%

General Motors South Africa (Pty) Limited		South Africa	BOCO (Proprietary) Limited	100%

GM Plats (Proprietary) Limited		South Africa	General Motors Asia Pacific Holdings, LLC	100%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
General Motors Automotive Holdings, S.L.		Spain	General Motors International Holdings, Inc.	77.53%
			General Motors Company	11.34%
			General Motors of Canada Limited	11.13%
General Motors Europe AG		Switzerland	General Motors Automotive Holdings S.L.	100%
General Motors Taiwan Ltd.		Taiwan	GM APO Holdings, LLC	99.9999%
			Kung-Chou Chu	0.00000012%
			Arne Engel	0.00000012%
			Terence B. Johnsson	0.00000012%
			Bright Lin	0.00000012%
			Jerry Lin	0.00000012%
			Barbara A. Lister-Tait	0.00000012%
Tai Jin International Automotive Distribution Co. Ltd.		Taiwan	General Motors China, Inc.	100%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
General Motors (Thailand) Limited		Thailand	General Motors Thailand Investments LLC	99.9999917%
			Stephen K. Carlisle	0.00000138%
			Kenneth Joseph Cavanaugh	0.00000138%
			Raymundo Garza	0.00000138%
			Somnuek Ngamtrakulchol	0.00000138%
			Stephen Nicholas Small	0.00000138%
			Antonio Pantaleon Zara, III	0.00000138%
Chevrolet Sales (Thailand) Limited		Thailand	General Motors Asia, Inc.	99.9999186%
			Stephen K. Carlisle	0.00001357%
			Kenneth Joseph Cavanaugh	0.00001357%
			Raymundo Garza	0.00001357%
			Somnuek Ngamtrakulchol	0.00001357%
			Stephen Nicholas Small	0.00001357%
			Antonio Pantaleon Zara, III	0.00001357%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
General Motors Powertrain (Thailand) Limited		Thailand	General Motors Asia Pacific Holdings, LLC	99.9999627%
			Stephen K. Carlisle	0.0000062%
			Kenneth Joseph Cavanaugh	0.0000062%
			Raymundo Garza	0.0000062%
			Gerry L. Hargrove	0.0000062%
			Stephen Nicholas Small	0.0000062%
			Antonio Pantaleon Aguila Zara	0.0000062%
General Motors Southeast Asia Oeprations Limited		Thailand	General Motors Asia, Inc.	99.994%
			Stephen K. Carlisle	0.001%
			Kenneth Joseph Cavanaugh	0.001%
			Raymundo Garza	0.001%
			Somnuek Ngamtrakulchol	0.001%
			Stephen Nicholas Small	0.001%
			Antonio Pantaleon Zara	0.001%
General Motors Africa and Middle East FZE		United Arab Emirates	General Motors Overseas Distribution Corporation	100%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Covered Group Member	Form of Organization	Jurisdiction of Organization	Owner	Percent Owned
GM GPSC UK Limited		United Kingdom	General Motors Automotive Holdings S.L.	100%

Global Tooling Service Company Europe Limited		United Kingdom	General Motors Company	100%

General Motors Limited		United Kingdom	General Motors Asia Pacific Holdings, LLC	77.17%

			General Motors Asia Pacific (Japan) Limited	22.83%

Aftermarket UK Limited		United Kingdom	General Motors Automotive Holdings S.L.	100%

General Motors Uruguay, S.A.		Uruguay	GM LAAM Holdings, LLC	100%

Sustemas de Compra Programada Chevrolet, C.A.		Venesuela	GM LAAM Holdings, LLC	100%

General Motors Venezolana, C.A.		Venezuela	GM LAAM Holdings, LLC	100%

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.21

Jurisdictions and Recording Offices

A. UCC Filing Jurisdictions and Offices

Entity	Form of Organization	Jurisdiction of Organization	Filing Jurisdiction and Filing Office
Annunciata Corporation	Corporation	Delaware	Delaware – Secretary of State

Argonaut Holdings, Inc.	Corporation	Delaware	Delaware – Secretary of State

General Motors Asia Pacific Holdings, LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

General Motors Asia, Inc.	Corporation	Delaware	Delaware – Secretary of State

General Motors International Holdings, Inc.	Corporation	Delaware	Delaware – Secretary of State

General Motors Overseas Corporation	Corporation	Delaware	Delaware – Secretary of State

General Motors Overseas Distribution Corporation	Corporation	Delaware	Delaware – Secretary of State

General Motors Product Services, Inc.	Corporation	Delaware	Delaware – Secretary of State

General Motors Research Corporation	Corporation	Delaware	Delaware – Secretary of State

GM APO Holdings, LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

GM Components Holdings, LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

General Motors Company	Corporation	Delaware	Delaware – Secretary of State

GM Eurometals, Inc.	Corporation	Delaware	Delaware – Secretary of State

GM Finance Co. Holdings LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

GM GEFS L.P.	Limited Partnership	Nevada	Nevada – Secretary of State

GM Global Steering Holdings, LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Entity	Form of Organization	Jurisdiction of Organization	Filing Jurisdiction and Filing Office
GM Global Technology Operations, Inc.	Corporation	Delaware	Delaware – Secretary of State

GM Global Tooling Company, Inc.	Corporation	Delaware	Delaware – Secretary of State

GM LAAM Holdings, LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

GM Preferred Finance Co. Holdings LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

GM Subsystems Manufacturing, LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

GM Technologies, LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

GM-DI Leasing Corporation	Corporation	Delaware	Delaware – Secretary of State

GMOC Administrative Services Corporation	Corporation	Delaware	Delaware – Secretary of State

Grand Pointe Holdings, Inc.	Corporation	Michigan	Michigan – Secretary of State

OnStar, LLC	Limited Liability Company	Delaware	Delaware – Secretary of State

Riverfront Holdings, Inc.	Corporation	Delaware	Delaware – Secretary of State

Riverfront Holdings Phase II, Inc.	Corporation	Delaware	Delaware – Secretary of State

B. Intellectual Property Filing Offices

U.S. Patent and Trademark Collateral	United States Patent and Trademark Office

U.S. Copyright Collateral	United States Copyright Office

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
ARGONAUT HOLDINGS, INC.	Mesa Dealership 2	Maricopa	AZ	County Recorder of Maricopa, AZ

ARGONAUT HOLDINGS, INC.	Dublin BPG Dealership	Alameda	CA	County Recorder of Alameda, CA

GENERAL MOTORS CORPORATION	Oakland G Truck Center Dealership	Alameda	CA	County Recorder of Alameda, CA

ARGONAUT HOLDINGS, INC.	Fremont Dealership	Alameda	CA	County Recorder of Alameda, CA

ARGONAUT HOLDINGS, INC.	Newark Dealership	Alameda	CA	County Recorder of Alameda, CA

ARGONAUT HOLDINGS, INC.	Penske Cadillac Hummer South Bay Dealership	Los Angeles	CA	County Recorder of Los Angeles, CA

ARGONAUT HOLDINGS, INC.	Cerritos Dealership	Los Angeles	CA	County Recorder of Los Angeles, CA

ARGONAUT HOLDINGS, INC.	Los Angeles Dealership	Los Angeles	CA	County Recorder of Los Angeles, CA

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
ARGONAUT HOLDINGS, INC.	Saturn of Cerritos Dealership	Los Angeles	CA	County Recorder of Los Angeles, CA

ARGONAUT HOLDINGS, INC.	Novato Dealership 1	Marin	CA	County Recorder of Marin, CA

ARGONAUT HOLDINGS, INC.	Elk Grove Dealership 1	Sacramento	CA	County Recorder of Sacramento, CA

ARGONAUT HOLDINGS, INC.	Tyco Dealership	San Mateo	CA	County Recorder of San Mateo, CA

ARGONAUT HOLDINGS, INC.	Colma Saturn Dealership	San Mateo	CA	County Recorder of San Mateo, CA

ARGONAUT HOLDINGS, INC.	Saturn of Capitol Expressway Dealership	Santa Clara	CA	County Recorder of Santa Clara, CA

ARGONAUT HOLDINGS, INC.	Gilroy Dealership	Santa Clara	CA	County Recorder of Santa Clara, CA

GENERAL MOTORS CORPORATION	Thousand Oaks Consolidated Office Building	Ventura	CA	County Recorder of Ventura, CA

ARGONAUT HOLDINGS, INC.	Denver Dealership 2	Denver	CO	County Recorder of Denver, CO

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
ARGONAUT HOLDINGS, INC.	Lone Tree Dealerships	Douglas	CO	County Recorder of Douglas, CO

ARGONAUT HOLDINGS, INC.	Kendall (Dadeland) Chevrolet Dealership	Dade	FL	County Recorder of Dade, FL

ARGONAUT HOLDINGS, INC.	Estero Bay Chevrolet Dealership	Lee	FL	County Recorder of Lee, FL

ARGONAUT HOLDINGS, INC.	Homestead Dealership	Miami-Dade	FL	County Recorder of Miami-Dade, FL

ARGONAUT HOLDINGS, INC.	Pinellas Park Dealership	Pinellas	FL	County Recorder of Pinellas, FL

ARGONAUT HOLDINGS, INC.	Smyrna Dealership	Cobb	GA	County Recorder of Cobb, GA

GENERAL MOTORS CORPORATION	Doraville Building	DeKalb	GA	County Recorder of DeKalb, GA

ARGONAUT HOLDINGS, INC.	Lou Sobh Automotive Dealership	Douglas	GA	County Recorder of Douglas, GA

GENERAL MOTORS CORPORATION	Alpharetta Training Center	Forsyth	GA	County Recorder of Forsyth, GA

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings
Debtor/Property Owner	Property	County	State	Filing Jurisdiction
ARGONAUT HOLDINGS, INC.	Chicago Dealership 1	Cook	IL	County Recorder of Cook, IL

ARGONAUT HOLDINGS, INC.	Hodgkins Dealership	Cook	IL	County Recorder of Cook, IL

ARGONAUT HOLDINGS, INC.	Elgin Pontiac GMC	Kane	IL	County Recorder of Kane, IL

ARGONAUT HOLDINGS, INC.	Brazil Dealership	Clay	IN	County Recorder of Clay, IN

GENERAL MOTORS CORPORATION	GM MFD Marion	Grant	IN	County Recorder of Grant, IN

GENERAL MOTORS CORPORATION	GM Assembly Fort Wayne	Huntington	IN	County Recorder of Huntington, IN

GENERAL MOTORS CORPORATION	GM Powertrain Bedford	Lawrence	IN	County Recorder of Lawrence, IN

ARGONAUT HOLDINGS, INC.	Indianapolis Dealership	Marion	IN	County Recorder of Marion, IN

ARGONAUT HOLDINGS, INC.	Former Woburn Dealership	Middlesex	MA	County Recorder of Middlesex, MA

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS COMPANY

PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	GMPT – Baltimore	Baltimore	MD	County Recorded of Baltimore, MD

GENERAL MOTORS CORPORATION	GM Powertrain Bay City	Bay	MI	County Recorder of Bay, MI

GENERAL MOTORS CORPORATION	Grand Blanc SPO Headquarters	Genesee	MI	County Recorder of Genesee, MI

GRANDE POINT HOLDINGS, INC.	Grande Pointe Holdings Vacant Land (Outparcels)	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	GM MFD Flint Tool & Die	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	GM Assembly Flint	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	Flint Processing Center (SPO)	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	GM MFD Flint	Genesee	MI	County Recorder of Genesee, MI

GENERAL MOTORS CORPORATION	GM Powertrain Flint Engine South	Genesee	MI	County Recorder of Genesee, MI

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	GM Assembly Detroit Hamtramck	Genesee	MI	County Recorder of Genesee., MI

GENERAL MOTORS CORPORATION	SPO Lansing (Lansing PDC Vacant Land)	Ingham	MI	County Recorder of Ingham, MI

GENERAL MOTORS CORPORATION	GM Assembly Lansing Delta Township	Ingham	MI	County Recorder of Ingham, MI

GENERAL MOTORS CORPORATION	GM Assembly Lansing Grand River	Ingham	MI	County Recorder of Ingham, MI

GENERAL MOTORS CORPORATION	GM MFD Lansing Regional Stamping	Ingham	MI	County Recorder of Ingham, MI

GENERAL MOTORS CORPORATION	Warren Technical Center	Macomb	MI	County Recorder of Macomb, MI

ARGONAUT HOLDINGS, INC.	Michael Chevrolet Dealership	Macomb	MI	County Recorder of Macomb, MI

GENERAL MOTORS CORPORATION	GM Powertrain Warren Transmission	Macomb	MI	County Recorder of Macomb, MI

GENERAL MOTORS CORPORATION	Waterford PC Vacant Land (SPO - Drayton Plains)	Oakland	MI	County Recorder of Oakland, MI

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
ARGONAUT HOLDINGS, INC.	Farmington Hills Dealership	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Renaissance Center Land - East	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	GM Assembly Orion	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Vacant Lot on Labadie Road	Oakland	MI	County Recorder of Oakland, MI

GENERAL MOTORS CORPORATION	Milford Proving Grounds	Oakland/Livingston	MI	County Recorder of Oakland/Livingston, MI

GENERAL MOTORS CORPORATION	Ypsilanti Vehicle Center	Washtenaw	MI	County Recorder of Washtenaw, MI

RIVERFRONT HOLDINGS, INC.	Detroit Renaissance Center Campus (including Renaissance Center Franklin Deck & Renaissance Center East)	Wayne	MI	County Recorder of Wayne, MI

GENERAL MOTORS CORPORATION	SPO Willow Run w/ Excess Land (Willow Run PDC Vacant Land)	Wayne	MI	County Recorder of Wayne, MI

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	Detroit Dealership	Wayne	MI	County Recorder of Wayne, MI

RIVERFRONT HOLDINGS, INC.	Millender Center	Wayne	MI	County Recorder of Wayne, MI

RIVERFRONT HOLDINGS, INC.	RenCen Land - West	Wayne	MI	County Recorder of Wayne, MI

RIVERFRONT HOLDINGS PHASE II, INC.	Tower 500/600	Wayne	MI	County Recorder of Wayne, MI

GENERAL MOTORS CORPORATION	GM Assembly Wentzville	St. Charles	MO	County Recorder of St. Charles, MO

GENERAL MOTORS CORPORATION	Stamping - Wentzville	St. Charles	MO	County Recorder of St. Charles, MO

ARGONAUT HOLDINGS, INC.	Kings Mountain Dealership	Cleveland	NC	County Recorder of Cleveland, NC

ARGONAUT HOLDINGS, INC.	Englewood Cliffs Dealership	Bergen	NJ	County Recorder of Bergen, NJ

ARGONAUT HOLDINGS, INC.	Lawrenceville Dealerships (2)	Mercer	NJ	County Recorder of Mercer, NJ

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
ARGONAUT HOLDINGS, INC.	Former Lawrenceville Dealership	Mercer	NJ	County Recorder of Mercer, NJ

ARGONAUT HOLDINGS, INC.	Miller Buick Pontiac Dealership	Middlesex	NJ	County Recorder of Middlesex, NJ

ARGONAUT HOLDINGS, INC.	Multi-Chevrolet Saturn Dealership	Union	NJ	County Recorder of Union, NJ

ARGONAUT HOLDINGS, INC.	Poughkeepsie Dealership (Hudson Pontiac Buick)	Dutchess	NY	County Recorder of Dutchess, NY

ARGONAUT HOLDINGS, INC.	Vacant Dealership Building	Erie	NY	County Recorder of Erie, NY

ARGONAUT HOLDINGS, INC.	Cheektowaga Dealership	Erie	NY	County Recorder of Erie, NY

GENERAL MOTORS CORPORATION	GM Powertrain Tonawanda	Erie	NY	County Recorder of Erie, NY

ARGONAUT HOLDINGS, INC.	86th Street Chevrolet Dealership	Kings	NY	County Recorder of Kings, NY

ARGONAUT HOLDINGS, INC.	Syracuse Dealership	Onondaga	NY	County Recorder of Onondaga, NY

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
ARGONAUT HOLDINGS, INC.	RAB Motors Dealership	Queens	NY	County Recorder of Queens, NY

GENERAL MOTORS CORPORATION	City Cadillac-Oldsmobile, Major Chevrolet, Regain Pontiac and Service Facility Dealership	Queens	NY	County Recorder of Queens, NY

ARGONAUT HOLDINGS, INC.	Cunningham Motors Dealership	Queens	NY	County Recorder of Queens, NY

GENERAL MOTORS CORPORATION	Bohemian Auto Group Dealership	Suffolk	NY	County Recorder of Suffolk, NY

ARGONAUT HOLDINGS, INC.	Vacant Dealership Land	Suffolk	NY	County Recorder of Suffolk, NY

ARGONAUT HOLDINGS, INC.	New Rochelle Chevrolet Dealership	Westchester	NY	County Recorder of Westchester, NY

ARGONAUT HOLDINGS, INC.	Gildron Cadillac Dealership	Westchester	NY	County Recorder of Westchester, NY

ARGONAUT HOLDINGS, INC.	Mt. Kisco Dealership	Westchester	NY	County Recorder of Westchester, NY

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
GENERAL MOTORS CORPORATION	GM Powertrain Defiance	Defiance	OH	County Recorder of Defiance, OH

ARGONAUT HOLDINGS, INC.	Cincinnati Dealership 1	Hamilton	OH	County Recorder of Hamilton, OH

ARGONAUT HOLDINGS, INC.	Kennett Square Dealership	Chester	PA	County Recorder of Chester, PA

ARGONAUT HOLDINGS, INC.	Wilkes Barre Dealership	Luzerne	PA	County Recorder of Luzerne, PA

ARGONAUT HOLDINGS, INC.	Jenkintown Dealership 2	Montgomery	PA	County Recorder of Montgomery, PA

ARGONAUT HOLDINGS, INC.	Conshohocken Dealership	Montgomery	PA	County Recorder of Montgomery, PA

ARGONAUT HOLDINGS, INC.	McMurray Dealership	Washington	PA	County Recorder of Washington, PA

ARGONAUT HOLDINGS, INC.	Simpsonville Dealership	Greenville	SC	County Recorder of Greenville, SC

GENERAL MOTORS CORPORATION	Garland Training Center	Dallas	TX	County Recorder of Dallas, TX

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

C. Real Estate Mortgages And Fixture Filings

Debtor/Property Owner	Property	County	State	Filing Jurisdiction
ARGONAUT HOLDINGS, INC.	Irving Dealership	Dallas	TX	County Recorder of Dallas, TX

ARGONAUT HOLDINGS, INC.	Dallas Dealership 3	Dallas	TX	County Recorder of Dallas, TX

ARGONAUT HOLDINGS, INC.	Houston Saturn Dealership 4	Harris	TX	County Recorder of Harris, TX

ARGONAUT HOLDINGS, INC.	McAllen Dealership	Hidalgo	TX	County Recorder of Hidalgo, TX

GENERAL MOTORS CORPORATION	GM Assembly Arlington	Tarrant	TX	County Recorder of Tarrant, TX

ARGONAUT HOLDINGS, INC.	Orem Dealership	Utah	UT	County Recorder of Utah, UT

ARGONAUT HOLDINGS, INC.	Vancouver Dealership	Clark	WA	County Recorder of Clark, WA

ARGONAUT HOLDINGS, INC.	Everett Dealership	Snohomish	WA	County Recorder of Snohomish, WA

GENERAL MOTORS CORPORATION	GM Assembly Janesville	Rock	WI	County Recorder of Rock, WI

ARGONAUT HOLDINGS, INC.	Menomonee Falls Dealership	Waukesha	WI	County Recorder of Waukesha, WI

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.25

Intellectual Property

See attached.

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.26

JV Agreements

***

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 3.28

Excluded Collateral

***

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Annex 1 to Schedule 3.28

***

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

Schedule 5.29

Property List for Additional Information

	State	City	Designation
1	Indiana	Bedford	GMPT - Bedford

2	Indiana	Marion	Stamping - Marion

3	Indiana	Roanoke	GMVM - Fort Wayne Assembly

4	Kansas	Kansas City	GMVM - Fairfax Assembly (Include WWTP)

5	Kansas	Kansas City	Stamping - Fairfax

6	Kentucky	Bowling Green	GMVM - Bowling Green Assembly

7	Maryland	White Marsh	GMPT - Baltimore

8	Michigan	Bay City	GMPT - Bay City (less REALM parcel)

9	Michigan	Detroit	GMVM - Hamtramck Assembly

10	Michigan	Flint	GMVM - Flint Assembly

11	Michigan	Flint	Stamping - Flint

12	Michigan	Flint	Stamping - Flint Tool & Die

13	Michigan	Flint	GMPT Flint L6 Engine Plant

14	Michigan	Grand Blanc	Weld Tool Center - Grand Blanc

15	Michigan	Lake Orion	GMVM - Orion Assembly

16	Michigan	Lansing	GMVM - Lansing Delta Township Assembly

17	Michigan	Lansing	GMVM - Lansing Grand River Assembly

18	Michigan	Lansing	Lansing Regional Stamping

19	Michigan	New Hudson	Samco New Hudson

20	Michigan	Pontiac	Stamping - Pontiac Plant #14

21	Michigan	Romulus	GMPT - Romulus

22	Michigan	Saginaw	GMPT - Saginaw Metal Casting

23	Michigan	Swartz Creek	SPO - Flint

24	Michigan	Warren	GMPT - Warren

25	Michigan	Wixom	GMPT - Wixom

26	Missouri	Wentzville	GMVM - Wentzville Assembly

27	Missouri	Wentzville	Stamping - Wentzville

28	New York	Buffalo	GMPT - Tonawanda (less ENCORE Parcel)

29	Ohio	Defiance	GMPT - Defiance

30	Ohio	Lordstown	GMVM - Lordstown Assembly

31	Ohio	Lordstown	Stamping - Lordstown

CONFIDENTIAL TREATMENT REQUESTED BY GENERAL MOTORS

COMPANY PURSUANT TO THE FREEDOM OF INFORMATION ACT

32	Ohio	Moraine	GMPT - Morain (DMAX)

33	Ohio	Parma	GMPT - Parma Stamping

34	Ohio	Toledo	GMPT - Toledo (less REALM Parcel)

35	Tennessee	Spring Hill	GMVM - Spring Hill Assembly

36	Tennessee	Spring Hill	Stamping - Spring Hill

37	Tennessee	Spring Hill	GMPT - Spring Hill

38	Texas	Arlington	GMVM - Arlington Assembly

39	Wisconsin	Janesville	GMVM - Janesville Assembly

40	Louisiana	Shreveport	GMVM - Shreveport Assembly (excl Stamping)

41	Louisiana	Shreveport	Shreveport Stamping

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

made by

GENERAL MOTORS COMPANY,

and certain of its Subsidiaries

in favor of

UAW RETIREE MEDICAL BENEFITS TRUST

Dated July 10, 2009

-i-

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

4.22	Joint and Several Liability	16
4.23	Intentionally Omitted	17
4.24	Additional Guarantors	17

Exhibits

Exhibit A          List of Guarantors

Schedules

Schedule 1       Pledged Notes

Schedule 2       Commercial Tort Claims

-ii-

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT, dated as of July 10, 2009 (as amended, supplemented and otherwise modified from time to time, this “Agreement”), is made by GENERAL MOTORS COMPANY (f/k/a NGMCO, Inc.) (together with its successors and assigns, the “Issuer”), EACH OF THE ENTITIES SET FORTH ON EXHIBIT A HERETO (each a “Guarantor” and together with any entity that may become a party hereto as provided herein and each of their respective successors and assigns, collectively, the “Guarantors”; and the Guarantors together with the Issuer, each a “Grantor” and collectively, the “Grantors”) in favor of UAW RETIREE MEDICAL BENEFITS TRUST (together with its successors and assigns, the “Noteholder”).

RECITALS

WHEREAS, pursuant to (a) the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009 (the “Master Transaction Agreement”) among General Motors Corporation, a Delaware corporation, a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code (“GM Oldco”) and certain other sellers party thereto (collectively, the “Sellers”) and the Issuer, and (b) the other Transaction Documents, and in accordance with the Bankruptcy Code, on the date hereof (i) the Sellers sold, transferred, assigned, conveyed and delivered to the Issuer and certain of its Subsidiaries, and the Issuer and certain of its Subsidiaries directly or indirectly purchased, accepted and acquired from the Sellers, the Purchased Assets (as defined in the Master Transaction Agreement) and assumed the Assumed Liabilities (as defined in the Master Transaction Agreement) and (ii) the Sellers and the Issuer and their respective Subsidiaries have entered into the other Related Transactions;

WHEREAS, pursuant to the Master Transaction Agreement, on or prior to the Closing (as defined in the Master Transaction Agreement), the Issuer and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) will enter into a Settlement Agreement, substantially the form attached as Exhibit D to the Master Transaction Agreement (the “Settlement Agreement”), which will become legally binding on the Issuer and the UAW through court approval and provides, among other things, for the issuance of a note in the amount of “$2,500,000,000 to the Noteholder (the “Note”);

WHEREAS, pursuant to that certain $2,500,000,000 Secured Note Agreement, dated as of July 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Secured Note Agreement”), among the Issuer, the Guarantors party thereto and the Noteholder, the Issuer shall issue the Note as consideration for the agreement of the Noteholder to enter into the Settlement Agreement;

WHEREAS, the Issuer is a member of an affiliated group of companies that includes each other Grantor;

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

WHEREAS, each Grantor (other than the Issuer) hereby guarantees the Obligations of the Issuer under the Secured Note Documents; and

WHEREAS, it is a condition precedent to the issuance of the Note under the Secured Note Agreement and the Noteholder entering into the Settlement Agreement that the Grantors shall have executed and delivered this Agreement to the Noteholder.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.

DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Secured Note Agreement and used herein shall have the meanings given to them in the Secured Note Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

“Agreement”: as defined in the preamble hereto.

“Collateral”: as defined in Section 3.

“Escrow Account”: as defined in the UST Facilty.

“Excluded Collateral”: as defined in the Secured Note Agreement.

“Grantor”: as defined in the preamble hereto.

“Guarantors”: as defined in the preamble hereto.

“Individual Property”: each parcel of real property, the improvements thereon and all personal property owned by any Grantor.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to any Group Member.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and Pledged Equity Interests, in each case of clauses (i) and (ii) above, other than such property constituting Excluded Collateral.

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Pledged Equity Interests”: as defined in the Equity Pledge Agreement.

“Pledged Notes”: all Intercompany Notes at any time issued to or held by any Grantor and all other promissory notes issued to or held by any Grantor, in each case in an amount exceeding $25,000,000 individually (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) listed on Schedule 1.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Securities Act”: the Securities Act of 1933, as amended.

“UST Facility”: the $7,072,488,605 Secured Credit Agreement, dated as of the date hereof, among the Issuer, as borrower, the Subsidiaries of the Issuer that are guarantors, and the Treasury, as lender.

“Vehicles”: all cars, trucks, trailers and other vehicles covered by a certificate of title law in any state.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Schedules and Annexes hereto) and not to any particular provision of this Agreement (or the Schedules and Annexes hereto), and Section and Schedule references are to this Agreement unless otherwise specified.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time and (v) references to any Person shall include its successors and assigns.

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.

GUARANTY

2.1 Guaranty. (a) Each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees as primary obligor and not merely as a surety, to the Noteholder and any other Person holding any Obligations and each of its permitted indorsees, transferees and assigns the prompt and complete payment and performance by the Issuer when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) which may be paid or incurred by the Noteholder or its agents, advisors, representatives, etc. in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, any of the Guarantors under this Agreement. This Agreement shall remain in full force and effect until the Obligations are paid in full and the Secured Note Agreement is terminated, notwithstanding that from time to time prior thereto there may not be any outstanding Obligations.

(c) No payment or payments made by the Issuer, any Guarantor, any other guarantor or any other Person, or received or collected by the Noteholder from the Issuer, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder.

(d) Subject to Section 4.7 hereof, the Guaranty contained in this Section 2.1 shall remain in full force and effect and each Guarantor shall remain liable for the Obligations until (i) the Obligations are satisfied and paid in full and this Agreement has been terminated and (ii) the date on which any payment made to the Noteholder in respect of the Obligations shall no longer be subject to avoidance under the Bankruptcy Code.

(e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment on account of its liability hereunder, it will notify the Noteholder in writing that such payment is made under this Agreement for such purpose.

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

(f) Anything herein or in any other Secured Note Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(g) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guaranty of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Noteholder hereunder.

2.2 Right of Contribution. (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Noteholder, and each Guarantor shall remain liable to the Noteholder for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Noteholder, no Guarantor shall be entitled to be subrogated to any of the rights of the Noteholder against the Issuer or any other Guarantor or any collateral security or guaranty or right of offset held by the Noteholder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Noteholder by the Issuer on account of the Obligations are paid in full and the Note has been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Noteholder, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Noteholder in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Noteholder, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Noteholder may determine. Each Guarantor hereby agrees that any intercompany debt (including any Intercompany Notes) and any amounts paid hereunder by such Guarantor shall be fully subordinated to the indefeasible payments in full in cash of the Obligations owing to the Lender.

2.4 Amendments, Etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Noteholder may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, terminated, waived, surrendered or released by the Noteholder, and the Secured Note Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as provided therein, and any collateral security, guaranty or right of offset at any time held by the Noteholder for the payment of the Obligations or the obligations of any Guarantor may be sold, exchanged, waived, surrendered or released. The Noteholder shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Guarantor, the Noteholder may, but shall be under no obligation to, make a similar demand on the Issuer or any other Guarantor, and any failure by the Noteholder to make any such demand or to collect any payments from the Issuer or any such other Guarantor or any release of the Issuer or such other Guarantor shall not relieve any Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Noteholder against such Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Guaranty Absolute and Unconditional. Each Guarantor understands and agrees that this Agreement shall be construed as a continuing, absolute and unconditional guaranty of the full and punctual payment and performance by the Issuer of the Obligations and not of collectibility only and is in no way conditioned upon any requirement that the Noteholder first attempt to collect any of the Obligations from the Issuer or any other Guarantor, without regard to (a) the validity, regularity or enforceability of the Secured Note Agreement or any other Secured Note Document, any of the Obligations or any other collateral security therefor or guaranty thereof or right of offset with respect thereto at any time or from time to time held by the Noteholder, (b) any defense, set-off, deduction, abatement, recoupment, reduction or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Issuer against the Noteholder or any other Guarantor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Issuer or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of a surety or guarantor or any other obligor on any obligation of the Issuer from the Obligations, or of any Guarantor from this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Noteholder may, but shall be under no obligation to, pursue such rights, powers, privileges and remedies as it may have against the Issuer or any other Person or against the Collateral or any other collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Noteholder to pursue such other rights or remedies or to collect any payments from the Issuer or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Issuer or any such other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights, powers, privileges and remedies, whether express, implied or available as a matter of law or equity, of the Noteholder against the Guarantors. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof,

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and shall inure to the benefit of the Noteholder, and each of its permitted successors, indorsees, transferees and assigns, until all the Obligations permitted shall have been satisfied by performance and payment in full and the Secured Note Agreement and the other Secured Note Documents shall have been terminated, notwithstanding that from time to time during the term of the Secured Note Agreement the Issuer may be free from any Obligations.

2.6 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Issuer or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Noteholder, in Dollars, promptly after demand therefor and in accordance with the wiring instructions of the Noteholder.

SECTION 3.

GRANT OF SECURITY INTEREST

3.1 Grant of Security Interest. Each Grantor hereby grants to the Noteholder, a first priority security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts (other than the Escrow Account)

(b) all Chattel Paper;

(c) all Deposit Accounts (other than the Escrow Account);

(d) all Documents (other than title documents with respect to Vehicles);

(e) all Equipment;

(f) all General Intangibles (other than the Escrow Account);

(g) all Instruments (including Instruments evidencing the Pledged Notes listed on Schedule 1);

(h) all Intellectual Property;

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(i) each Individual Property;

(j) all Inventory;

(k) all Investment Property;

(l) all Letter-of-Credit Rights;

(m) all Receivables;

(n) all Commercial Tort Claims that, individually, exceed $25,000,000 each of which is specified on Schedule 2 and otherwise to the extent specifically notified to the Secured Party from time to time;

(o) all Goods and other property not otherwise described above;

(p) all books and Records pertaining to the Collateral; and

(q) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and Guarantees given by any Person with respect to any of the foregoing;

in each case howsoever such Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise), provided that, notwithstanding anything to the contrary contained herein or in any other Secured Note Document, the term “Collateral” and each other term used in the definition thereof shall not include, and no Grantor is pledging or granting a security interest in, any Property to the extent that such Property constitutes Excluded Collateral; provided further, however, that if and when, and to the extent that, any Property ceases to be Excluded Collateral, such Grantor hereby grants to the Noteholder, and at all times from and after such date, the Noteholder shall have a first priority Lien in and on such Property (subject to Permitted Liens), and such Grantor shall cooperate in all respects to ensure the prompt perfection of the Noteholder’s security interest therein.

The Obligations of each Grantor under the Secured Note Documents constitute recourse obligations of such Grantor, and therefore, their satisfaction is not limited to payments from the Collateral.

With respect to each right to payment or performance included in the Collateral from time to time, the Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (A) secures such right to payment or performance or (B) secures any such Supporting Obligation.

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3.2 Right of Set-off. Each Grantor hereby irrevocably authorizes the Noteholder at any time and from time to time without notice to any Grantor, any such notice being expressly waived by Grantors, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Noteholder to or for the credit or the account of any Grantor, or any part thereof in such amounts as the Noteholder may elect, against and on account of the obligations and liabilities of such Grantor to the Noteholder hereunder and claims of every nature and description of the Noteholder against such Grantor, in any currency, whether arising hereunder, under the Secured Note Agreement, or under any other Secured Note Document, as the Noteholder may elect, whether or not the Noteholder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Noteholder may set-off cash, the proceeds of the liquidation of any Collateral and all other sums or obligations owed by the Noteholder to any Grantor against all of such Grantor’s obligations to the Noteholder, whether under this Agreement or under any other agreement with such Grantor, or otherwise, whether or not such obligations are then due, without prejudice to the Noteholder’s right to recover any deficiency. The rights of the Noteholder under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Noteholder may have. Upon the occurrence of any Event of Default with respect to any Grantor, the Noteholder shall have the right to cause liquidation, termination or acceleration to the extent of any assets pledged by such Grantor to secure their Obligations hereunder or under any other Secured Note Document to which Section 3 applies.

3.3 Intentionally Omitted.

3.4 UCC Matters, Further Assurances. Each Grantor, shall, at all times on and after the date hereof, and at its expense, cause New York UCC financing statements and continuation statements to be filed in all applicable jurisdictions as required to continue the perfection of the security interests created by this Agreement. Each Grantor shall, from time to time, at its expense and in such manner and form as the Noteholder may reasonably require, execute, deliver, file and record any other statement, continuation statement, specific assignment or other instrument or document and take any other action that may be necessary, or that the Noteholder may reasonably request, to create, evidence, preserve, perfect or validate the security interests created hereunder or to enable the Noteholder to exercise and enforce its rights hereunder with respect to any of the Collateral. Each Grantor agrees that, if the grant of a security interest in any Property to the Noteholder requires a consent to such grant from any other Person (other than such Grantor or any of its Affiliates), such Grantor shall use its best efforts to procure such consent, taking into consideration the likelihood that such consent will be given. Further, each Grantor agrees that if any Excluded Collateral should, at any time following the Effective Date, become Collateral on which the Noteholder is, in accordance with the terms of the Secured Note Documents, permitted to take a Lien, such Grantor shall so notify the Noteholder and cooperate with and shall take all steps as may be reasonably required by the Noteholder to enable and continue the perfection of the Noteholder’s security interests therein. Without limiting the generality of the foregoing, such Grantors shall, upon the request of the Noteholder, execute and file such New York UCC financing or continuation statements, or amendments thereto or assignments thereof, Mortgages and such other instruments or notices, as

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may be necessary or appropriate or as the Noteholder may reasonably request with respect to the Collateral. Each Grantor hereby authorizes the Noteholder to file one or more New York UCC financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising without the signature of such Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

3.5 Commercial Tort Claims. Each Grantor shall promptly notify the Noteholder if, at any time, it is the beneficiary of a Commercial Tort Claim that, individually exceeds $25,000,000, and shall deliver an amendment to Schedule 2 to reflect such additional Commercial Tort Claims.

SECTION 4.

MISCELLANEOUS

4.1 Noteholder’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Noteholder and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Noteholder’s discretion, for the purpose of carrying out the terms of this Agreement to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, which such Grantor is required to do hereunder but has failed to do so within the time limits required, including without limitation, to protect, preserve and realize upon the Collateral, to file such financing statements relating to the Collateral as the Noteholder at its option deems appropriate, and, without limiting the generality of the foregoing, such Grantor hereby gives the Noteholder the power and right, on behalf of such Guarantor, without assent by, but with notice to, such Guarantor, if an Event of Default shall have occurred and be continuing, to do the following:

(i) in the name of such Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any insurance policies or with respect to any of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Noteholder for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

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(iii)(A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Noteholder or as the Noteholder shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Noteholder may deem appropriate; and (G) in connection with its exercise of its remedies hereunder pursuant to Section 4.3, generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Noteholder were the absolute owner thereof for all purposes, and to do, at the Noteholder’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Noteholder deems necessary to protect, preserve or realize upon the Collateral and the Noteholder’s Liens thereon and to effect the intent of this Agreement and the other Secured Note Documents, all as fully and effectively as such Grantor might do.

(b) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) Each Grantor also authorizes the Noteholder, at any time and from time to time, to execute, in connection with any sale of Collateral provided for in Section 4.3, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d) The powers conferred on the Noteholder are solely to protect the Noteholder’s interests in the Collateral and, except as required under Applicable Law, shall not impose any duty upon the Noteholder to exercise any such powers. The Noteholder shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Noteholder nor any of its respective officers, directors, agents or employees shall be responsible to such Grantor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

4.2 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by such Grantor consisting of cash, checks and Cash Equivalents shall be held by such Grantor in trust for the Noteholder, segregated from other funds of such Grantor, and shall forthwith upon receipt by such Grantor be turned over to the Noteholder in the exact form received by such Grantor (duly endorsed by such Grantor to the Noteholder, if

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required), and (b) any and all such proceeds received by such Grantor will be applied by the Noteholder against the Obligations (whether matured or unmatured), such application to be in such order as the Noteholder shall elect. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, royalty payments, license fees, all prepayments and payoffs, all dividends and distributions, insurance claims, condemnation awards, sale proceeds, rents and any other income and all other amounts received with respect to the Collateral and upon the liquidation of any Collateral, all such proceeds received by the Noteholder will be distributed by the Noteholder in such order as the Noteholder shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be promptly paid over to such Grantor or to whomsoever may be lawfully entitled to receive the same.

4.3 Remedies. If an Event of Default shall occur and be continuing, the Noteholder may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC, at law and in equity. Without limiting the generality of the foregoing, the Noteholder, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon such Grantor or any other Person (all and each of which demands, defenses, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of the Noteholder or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Noteholder shall act in good faith to obtain the best execution possible under prevailing market conditions. The Noteholder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the related Grantor, which right or equity is hereby waived and released to the extent not prohibited by Applicable Law. Each Grantor further agrees, at the Noteholder’s request, to assemble the Collateral and make it available to the Noteholder at places that the Noteholder shall reasonably select, whether at the related Grantor’s premises or elsewhere. The Noteholder shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Noteholder hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Noteholder may elect, and only after such application and after the payment by the Noteholder of any other amount required or permitted by any provision of law, including Section 9-608(a)(1)(c) of the New York UCC, need the Noteholder account for the surplus, if any, to the related Grantor. To the extent permitted by Applicable Law, each Grantor waives all

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claims, damages and demands it may acquire against the Noteholder arising out of the exercise by the Noteholder of any of its rights hereunder. If any notice of a proposed sale or other Disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other Disposition. Each Grantor shall remain liable for any deficiency (plus accrued interest thereon) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements incurred by the Noteholder, including reasonable fees and expenses of any attorneys employed by the Noteholder to collect such deficiency. Because each Grantor recognizes that the Noteholder may not be able to purchase or sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Collateral may not be liquid, each Grantor agrees that liquidation of the Collateral does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, the Noteholder may elect, in its sole discretion, the time and manner of liquidating any Collateral and nothing contained herein shall (i) obligate the Noteholder to liquidate any Collateral on the occurrence of a Event of Default or to liquidate all Collateral in the same manner or on the same Business Day or (ii) constitute a waiver of any of the Noteholder’s rights or remedies.

4.4 Continuing Liability of each Grantor. The security interests described above are granted as security only and shall not subject the Noteholder or any of its assigns to, or transfer or in any way affect or modify, any obligation, liability or indemnity of each Grantor with respect to, any of the Collateral or any transaction relating thereto. None of the Noteholder or its respective assigns shall be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance by any party under any such obligation, or to make any payment or present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which any such Person may be entitled at any time.

4.5 Limitation on Duties Regarding Preservation of Collateral. The Noteholder’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be in accordance with Section 9-207 of the New York UCC. Neither the Noteholder nor any of its respective directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the related Grantor or otherwise.

4.6 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

4.7 Release of Security Interest Upon Satisfaction of all Obligations. Upon termination of this Agreement and repayment to the Noteholder of all Obligations and the performance of all obligations under the Secured Note Documents, the Noteholder shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the

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Noteholder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the related Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for such Grantor or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

4.8 Partial Release of Collateral. The Noteholder shall, in connection with any Disposition of Collateral permitted under the Secured Note Agreement, release from the Lien created hereby on such Collateral the portion of the Collateral Disposed of, upon the related Grantor’s satisfaction of any applicable conditions set forth in the Secured Note Agreement. In connection therewith, the Noteholder, at the request and sole cost and expense of the Grantor, shall execute and deliver to the Grantor all releases or other documents including, without limitation, UCC termination statements reasonably necessary for the release of the Lien created hereby on such Collateral. For the avoidance of doubt, the Lien of the Noteholder on Collateral shall not be released in connection with the Disposition of Collateral between and among the Grantors.

4.9 Waiver of Rights. Except as otherwise expressly provided herein, each Grantor waives any and all notice of any kind including notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Noteholder upon this Agreement or acceptance of this Agreement. All of the Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived in reliance upon this Agreement and all dealings between the Grantors, on the one hand, and the Noteholder, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Agreement. Each Grantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Issuer or the Guarantors with respect to the Obligations to the fullest extent permitted by law. In addition, each Guarantor waives any requirement that the Noteholder exhaust any right, power or remedy or proceed against the Issuer or any other Guarantor.

4.10 Notices. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy or electronic transmission) delivered to the intended recipient at the “Address for Notices” specified on the signatures pages hereof, beneath each party’s name; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

4.11 Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable

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the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.12 Integration. This Agreement and the other Secured Note Documents represent the entire agreement of the Grantors and the Noteholder with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Noteholder relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Note Documents.

4.13 Payment of Expenses. Each Grantor agrees to pay on demand by the Noteholder any and all reasonable out-of-pocket costs, fees and expenses (including reasonable legal fees and expenses) incurred by the Noteholder or its agents, representatives or advisors in enforcing any of its rights or remedies under this Agreement, in each case in accordance with Section 8.5 of the Secured Note Agreement.

4.14 Waiver; Amendment. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Secured Note Agreement.

4.15 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, any right, remedy, power or privilege hereunder or under the other Secured Note Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

4.16 Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

4.17 Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of each Grantor and shall inure to the benefit of the Noteholder and its permitted respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Noteholder (and any attempted assignment or transfer by any Grantor without such consent shall be null and void).

4.18 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.19 Submission to Jurisdiction; Waivers. All judicial proceedings brought against any Grantor arising out of or relating to this Agreement or any other Secured Note

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Document, or any Obligations hereunder and thereunder, may be brought in the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Issuer Party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Secured Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer at its address set forth in Section 4.10 or at such other address of which each Issuer Party shall have been notified pursuant thereto; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

4.20 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

4.21 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

4.22 Joint and Several Liability. Each Grantor hereby acknowledges and agrees that the Grantors are jointly and severally liable to the Noteholder for all representations, warranties, covenants, obligations and liabilities of each Grantor hereunder and under the Secured Note Documents. Each Grantor hereby further acknowledges and agrees that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Grantor hereunder or under any Secured Note Document is hereby considered a default or breach by each Grantor, as applicable, and (b) the Noteholder shall have no obligation to proceed against one Grantor before proceeding against the other Grantors. Each Grantor hereby waives

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

any defense to its obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one Grantor versus the other. A Grantor’s subrogation claim arising from payments to the Noteholder shall constitute a capital investment in the other Grantor subordinated to any claims of the Noteholder and equal to a ratable share of the equity interests in such Grantor.

4.23 Intentionally Omitted.

4.24 Additional Guarantors. Each Subsidiary of the Issuer that is required to become a party to this Agreement pursuant to Section 5.23 of the Secured Note Agreement, or that the Issuer desires to become a party to this Agreement, shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex 1 hereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ISSUER:

GENERAL MOTORS COMPANY

By:
Name:
Title:

ADDRESS FOR NOTICES:

767 Fifth Avenue, 14th Floor
New York, New York 10153
Attention:
Telephone:
Facsimile:

[Signature Page to Guaranty and Security Agreement]

GUARANTORS:

ANNUNCIATA CORPORATION

ARGONAUT HOLDINGS, INC.

GENERAL MOTORS ASIA PACIFIC HOLDINGS, LLC

GENERAL MOTORS ASIA, INC.

GENERAL MOTORS INTERNATIONAL HOLDINGS, INC.

GENERAL MOTORS OVERSEAS CORPORATION

GENERAL MOTORS OVERSEAS DISTRIBUTION CORPORATION

GENERAL MOTORS PRODUCT SERVICES, INC.

GENERAL MOTORS RESEARCH CORPORATION

GM APO HOLDINGS, LLC

GM EUROMETALS, INC.

GM FINANCE CO. HOLDINGS LLC

GM GLOBAL STEERING HOLDINGS, LLC

GM GLOBAL TECHNOLOGY OPERATIONS, INC.

GM GLOBAL TOOLING COMPANY, INC.

GM LAAM HOLDINGS, LLC

GM PREFERRED FINANCE CO. HOLDINGS LLC

GM SUBSYSTEMS MANUFACTURING, LLC

GM TECHNOLOGIES, LLC

GM-DI LEASING CORPORATION

GMOC ADMINISTRATIVE SERVICES CORPORATION

GRAND POINTE HOLDINGS, INC.

ONSTAR, LLC

GM COMPONENTS HOLDINGS, LLC

RIVERFRONT HOLDINGS, INC.

RIVERFRONT HOLDINGS PHASE II, INC.

By:
Name:
Title:

[Signature Page to Guaranty and Security Agreement]

ADDRESS FOR NOTICES: 767 Fifth Avenue, 14th Floor New York, New York 10153 Attention: Telephone: Facsimile:

[Signature Page to Guaranty and Security Agreement]

GM GEFS L.P.

By:
Name:
Title:
ADDRESS FOR NOTICES: 767 Fifth Avenue, 14th Floor New York, New York 10153 Attention: Telephone: Facsimile:

[Signature Page to Guaranty and Security Agreement]

EXHIBIT B-1

SECRETARY’S CERTIFICATE

General Motors Company

August 14, 2009

Reference is made to that certain $2,500,000,000 Amended and Restated Secured Note Agreement dated as of the date hereof (the “Note Agreement”; terms defined therein being used herein as therein defined), among General Motors Company (f/k/a NGMCO, Inc.) (the “Issuer”), as issuer, certain Subsidiaries of the Issuer, as guarantors, and the UAW Retiree Medical Benefits Trust (the “Noteholder”), as noteholder.

Pursuant to Section 4.1(o) of the Note Agreement, the undersigned, a duly elected and appointed Assistant Secretary of the Issuer, hereby certifies, to his or her actual knowledge, in the name and on behalf of the Issuer, and not individually, the following:

1. Attached hereto as Annex 1 is a certified and valid copy of the Certificate of Good Standing of the Issuer, issued by the Office of the Secretary of State of Delaware.

2. Attached hereto as Annex 2 is the Amended and Restated Certificate of Incorporation or similar organizational documents (the “Organizational Documents”) of the Issuer, together with all amendments adopted through the date hereof, certified by the Secretary of State of Delaware and such Organizational Documents have not been amended since the date of the last amendment thereto.

3. Attached hereto as Annex 3 is a true and complete copy of the Amended and Restated Bylaws or other governance documents of the Issuer as in effect on the date hereof and at all times since the day immediately prior to the date of the resolutions attached hereto as Annex 4.

4. Attached hereto as Annex 4 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Issuer on the date indicated thereon authorizing the execution, delivery and performance of the Secured Note Documents to which the Issuer is a party and each other document to be delivered by the Issuer from time to time in connection thereof and such resolutions have not been modified, rescinded or amended and are now in full force and effect.

5. As of the date hereof, the persons listed on Annex 5 below are duly elected and qualified officers of the Issuer holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Issuer each of the Secured Note Documents to which the Issuer is a party and any certificate or other document in connection with the Secured Note Documents on behalf

Exh. B-1-1

of the Issuer and each such person constitutes a Responsible Officer of the Issuer for purposes of the Note Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exh. B-1-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

Name:
Title:

Exh. B-1-3

EXHIBIT B-2

OFFICER’S CERTIFICATE

[ISSUER PARTY]

August 14, 2009

Reference is made to that certain $2,500,000,000 Amended and Restated Secured Note Agreement dated as of the date hereof (the “Note Agreement”; terms defined therein being used herein as therein defined), among General Motors Company (the “Company”), as issuer, certain Subsidiaries of the Issuer, as guarantors, and UAW Retiree Medical Benefits Trust (the “Noteholder”), as noteholder.

Pursuant to Section 4.1(o) of the Note Agreement, the undersigned, a duly elected and appointed Responsible Officer of the Company, hereby certifies, to his or her actual knowledge, in the name and on behalf of [INSERT NAME OF ISSUER PARTY], and not individually, the following:

1.	Each of the conditions set forth in Section 4.1 of the Note Agreement have been satisfied (or waived by the Noteholder) as of the Effective Date.

2.	The representations and warranties of the Company set forth in each of the Secured Note Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Secured Note Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

3.	No Default or Event of Default has occurred and is continuing as of the date hereof.

[Remainder of Page Intentionally Left Blank]

Exh. B-2-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

Name:
Title:

Exh. B-2-2

EXHIBIT C

FORM OF

ASSIGNMENT AND ASSUMPTION

Reference is made to the $2,500,000,000 Amended and Restated Secured Note Agreement, dated as of August 14, 2009, as amended, supplemented or modified from time to time (the “VEBA Note Agreement”), among General Motors Company (f/k/a NGMCO, Inc.), a Delaware corporation (the “Issuer”), the Guarantors named therein, and UAW Retiree Medical Benefits Trust (the “Initial Noteholder” and, together with its permitted assigns, the “Noteholder”). Unless otherwise defined herein, terms defined in the VEBA Note Agreement and used herein shall have the meanings given to them in the VEBA Note Agreement.

The Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”) agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the VEBA Note Agreement with respect to Notes issued pursuant to the VEBA Note Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Note”; collectively, the “Assigned Notes”), in a principal amount for each Assigned Note as set forth on Schedule 1 hereto; provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor’s rights referred to in Section 8.6 of the VEBA Note Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Effective Date and (ii) both Assignor and Assignee shall be entitled to the benefits of Section 8.6 of the VEBA Note Agreement.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the VEBA Note Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Secured Note Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or the performance or observance by the Issuer of any of its obligations under the VEBA Note Agreement or any other Secured Note Document or any other instrument or document furnished pursuant hereto or thereto and (c) attaches any Notes held by it evidencing the Assigned Notes and (i) requests that the Noteholder, upon request by the Assignee,

Exh. C-1

exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Note, requests that the Noteholder exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the VEBA Note Agreement, together with copies of the most recent financial reports delivered pursuant to Section 5.1 thereof (or if none of such financial reports shall have then been delivered or filed, then copies of the financial reports referred to in Section 3.2 thereof) and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor or the Noteholder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Secured Note Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Noteholder to take such action as agent on its behalf and to exercise such powers and discretion under the Secured Note Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Noteholder by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the VEBA Note Agreement and will perform in accordance with its terms all the obligations which by the terms of the VEBA Note Agreement are required to be performed by it as the Noteholder; and (f) agrees that it will be bound by the provisions of the Intercreditor Agreement.

4. Following the execution of this Assignment and Assumption, it will be delivered to the Issuer. The effective date of this Assignment and Assumption shall be the date such assignment is delivered to the Issuer pursuant to the VEBA Note Agreement (the “Effective Date”).

5. From and after the Effective Date, the Issuer shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the VEBA Note Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of the Noteholder thereunder and under the other Secured Note Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the VEBA Note Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the law of the State of New York.

8. This Assignment and Assumption may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers or representatives on Schedule 1 hereto.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[Signature Page to Assignment and Assumption]

Schedule 1

This is Schedule 1 to the Assignment and Assumption with respect to the $2,500,000,000 Amended and Restated Secured Note Agreement, dated as of August 14, 2009, as amended, supplemented or modified from time to time, among General Motors Company (f/k/a NGMCO, Inc.), a Delaware corporation (“Issuer”), the Guarantors named herein, and UAW Retiree Medical Benefits Trust (the “Initial Noteholder” and, together with its permitted assigns, the “Noteholders”).

Legal Name of Assignor:

Legal Name of Assignee:

Note Assigned	Original Principal Assigned	Percentage of Original Principal Assigned
[	$	%	]

Effective Date of Assignment (the “Effective Date”):             , 20    .

Accepted and Consented to:

, as Assignor

By:
Name:
Title:

Exh. F-1

EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

                     , 20

Pursuant to Section 5.2(h) of the $2,500,000,000 Amended and Restated Secured Note Agreement, dated as of August 14, 2009, as amended, supplemented or modified from time to time (the “VEBA Note Agreement”), among General Motors Company (f/k/a NGMCO, Inc.), a Delaware corporation (the “Issuer”), the Guarantors named therein, and UAW Retiree Medical Benefits Trust, the undersigned hereby certifies in [his] [her] capacity as an Officer of the Issuer and not in [his] [her] individual capacity, as follows:

I am the duly elected [insert title of Responsible Officer] of the Issuer;

(i) I have reviewed and am familiar with the contents of this Certificate;

(ii) I have reviewed the terms of the VEBA Note Agreement and the Secured Note Documents and based upon such review, to my knowledge, no Default or Event of Default has occurred [except as set forth on Annex I hereto]; and

[signature page follows]

Exh. F-1

The foregoing certifications, together with the calculations set forth in Schedule I hereto, are made and delivered in my capacity described in paragraph 1 above, and not in an individual capacity, for and on behalf of the Issuer as of the date first written above.

GENERAL MOTORS COMPANY

By:
Name:
Title:

[Signature Page to Compliance Certificate]

SCHEDULE I

Financial Information and Calculations

G-1

EXHIBIT G

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER AT 767 FIFTH AVENUE, NEW YORK, NY 10153.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCES. THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)), IF, IN THE CASE OF (2) PRIOR TO SUCH TRANSFER, THE TRANSFEREE FURNISHES THE ISSUER A SIGNED LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE ISSUER) OR (B) TO THE ISSUER OR ITS SUBSIDIARIES AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; PROVIDED THAT IN NO EVENT MAY ANY TRANSFER OF A NOTE BE MADE IF SUCH TRANSFER, OR SUCH TRANSFER TOGETHER WITH ANY PRIOR TRANSFERS, WOULD TRIGGER REGISTRATION REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED OF THE ISSUER OR ANY SUBSIDIARY OR OTHER AFFILIATE OF THE ISSUER.

UNLESS (A) THE APPLICABLE HOLDING PERIOD UNDER RULE 144 UNDER THE SECURITIES ACT HAS EXPIRED, (B) SUCH TRANSFER IS BEING MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (C) THIS SECURITY IS HELD BY A QUALIFIED INSTITUTIONAL BUYER AND IS BEING TRANSFERRED TO A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, CHECK THE APPROPRIATE BOX SET FORTH ON THE ASSIGNMENT FORM RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH ASSIGNMENT FORM AND THIS CERTIFICATE TO THE ISSUER AND [                            ] AS NOTEHOLDER.

THE SECURED NOTE AGREEMENT CONTAINS A PROVISION REQUIRING THE NOTEHOLDER TO REFUSE TO REGISTER ANY TRANSFER OF ANY NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS LEGEND.

No. 1

GENERAL MOTORS COMPANY

$2,500,000,000 Note Due July 15, 2017 (the “Note”)

GENERAL MOTORS COMPANY, a Delaware corporation (hereinafter called the “Issuer”), for value received, hereby promises to pay to UAW RETIREE MEDICAL BENEFITS TRUST, A VOLUNTARY EMPLOYEES’ BENEFICIARY ASSOCIATION, or its registered assigns, the principal sum of TWO BILLION FIVE HUNDRED MILLION DOLLARS ($2,500,000,000). Except as otherwise set forth in the Agreement referred to below, said principal amount shall accrue interest at an implied rate of 9% per annum, until payment of this Note has been made or duly provided for.

This Note is one of a duly authorized issue of notes of the Issuer (hereinafter called the “Securities”), all issued or to be issued under and pursuant to a Secured Note Agreement, dated as of July 10, 2009, as amended and restated by the Amended and Restated Secured Note Agreement, dated as of August 14, 2009 (as further amended, supplemented or otherwise modified from time to time, the “Agreement”), duly executed and delivered by the Issuer and the UAW Retiree Medical Benefits Trust (herein called the “Initial Noteholder”), to which Agreement reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer and the holders of the Securities. Terms used herein and not defined herein shall have the meanings given thereto in the Agreement.

Except as set forth herein or as provided in the Agreement, this Note shall be paid in three installments equal to the then current Scheduled Payment, or if more than one Note is outstanding pursuant to the Agreement, such Note’s applicable percentage interest of such Scheduled Payment, to the person in whose name this Note is registered at the close of business on the tenth (10th) Business Day preceding each Payment Date, the scheduled Payment Dates being July 15, 2013, July 15, 2015 and July 15, 2017. All payments to be made by the Issuer hereunder, whether on account of implied principal, implied interest, fees or otherwise, shall be made without setoff or counterclaim in Dollars and shall be paid by wire transfer of immediately available funds; provided that if the Issuer has not received wire transfer instructions in writing on or before the 30th day prior to the date and time such moneys are to be paid to any Noteholder, such payment shall be made by mailing checks payable to or upon the order of such Noteholder at its last address as it appears on the Register for such Note as of the fifth (5th) Business Day prior to the date such payment is due.

In case an Event of Default with respect to this Note shall have occurred and be continuing, the outstanding implied principal and implied interest hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in Section 7.2 of the Agreement.

On or prior to the Treasury Control Change Date, upon the effectiveness of any waiver, amendment, modification, supplement, restatement or other revision to the UST Facility, the Issuer shall deliver notice of such waiver, amendment, modification, supplement, restatement or other revision to the Initial Noteholder, together with an executed copy of the agreement effecting such waiver, amendment, modification, supplement, restatement or other revision. Upon the effectiveness of any amendment, modification or supplement to the UST Facility, the corresponding provisions of this Note, the Agreement and the other Secured Note Documents, as applicable, will be deemed to be automatically so waived, amended, modified, supplemented restated or otherwise revised mutatis mutandis, except for any UST Non-Binding Amendment. Any waiver, amendment, modification or supplement made pursuant to this paragraph shall be deemed to be automatically effective, notwithstanding any contrary provision in this Note, the Agreement or any other Secured Note Document.

All of the obligations and liabilities of the Issuer hereunder to the holder of this Note are qualified by, and limited in accordance with, the terms and conditions set forth in the Agreement.

No reference herein to the Agreement and no provision of this Note or of the Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the outstanding principal of and interest on this Note in accordance with the terms of this Note and the Agreement.

This Note is redeemable by the Issuer at any time, in whole or in part, in accordance with Section 2.4 and Section 2.5 of the Agreement.

The Issuer and any authorized agent of the Issuer may deem and treat the Holder in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and interest on this Note, and for all other purposes, and neither the Issuer nor any authorized agent of the Issuer shall be affected by any notice to the contrary.

This Note shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

WITNESS THE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

GENERAL MOTORS COMPANY
Dated: [ ]

	By:	[	]

	Title:	[	]

FOR VALUE RECEIVED the undersigned hereby sells,

assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

                                                                                                              the within Note or portion thereof of General Motors Company (the “Issuer”) and hereby irrevocably constitutes and appoints                                                                               attorney to transfer said Note on the books of the within-named Issuer, with full power of substitution in the premises.

Additional Certifications:

In connection with any transfer of this Note, the undersigned confirms that this Note is being transferred:

☐	To a person whom the seller reasonably believes is a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933, as amended; or

☐	To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or

☐	To Issuer or a Subsidiary or Affiliate thereof.

Dated:

SIGN HERE
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

EXHIBIT H

FORM OF TRANSFER REPRESENTATION LETTER

General Motors Company

300 Renaissance Center

Detroit, MI 48265-3000

Attention: Chief Financial Officer

General Motors Company

767 Fifth Avenue, 14th Floor

New York, NY 10153

Attention: Treasurer

General Motors Company

300 Renaissance Center

Detroit, MI 48265-3000

Attention: Kimberly K. Hudolin

Re:	Transfer of General Motors Company $2,500,000,000 Note

Due July 15, 2017

Ladies and Gentlemen:

This letter is delivered pursuant to Section 8.6 of the Amended and Restated Secured Note Agreement, dated as of August 14, 2009 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), duly executed and delivered by the General Motors Company (the “Issuer”) and the UAW Retiree Medical Benefits Trust, in connection with the transfer by                              (the “Seller”) to the undersigned (the “Purchaser”) of $         aggregate Outstanding Principal (the “Note”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

(1) In connection with such transfer, the Purchaser hereby represents and warrants to the addressees hereof that the Purchaser is an institutional “accredited investor” (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Note, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser’s or such account’s investment. The Purchaser is acquiring the Note purchased by it for its own account or for one or more accounts (each of which is an “institutional accredited investor”) as to each of which the Purchaser exercises sole investment discretion.

(2) The Purchaser acknowledges that the Note has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Note cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

(3) The Purchaser hereby undertakes to be bound by the terms and conditions of the Agreement in its capacity as an owner of a Note in all respects as if it were a signatory thereto.

(4) The Purchaser will not sell or otherwise transfer any portion of the Note, except in compliance with Section 8.6 of the Agreement.

(5) Please make all payments due on the Note:

☐	First,	by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Bank:

ABA #:

Account #:

Attention:

☐	Second,	by mailing a check or draft to the following address:

(6) The Purchaser’s taxpayer identification number is                             . The Purchaser attaches hereto IRS Form W-8ECI, [W-8BEN, W-8IMY (and all appropriate attachments)] ***** or W-9.

Very truly yours,

By:
[The Purchaser]
Name:
Title:

Date

EXECUTION VERSION

ENVIRONMENTAL AGREEMENT

This ENVIRONMENTAL AGREEMENT (this “Agreement”) made as of the 10th day of July, 2009, among GENERAL MOTORS COMPANY (f/k/a NGMCO, Inc.), a Delaware corporation (together with its successors and assigns, the “Issuer”), the Guarantors party to the Secured Note Agreement, and UAW RETIREE MEDICAL BENEFITS TRUST (the “Noteholder”).

W I T N E S S E T H:

WHEREAS, pursuant to (a) the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009, as amended (the “Master Transaction Agreement”) among General Motors Corporation, a Delaware corporation (“GM Oldco”), a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code and certain other sellers party thereto (collectively, the “Sellers”) and the Issuer, and (b) the other Transaction Documents, and in accordance with the Bankruptcy Code, on the date hereof (i) the Sellers sold, transferred, assigned, conveyed and delivered to the Issuer and certain of its Subsidiaries and the Issuer and certain of its Subsidiaries directly or indirectly purchased, accepted and acquired from the Sellers, the Purchased Assets (as defined in the Master Transaction Agreement) and assumed the Assumed Liabilities (as defined in the Master Transaction Agreement) and (ii) the Sellers and the Issuer and one or more of their respective Subsidiaries have entered into the other Related Transactions;

WHEREAS, pursuant to the Master Transaction Agreement, on or prior to the Closing (as defined in the Master Transaction Agreement), the Issuer and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) will enter into a Settlement Agreement, in substantially the form attached as Exhibit D to the Master Transaction Agreement (the “Settlement Agreement”), which will become legally binding on the Issuer and the UAW through court approval and provides, among other things, for the issuance of a note in the amount of “$2,500,000,000 to the Noteholder (the “Note”);

WHEREAS, pursuant to that certain $2,500,000,000 Secured Note Agreement, dated as of July 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Secured Note Agreement”), among the Issuer, the Guarantors party thereto and the Noteholder, the Issuer shall issue the Note as consideration for the agreement of the Noteholder to enter into the Settlement Agreement;

WHEREAS, the Noteholder is unwilling to enter into the Settlement Agreement and the Secured Note Agreement unless the Noteholder agrees to provide the representations, warranties, covenants and other matters described in this Agreement for the benefit of the Noteholder; and

WHEREAS, the Issuer is entering into this Agreement to induce the Noteholder to enter into the Settlement Agreement and the Secured Note Agreement.

NOW, THEREFORE, in order to induce the Noteholder to enter into Settlement Agreement and the Secured Note Agreement, and in consideration of the substantial benefit the Issuer will derive from the Settlement Agreement and the Secured Note Agreement and for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Secured Note Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Collateral Property” means any real property and physical facilities thereon included as Collateral.

“Environmental Laws” means any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, permits, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or natural resources, as now or may at any time hereafter be in effect.

“Hazardous Materials” shall mean any material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste”, “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including petroleum and petroleum products, derivatives and compounds, including gasoline, diesel fuel, and oil; explosives, flammable materials; radioactive material; soil vapors; polychlorinated biphenyls; lead and lead-based paint; asbestos or asbestos-containing materials; and any substance the presence of which on, at or from any Collateral Property is prohibited by any foreign, federal, state or local authority.

“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts and all actual damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, costs of investigations, natural resource damages, reasonable attorneys’ fees and other costs of defense).

“Properties” shall mean, collectively, each and every Collateral Property.

“Release” and “Released” with respect to any Hazardous Materials means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping or disposing of Hazardous Materials into the environment.

“Responsible Environmental Person” shall mean, with respect to the Issuer, any Person with direct knowledge and responsibility for monitoring environmental conditions and assuring compliance with Environmental Laws.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1 Intentionally Omitted.

Section 2.2 Environmental Representations and Warranties. As of the date hereof, the Issuer represents and warrants that, to the best of any Responsible Environmental Person’s knowledge and belief after reasonable due inquiry, except as either disclosed on Schedule A attached hereto, or as provided to the Noteholder prior to the date hereof or which would not reasonably be expected to give rise to material liabilities under Environmental Laws: (a) Hazardous Materials and underground storage tanks at each Collateral Property are in compliance with Environmental Law; (b) Releases of Hazardous Materials at the Mortgage Properties for which investigation or remediation is required by a Governmental Authority are being investigated and remediated in material compliance with Environmental Law; (c) there is no non-compliance with current Environmental Laws; (d) to any Responsible Environmental Person’s actual knowledge after reasonable inquiry there is no known threat of any Release of Hazardous Materials migrating to any Collateral Property; (e) no Responsible Environmental Person knows of, nor has any Responsible Environmental Person received, any written notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Materials at, on, under or from any Collateral Property; (f) the Issuer and Guarantors have (1) disclosed to the Noteholder, in writing, (A) all outstanding notices or claims of alleged non-compliance with applicable Environmental Laws and (B) each Collateral Property where investigation or remediation activities are ongoing, and (2) made available (or otherwise shall use diligent efforts to promptly make available) any and all material information relating to adverse environmental conditions at, on, under or from any Collateral Property that would reasonably be expected to result in material liabilities under Environmental Laws, including but not limited to any reports relating to Hazardous Materials at, on, under or from or migrating to or from any Collateral Property and/or to the environmental condition of any Collateral Property for which investigation or remediation is required by a Governmental Authority; (g) as of 5 p.m. EDT on July 9, 2009, Schedule A lists all Environmental Liens (as defined below) in regard to the Collateral Properties; (h) there is no judicial, administrative, or arbitral proceeding under or relating to any Environmental Law that is pending or, to the knowledge of the Issuer, threatened, naming the Issuer; (i) except as provided for in the Secured Note Documents and the Master Transaction Agreement, the Issuer has not entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law; and (j) except as provided for in the Secured Note Documents and the Master Transaction Agreement, the Issuer has not assumed or retained, by contract, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Materials.

Section 2.3 Environmental Covenants.

(a) Except as would not reasonably be expected to give rise to material liabilities under Environmental Laws, Issuer and, with respect to itself and the Properties it owns, each Guarantor, covenants and agrees that so long as the Note is outstanding, and until payment in full of all Obligations and termination of the Secured Note Documents: (i) all uses and operations on or of the Properties, whether by such Issuer, Guarantor, or to the extent commercially reasonable any other Person, shall be in compliance with all Environmental Laws; (ii) there shall be no Releases of Hazardous Materials at, on, under or from any of the Properties at concentrations exceeding those allowed by Environmental Law; (iii) Hazardous Materials at, on, or under any of the Properties for which investigation or remediation is required by a Governmental Authority shall be investigated and remediated in compliance with Environmental Laws; and (iv) except for environmental deed restrictions, institutional controls and access agreements required by agency order or a voluntary remedial action, the Issuer and each Guarantor shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of the Issuer any Guarantor or any other Person (the “Environmental Liens”).

(b) Issuer and, with respect to itself and the Properties it owns, each Guarantor, shall (i) promptly and reasonably cooperate, at its sole cost and expense, in all reasonable activities pursuant to Section 2.3(c) below, including but not limited to providing all material, non-privileged information and making knowledgeable persons reasonably available for interviews; (ii) perform any environmental compliance or site assessment or other investigation of environmental conditions in connection with any of the Properties, at its sole cost and expense, pursuant to any reasonable written request of the Noteholder, upon the Noteholder’s reasonable belief that conditions at a Collateral Property not in compliance with Environmental Law and could result in material liability under Environmental Laws or that a Release of Hazardous Materials at, on, under or from or migrating to any Collateral Property could result in material liabilities under Environmental Laws, and share with the Noteholder the reports and other results thereof, and the Noteholder shall be entitled to rely on such reports and other results thereof; (iii) comply with all reasonable written requests of the Noteholder, at its sole cost and expense, to reasonably effectuate investigation or remediation of any Hazardous Materials Released at, on, under, from or migrating to any Collateral Property that the Noteholder reasonably believes could result in material liabilities under Environmental Laws; (iv) use commercially reasonable efforts to cause all tenants and other users of any of the Properties to materially comply with all Environmental Laws; and (v) except for those events and conditions disclosed to the Noteholder prior to the date hereof and except for those which would not reasonably be expected to give rise to material liabilities under Environmental Laws, within ten (10) Business Days notify the Noteholder in writing after a Responsible Environmental Person has become aware of (A) any Release of Hazardous Materials at, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related to any of the Properties; (C) any actual Environmental Lien imposed on any Collateral Property; (D) any required or proposed investigation or remediation relating to a Release of Hazardous Materials at, on, under, from or migrating to any of the Properties; and (E) any written notice or other communication of which any Responsible Environmental Person receives from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Releases of Hazardous Materials at, on, under or from any Collateral Property.

(c) Upon (i)(A) the occurrence and during the continuance of an Event of Default or (B) the Noteholder’s reasonable belief that a Collateral Property is not in compliance with all Environmental Laws and such noncompliance would reasonably be expected to result in material liabilities under Environmental Laws, or (C) the Noteholder’s reasonable belief that a Release of Hazardous Materials at, on, under or from or migrating to any of the Collateral Properties has occurred or is occurring and would reasonably be expected to result in Issuer or any Guarantor incurring material liabilities under Environmental Law and (ii) reasonable notice to the Issuer and any Guarantor that owns the Collateral Property at issue, the Noteholder and any other Person designated by the Noteholder, including but not limited to any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon such Collateral Property at all reasonable times, subject to the terms of any applicable lease in place for a Collateral Property, to assess any and all aspects of the environmental condition of such Collateral Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the Noteholder’s reasonable discretion taking into account the perceived environmental risk and the magnitude of the potential liability) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Each Issuer or Guarantor shall cooperate with and provide reasonable access to the Noteholder and any such Person or entity designated by the Noteholder. Upon prior written request to the Noteholder, the Issuer and Guarantors shall be entitled at their sole cost and expense to take split samples of any samples collected by the Noteholder or its designees.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in the Secured Note Agreement.

Section 3.2 No Third-Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of the Noteholder. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party.

Section 3.3 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Issuer and the Noteholder.

Section 3.4 No Oral Change. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Secured Note Agreement.

Section 3.5 Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 3.6 Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the terms “Issuer” and “Guarantor” shall be deemed to refer to each and every person or entity comprising a Issuer or Guarantor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of such Issuer or Guarantor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Issuer or Guarantor may be assigned except with the written consent of the Noteholder. Each reference herein to the Noteholder shall be deemed to include its successors and assigns.

Section 3.7 Joint and Several Liability. The Issuer and Guarantors hereby acknowledge and agree that the Issuer and each of the Guarantors are jointly and severally liable to the Noteholder for all representations, warranties, covenants, and other obligations of the Issuer and Guarantors hereunder. The Issuer and Guarantors hereby further acknowledge and agree that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Guarantor or Issuer hereunder is hereby considered a default or breach by the Issuer or Guarantor, as applicable, and (b) the Noteholder shall have no obligation to proceed against the Issuer or any Guarantor before proceeding against the others. The Issuer and Guarantors hereby waive any defense to its obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one versus the other. Any Issuer or Guarantor’s subrogation claim arising from payments to the Noteholder shall constitute a capital investment in the other (Issuer or Guarantor, as the case may be) subordinated to any claims of the Noteholder and equal to a ratable share of the equity interests in the Issuer or Guarantor.

Section 3.8 Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

Section 3.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, any right, remedy, power or privilege hereunder or under the other Secured Note Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 3.10 Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.11 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 3.12 Submission to Jurisdiction; Waivers. All judicial proceedings brought against Issuer or any Guarantor arising out of or relating to this Agreement or any other Secured Note Document, or any Obligations hereunder and thereunder may be brought in the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Issuer Party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Secured Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer at its address set forth in Section 3.1; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 3.13 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 3.14 Exculpation. Notwithstanding anything appearing to the contrary in this Agreement, or in the Notes, the Secured Note Agreement, the Mortgages or any of the other Secured Note Documents, Noteholder shall not be entitled to enforce the liability and obligation of the Issuer or any Guarantor to perform and observe the obligations contained in this Agreement by any action or proceeding against any member, shareholder, partner, manager, director, officer, agent, affiliate, beneficiary, trustee or employee of Issuer or any Guarantor (or any direct or indirect member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Issuer or any Guarantor, or any director, officer, employee, agent, manager or trustee of any of the foregoing);

provided, however, for purposes of clarification, the foregoing is not intended to exempt any Issuer Parties from their respective obligations and liabilities under this Agreement or any of the other Secured Note Documents.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, each Issuer and Noteholder has caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ISSUER:

GENERAL MOTORS COMPANY

By:
Name
Title:

[Signature Page to Amended and Restated Environmental Indemnity Agreement]

GUARANTORS:

ANNUNCIATA CORPORATION

ARGONAUT HOLDINGS, INC.

GENERAL MOTORS ASIA PACIFIC HOLDINGS, LLC

GENERAL MOTORS ASIA, INC.

GENERAL MOTORS INTERNATIONAL HOLDINGS, INC.

GENERAL MOTORS OVERSEAS CORPORATION

GENERAL MOTORS OVERSEAS DISTRIBUTION CORPORATION

GENERAL MOTORS PRODUCT SERVICES, INC.

GENERAL MOTORS RESEARCH CORPORATION

GM APO HOLDINGS, LLC

GM EUROMETALS, INC.

GM FINANCE CO. HOLDINGS LLC

GM GLOBAL STEERING HOLDINGS, LLC

GM GLOBAL TECHNOLOGY OPERATIONS, INC.

GM GLOBAL TOOLING COMPANY, INC.

GM LAAM HOLDINGS, LLC

GM PREFERRED FINANCE CO. HOLDINGS LLC

GM SUBSYSTEMS MANUFACTURING, LLC

GM TECHNOLOGIES, LLC

GM-DI LEASING CORPORATION

GMOC ADMINISTRATIVE SERVICES CORPORATION

GRAND POINTE HOLDINGS, INC.

ONSTAR, LLC

GM COMPONENTS HOLDINGS, LLC

RIVERFRONT HOLDINGS, INC.

RIVERFRONT HOLDINGS PHASE II, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Environmental Indemnity Agreement]

ADDRESS FOR NOTICES: 767 Fifth Avenue, 14th Floor New York, New York 10153 Attention: Telephone: Facsimile:

[Signature Page to Amended and Restated Environmental Indemnity Agreement]

GM GEFS L.P.

By:
Name:
Title:

ADDRESS FOR NOTICES:

767 Fifth Avenue, 14th Floor
New York, New York 10153
Attention:
Telephone:
Facsimile:

[Signature Page to Amended and Restated Environmental Indemnity Agreement]

UAW RETIREE MEDICAL BENEFITS TRUST

By:
Name:
Title:

[Signature Page to Amended and Restated Environmental Indemnity Agreement]

MORTGAGE

GENERAL MOTORS COMPANY, as mortgagor

(Mortgagor)

to

STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE OF THE UAW RETIREE MEDICAL BENEFITS TRUST under agreement dated October 16, 2008, having an address at 200 Newport Ave., JQB7S, North Quincy, MA 02172, as noteholder of the note issued pursuant to the Secured Note Agreement, dated as of July 10, 2009, between General Motors Company, the guarantors thereunder and the UAW Retiree Medical Benefits Trust, as mortgagee

(Lender)

Dated:	As of July , 2009

Address:	Warren Technical Center 30800 Mound Road Warren, MI 48093

County:	Macomb County, MI

PIN:

THIS MORTGAGE (the “Security Instrument”) is made as of the      day of July, 2009, by GENERAL MOTORS COMPANY (f/k/a NGMCO, Inc.), a Delaware corporation, having its principal place of business at 300 Renaissance Center, Detroit, Michigan 48265, as mortgagor (the “Mortgagor” or “Borrower”), in favor of STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE OF THE UAW RETIREE MEDICAL BENEFITS TRUST under agreement dated October 16, 2008 (the “Lender”) having an address at 200 Newport Ave., JQB7S, North Quincy, MA 02172, as noteholder of the note issued pursuant to the Secured Note Agreement, dated as of July 10, 2009, (the “Credit Agreement”) between General Motors Company, the Guarantors (defined therein) thereunder and Lender.

RECITALS:

WHEREAS, this Security Instrument is given to secure Mortgagor’s obligation under the Credit Agreement to Lender (the “Loan”) in the amount of TWO BILLION FIVE HUNDRED MILLION AND 00/100 DOLLARS ($2,500,000,000) evidenced by one or more notes (together with all extensions, renewals, replacements, restatements, amendments, supplements, severances or modifications thereof, are hereinafter referred to collectively as the “Note”).

WHEREAS, Mortgagor is the owner of the real property described in Exhibit A attached hereto and made a part hereof (the “Land”).

WHEREAS, Mortgagor has agreed to execute and deliver this Security Instrument in accordance with the provisions of the Credit Agreement in order to secure the payment and performance of all of the Obligations (as defined in Section 2.3 hereof). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

ARTICLE 1

GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Mortgagor does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to and grants a security interest to Lender and its successors and assigns in, the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the “Property”):

(a) Land. The Land described in Exhibit A attached hereto and made a part hereof;

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods) and other property of every kind and nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(f) Leases and Rents. All leases, subleases and other agreements, whether or not in writing, to which Mortgagor is a party, affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into and all extensions, amendments and modifications thereto, to the extent assignable, whether before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (collectively, the “Leases”) and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, payments in connection with any termination, cancellation or surrender of any Lease, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and/or the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases (the “Rents”) and the right to receive and apply the Rents to the payment of the Obligations;

(g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies of the Mortgagor covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction, subject, in each case, to the rights of tenants;

(j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(k) Rights. The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(l) Agreements. To the extent assignable, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening and during the continuance of an Event of Default, to receive and collect any sums payable to Mortgagor thereunder;

(m) Intangibles. All trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(n) Causes of Action. All causes of action and claims (including, without limitation, all causes of action or claims arising in tort, by contract, by fraud or by concealment of material fact) against any Person for damages or injury to the Property or in connection with any transactions financed in whole or in part by the proceeds of the Loan (“Causes of Action”); and

(o) Other Rights. Any and all other rights of Mortgagor in and to the items set forth in Subsections (a) through (n) above;

in each case subject to the Permitted Encumbrances (as defined in Section 3.4 below).

Section 1.2 Assignment of Leases And Rents. Mortgagor hereby absolutely and unconditionally assigns to Lender all of Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 9.1(h) below, Lender grants to Mortgagor a revocable license to collect and receive the Rents.

Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Lender, as security for the Obligations, (as herein defined) a security interest in the Personal Property, to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

Section 1.4 Pledge of Monies Held. Mortgagor hereby pledges to Lender any and all monies now or hereafter held by Lender, including, without limitation, any insurance proceeds and condemnation awards, as additional security for the Obligations until expended or applied as provided in the Credit Agreement or this Security Instrument, as applicable.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if (a)(i) Borrower shall well and truly pay to Lender the outstanding principal amount of the Loan set forth in, and evidenced by, the Credit Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Credit Agreement or any other Secured Note Document (such amounts being herein referred to, collectively, as the “Debt”) at the time and in the manner provided in the Note, the Credit Agreement and the other Secured Note Documents, and the Credit Agreement is terminated or (ii) Mortgagor and the other Guarantors shall pay the obligations to Lender as provided in the Guaranty, and each Guarantor shall well and truly perform each and every covenant and condition set forth in the Guaranty and each of the other Secured Note Documents to which it is a party, and the Guaranty is terminated, and (b) Mortgagor shall well and truly perform the Other Obligations (as herein defined) as set forth in this Security Instrument, these presents and the estate hereby granted shall cease, terminate and be void.

ARTICLE 2

OBLIGATIONS SECURED

Section 2.1 Obligations Secured. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the payment and performance of the obligations of Mortgagor under the Credit Agreement (the “Credit Agreement Obligations”).

Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the performance of all obligations of Mortgagor contained herein;

(b) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby;

(c) the performance of each obligation of Mortgagor contained in any other agreement given by Mortgagor to Lender which is for the purpose of further securing the obligations secured hereby, and any renewals, extensions, substitutions, replacements, amendments, modifications and changes thereto; and

(d) the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, any of the other Secured Note Documents to which Mortgagor is a party.

Section 2.3 Obligations. Mortgagor’s obligation for the payment and performance of the Credit Agreement Obligations and the Other Obligations are referred to collectively below as the “Obligations.”

ARTICLE 3

MORTGAGOR COVENANTS

Mortgagor covenants and agrees that:

Section 3.1 Payment and Performance of the Obligations. Mortgagor will pay and perform the Obligations at the time and in the manner provided in the Credit Agreement, this Security Agreement and the other Secured Note Documents, as applicable.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in each of the other Secured Note Documents executed by Mortgagor are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, insurance in full force and effect at all times with respect to Mortgagor and the Property as required pursuant to the Credit Agreement.

Section 3.4 Liens. Mortgagor shall not, create, incur, assume or suffer to exist, directly or indirectly, any Lien (as defined herein) on the Property, other than the following (collectively, the “Permitted Encumbrances”):

(a) Permitted Liens existing on the date hereof or hereafter created in accordance with the terms of the Credit Agreement and/or this Security Instrument;

(b) Leases existing on the date hereof, if any or hereafter entered into in accordance with the terms of the Credit Agreement and/or this Security Instrument;

(c) Liens for Taxes (as defined in Section 3.5 below) and Other Charges (as defined in Section 3.5 below) not yet subject to penalties for non-payment or which are being contested in accordance with Section 3.5 hereof; provided that adequate reserves with respect thereto are maintained on the books of Mortgagor in conformity with GAAP;

(d) Liens of mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in accordance with Section 3.8 hereof and will not cause a Material Adverse Effect;

(e) Easements, rights-of-way, covenants, restrictions, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of Mortgagor and will not cause a Material Adverse Effect; and

(f) this Security Instrument.

As used in this Security Instrument, the term “Lien” means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances, and permitted Dispositions.

Section 3.5 Payment of Taxes, Etc. Mortgagor shall pay or cause to be paid, as the same become due and payable, all (i) real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof (collectively, the “Taxes”) and (ii) ground rents, maintenance charges, impositions and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof (collectively, the “Other Charges”). At Lender’s request, Mortgagor shall furnish to Lender receipts, or other evidence of the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any Lien or charge (other than Permitted Encumbrances) which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property (provided however this applies only to utility services the failure to pay could result in the creation of a lien that has a Material Adverse Effect). After prior written notice to Lender, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, other than ground rent, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Requirements of Laws; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Mortgagor shall furnish such security as may be required in the proceeding to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.

Section 3.6 Maintenance and Use of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and as otherwise required under the terms of the Credit Agreement. The Improvements and the Personal Property shall not be removed, demolished or materially altered or expanded (except for normal replacement of the Personal Property) in any respect that could reasonably be expected to have a Material Adverse Effect without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof if doing so would have a Material Adverse Effect. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned if doing so would have a Material Adverse Effect.

Section 3.7 Waste. Mortgagor shall not commit or suffer any intentional physical waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any insurance policy related to the Property, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument in any, material respect. Mortgagor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.8 Payment for Labor and Materials. Mortgagor will pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property in accordance with the requirements of Section 5.4 of the Credit Agreement unless such bills and costs are being contested in accordance with Section 5.4 of the Credit Agreement.

Section 3.9 Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any of the Secured Note Documents given by Mortgagor to Lender for the purpose of further securing the Obligations, and any amendments, modifications or changes thereto. Mortgagor shall observe and perform all of its obligations under any agreement or recorded instrument affecting or pertaining to the Property, the failure of which, if not observed or performed, could reasonably be expected to have a Material Adverse Effect.

Section 3.10 Change of Name, Identity or Structure. If Mortgagor shall (i) change the location of its chief executive office/chief place of business from that set forth in the introductory paragraph hereof, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains records with respect to the Property, or (iii) reincorporate or reorganize under the laws of another jurisdiction, it shall give Lender written notice thereof not less than ten (10) days after such event occurs, and shall deliver to Lender all Uniform Commercial Code financing statements and amendments as Lender shall request and take all other actions deemed reasonably necessary by Lender to continue its perfected status in the Property with the same or better priority. Mortgagor hereby authorizes Lender, prior to or contemporaneously with the effective date of any such change, to file any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Mortgagor shall execute a certificate in form satisfactory to Lender listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.

Section 3.11 Access to Properties. Mortgagor shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of tenants under their respective Leases.

Section 3.12 Cooperate in Legal Proceedings. Mortgagor shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way adversely affect the rights of Lender hereunder or any rights obtained by Lender under this Security Instrument or any of the other Secured Note Documents to which Mortgagor is a party, and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 3.13 Awards and Insurance Benefits. Mortgagor shall cooperate with Lender in obtaining for Lender the benefits of any condemnation awards or insurance proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith out of such condemnation award or insurance proceeds. All Net Cash Proceeds received in connection with any casualty or condemnation relating to the Property shall be applied as set forth in the Credit Agreement.

Section 3.14 Mortgage and Intangible Taxes. Mortgagor shall pay or cause to be paid all State, county and municipal recording, mortgage, intangible, and all other taxes imposed upon the execution and recordation of this Security Instrument.

Section 3.15 Leasing Matters. Mortgagor shall not enter into any new Lease or renew or extend any existing Lease unless such proposed Lease or renewed or extended Lease, as applicable, (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Mortgagor, (ii) does not have a Material Adverse Effect, and (iii) is subject and subordinate to this Security Instrument and the lessee thereunder agrees to attorn to Lender. All proposed Leases which do not satisfy the requirements set forth in this Section 3.15 shall be subject to the prior approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Mortgagor shall not amend, modify or waive the provisions of any Lease or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) if such action would have a Material Adverse Effect.

Section 3.16 Management Agreement. Mortgagor shall not engage a property manager without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless (i) such agreement is with a reputable and experienced professional management organization which manages properties of a type, quality and size similar to the Property, (ii) such agreement provides for management fees that are customary and reasonable management fees for properties of a type, quality and size similar to the Property and is otherwise on market terms and conditions for properties of a type, quality and size similar to the Property, (iii) entering into such agreement could not reasonably be expected to have a Material Adverse Effect, (iv) such agreement is pursuant to an arms length transaction with a property manager that is not an affiliate of any Issuer Party, (v) such agreement is terminable upon thirty (30) days prior written notice by Mortgagor for any reason, and (vi) such property manager executes an agreement in accordance with the terms of the following sentence. In the event that Lender approve the engagement of a property manager or Mortgagor shall, without Lender’s consent, engage a property manager pursuant to the terms of the immediately preceding sentence, Mortgagor and such property manager shall execute an agreement reasonably acceptable to Lender conditionally assigning Mortgagor’s interest in such management agreement to Lender and subordinating, during the continuance of an Event of Default, manager’s right to receive fees and expenses under such agreement while the Obligations remain outstanding.

Section 3.17 Alterations. Mortgagor shall not make any alterations to the Improvements that have a Material Adverse Effect.

Section 3.18 Zoning. Mortgagor shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in a Material Adverse Effect.

Section 3.19 No Joint Assessment. Mortgagor shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

Section 3.20 Intentionally deleted.

Section 3.21 Intentionally deleted.

Section 3.22 Intentionally deleted.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Mortgagor represents and warrants to Lender that:

Section 4.1 Warranty of Title. Mortgagor has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Mortgagor possesses a fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. To Mortgagor’s knowledge, this Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection herewith, will create (i) a valid, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, subject only to Permitted Encumbrances to the extent a security interest in personalty may be perfected by the filing of a mortgage/deed of trust. No Person other than Mortgagor owns any interest in any payments due under such Leases that is superior to or of equal priority with Lender’s interest therein except as may be reflected by the Permitted Encumbrances. Mortgagor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

Section 4.2 Organization. Mortgagor is duly organized or formed, as the case may be, and is validly existing and in good standing in the jurisdiction in which it is organized, with requisite power and authority to own the Property and to transact the businesses in which it is now engaged. Mortgagor is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, its businesses and operations, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect. Mortgagor possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the businesses in which it is now engaged, except to the extent the failure to possess the same will not have a Material Adverse Effect.

Section 4.3 Proceedings. This Security Instrument has been duly executed and delivered by or on behalf of Mortgagor and constitutes the legal, valid and binding obligations of Mortgagor enforceable against Mortgagor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.4 Intentionally deleted.

Section 4.5 Compliance. To the Mortgagor’s actual knowledge, Mortgagor and the Property and the use thereof comply in all respects with all Requirements of Law, including, without limitation, all applicable environmental laws, building and zoning ordinances and codes, except where the failure to do so would not have a Material Adverse Effect.

Section 4.6 Condemnation. No condemnation, eminent domain or other similar proceeding has been commenced or, to the best of Mortgagor’s knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

Section 4.7 Separate Lots. The Land is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Land.

Section 4.8 Enforceability. The Secured Note Documents to which Mortgagor is a party are not subject to any right of rescission, set-off, counterclaim or defense by Mortgagor, including the defense of usury, and Mortgagor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 4.9 Filing and Recording Taxes. Except as permitted by the Credit Agreement, all transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under Requirements of Law currently in effect in connection with the transfer of the Property to Mortgagor have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under Requirements of Law currently in effect in connection with the execution, delivery, recordation, filing, registration and perfection of this Security Instrument, have been paid or will be paid simultaneously with the recordation hereof.

Section 4.10 Intentionally deleted.

Section 4.11 Forfeiture. Neither Mortgagor nor, to Mortgagor’s actual knowledge, any other Person in occupancy of or involved with the operation or use any of the Property has committed any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof. Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 4.12 Intentionally deleted.

ARTICLE 5

OBLIGATIONS AND RELIANCES

Section 5.1 Relationship of Mortgagor and Lender. The relationship between Mortgagor and Lender with respect to the Property and the Obligations is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Mortgagor, and no term or condition of this Security Instrument and of any of the other Secured Note Documents shall be construed so as to deem the relationship between Mortgagor and Lender to be other than that of debtor and creditor.

Section 5.2 No Reliance On Lender. The officers, members, general partners, employees, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor are, collectively, experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 5.3 No Lender Obligations. (a) Notwithstanding the provisions of Section 1.1(a), (f), (l) and (m) or Section 1.2 hereof, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any of the agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents referred to in Section 1.1 hereof.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument and the other Secured Note Documents to which Mortgagor is a party, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 5.4 Reliance. Mortgagor recognizes and acknowledges that in accepting the Note, the Credit Agreement, the Guaranty, this Security Instrument and the other Secured Note Documents, (i) Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations of Mortgagor set forth in Article 4 hereof and in each of the other Secured Note Documents executed by Mortgagor, without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; (ii) that such reliance existed on the part of Lender prior to the date hereof; (iii) that the warranties and representations of Mortgagor are a material inducement to Lender in accepting the Note, the Credit Agreement, the Guaranty, this Security Instrument and the other Secured Note Documents; and (iv) that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations of Mortgagor set forth in Article 4 hereof and in each of the other Secured Note Documents executed by Mortgagor.

ARTICLE 6

FURTHER ASSURANCES

Section 6.1 Recording of Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Secured Note Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Mortgagor will pay, or cause to be paid, all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security

Instrument and any instrument of further assurance, and any modification or amendment of this Security Instrument, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, or any instrument of further assurance, and any modification or amendment of this Security Instrument, except where prohibited by law so to do.

Section 6.2 Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the Property and rights hereby deeded, mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Requirements of Law. Mortgagor hereby authorizes Lender to file one or more financing statements or execute in the name of Mortgagor to the extent Lender may lawfully do so, one or more chattel mortgages or other instruments, to evidence more effectively the lien and security interest of Lender in the Property. Mortgagor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section 6.2; provided, however, Lender agree not to exercise such power of attorney unless an Event of Default has occurred and is continuing.

Section 6.3 Intentionally deleted.

Section 6.4 Replacement Documents. Upon receipt of an affidavit of an officer or agent of Lender as to the loss, theft, destruction or mutilation of any Secured Note Document which Mortgagor is a party to and which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Secured Note Document that Mortgagor is a party to, Mortgagor will issue, in lieu thereof, a replacement Secured Note Document in the same form as, and dated the date of, such lost, stolen, destroyed or mutilated Secured Note Document.

Section 6.5 Legal Fees for Enforcement. Mortgagor shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by Lender in protecting its interest in the Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property (including commencing any foreclosure action), whether or not any legal proceeding is commenced hereunder or thereunder, together with interest thereon at the rate provided for in the Credit Agreement from the date paid or incurred by Lender until such expenses are paid by Mortgagor, in accordance with Section 8.5 of the Credit Agreement.

ARTICLE 7

DUE ON SALE/ENCUMBRANCE

Section 7.1 Lender Reliance. Mortgagor acknowledges that Lender has examined and relied on the experience of Mortgagor and its officers, partners, members, principals and (if Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor’s ownership of the Property as a means of maintaining the value of the Property as security for payment and performance of the Obligations. Mortgagor acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the payment and performance of the Obligations, Lender can recover the Obligations by a sale of the Property.

Section 7.2 No Sale/Encumbrance. Mortgagor shall not Dispose of or suffer to permit or grant a Lien on the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Disposed of or encumbered by a Lien other than as expressly permitted pursuant to the terms of this Security Instrument or the Credit Agreement. Upon any permitted sale or other Disposition of the Property or any portion thereof, Lender shall execute and deliver to Mortgagor, at Mortgagor’s reasonable cost and expense, all documents or instruments, in recordable form, necessary to (i) release the Property or such portion thereof from and satisfy and/or terminate the lien of this Security Instrument and the other Secured Note Documents, or (ii) transfer and assign this Security Instrument to Mortgagor or its designee.

ARTICLE 8

PREPAYMENT

Section 8.1 Prepayment. The Debt may be prepaid in whole or in part in accordance with the express terms and conditions of the Credit Agreement.

ARTICLE 9

RIGHTS AND REMEDIES

Section 9.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Lender may take such action, without notice or demand (except for such notice or demand as may be expressly required (during identical circumstances) pursuant to this Security Instrument or such other Secured Note Document that both Mortgagor and Lender are parties to), as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(a) reserved;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by Requirements of Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in one or more parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein;

(f) recover judgment against Borrower on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Secured Note Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Mortgagor, any Guarantor or of any Person liable for the payment of the Obligations;

(h) subject to any Requirements of Law, the license granted to Mortgagor under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct business thereon; (ii) complete any construction on the Property in such manner and form as Lender deem advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of any Collateral owned by Mortgagor (including, without limitation, the Personal Property) or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral owned by Mortgagor (including, without limitation, the Personal Property), and (ii) request Mortgagor at its expense to assemble the Collateral it owns, including, without limitation, the Personal Property, and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral owned by Mortgagor, including, without limitation, the Personal Property, sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

(j) apply any sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any other Secured Note Document to which Mortgagor is a party to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper;

(k) surrender any insurance policies relating to the Property, collect the unearned insurance premiums thereon and apply such sums as a credit on the Obligations in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Mortgagor hereby appoints Lender as agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such insurance premiums during the continuance of an Event of Default;

(l) foreclose by STATUTORY POWER OF SALE or otherwise and apply the proceeds of any recovery to the Obligations in accordance with Section 9.2 hereof or to any deficiency under this Security Instrument;

(m) exercise all rights and remedies under any Causes of Action, whether before or after any sale of the Property by foreclosure, power of sale, or otherwise and apply the proceeds of any recovery to the Obligations in accordance with Section 9.2 hereof or to any deficiency under this Security Instrument; or

(n) pursue such other remedies as Lender may have under Requirements of Law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 9.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to this Security Instrument may be applied by Lender upon the occurrence and during the continuance of an Event of Default to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper.

Section 9.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, or any default which in Lender’s reasonable opinion constitutes an emergency or dangerous condition at the Property, Lender may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Obligations. The cost and expense of any cure hereunder (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided below, shall constitute a portion of the Obligations and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such default or Event of Default shall bear interest at the rate provided for in the Credit Agreement for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender and shall be deemed to constitute a portion of the Obligations and be secured by this Security Instrument and the other Secured Note Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 9.4 Actions and Proceedings. Lender has the right (but not the obligation) to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Lender, in its discretion, decide should be brought to protect its interest in the Property; provided, however, that Lender agrees not to exercise any of the rights set forth in this Section 9.4 unless an Event of Default, or any default which in Lender’s reasonable opinion constitutes an emergency or dangerous condition at the Property, has occurred and is continuing.

Section 9.5 Recovery of Sums Required to be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for an Event of Default by Mortgagor existing at the time such earlier action was commenced.

Section 9.6 Other Rights, Etc.

(a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of any Guarantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Secured Note Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any other Obligations or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Credit Agreement, the Guaranty, this Security Instrument or the other Secured Note Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Mortgagor, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the insurance policies required hereunder or under the Credit Agreement with respect to the Property, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to the Property or any other Collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Debt or other Obligations to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 9.7 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and Lender may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 9.8 Violation of Laws. Subject to the terms of the Credit Agreement (including the right, if any, for Mortgagor to contest non-compliance with any Requirements of Laws), if the Property is not in compliance with Requirements of Law and such non-compliance is reasonably likely to have a Material Adverse Effect, Lender may impose such additional reasonable requirements upon Mortgagor in connection herewith including, without limitation, monetary reserves or financial equivalents as is permitted under the Credit Agreement.

Section 9.9 Right of Entry. Subject to the terms of the Credit Agreement and the rights of tenants under their respective Leases, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 9.10 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any Indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such Indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment, performance and discharge of the Obligations.

ARTICLE 10

INDEMNIFICATIONS

Section 10.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the each Indemnitee from and against any Losses imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Requirements of Law; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; provided, however, that Mortgagor shall not be liable for the payment of any Losses to the extent the same arise (x) by reason of the gross negligence or willful misconduct of Lender or (y) solely after Lender or any agent or successor thereof takes title and possession of the Property through foreclosure, exercise of a power of sale or a deed in lieu of foreclosure, unless such Losses are a result of the acts or omissions of Mortgagor. Any amounts payable to Lender by reason of the application of this Section 10.1 shall become immediately due and payable and shall bear interest at the rate provided for in the Credit Agreement from the date loss or damage is sustained by Lender until paid. As used in this Security Instrument, the term “Losses” means any and all claims, suits, actions, proceedings, obligations, liabilities (including, without limitation, strict liabilities) and debts, and all actual damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including, but not limited to, reasonable attorneys’ fees and other costs of defense).

Section 10.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each Indemnitee from and against any and all Losses imposed upon or incurred by or asserted against any such Indemnitee and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument.

ARTICLE 11

WAIVERS

Section 11.1 Waiver of Counterclaim. To the extent permitted by Requirements of Law, Mortgagor hereby waives its right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument.

Section 11.2 Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Requirements of Law.

Section 11.3 Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Security Instrument, the Credit Agreement, the Guaranty or any other Secured Note Document, specifically and expressly provides for the giving of notice by Lender to Mortgagor, and (b) with respect to matters for which Lender is required by any Requirements of Law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Mortgagor.

Section 11.4 Intentionally deleted.

Section 11.5 Waiver of Trial by Jury. EACH OF MORTGAGOR, AND BY ITS ACCEPTANCE HEREOF, LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT.

ARTICLE 12

SUBMISSION TO JURISDICTION

Section 12.1 Submission to Jurisdiction. With respect to any claim or action arising hereunder, Mortgagor irrevocably and unconditionally: (a) submits to the exclusive jurisdiction of any court of the State and County of New York, or in the United States District Court for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that, to the extent permitted by

Requirements of Law, service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in the Credit Agreement or at such other address of which Lender shall have been notified; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

ARTICLE 13

APPLICABLE LAW

Section 13.1 Choice of Law. INSOFAR AS THERE MAY BE NO APPLICABLE FEDERAL LAW, THIS SECURITY INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY RULE OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST OF THIS SECURITY INSTRUMENT, AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE LAND IS LOCATED SHALL APPLY.

Section 13.2 Provisions Subject to Requirements of Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Requirements of Law.

ARTICLE 14

DEFINITIONS

Section 14.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note,” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “legal fees”, “attorneys’ fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Section 14.2 Headings, Etc. The headings and captions of various Articles and Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.3 Defined Terms. Defined terms used herein but not defined herein shall have the meanings as defined in the Credit Agreement.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.1 No Oral Change. This Security Instrument and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2 Liability. (a) If Mortgagor consists of more than one person (each such person, a “Borrower Party”), the obligations and liabilities of each such Borrower Party hereunder shall be joint and several. Each Borrower Party hereby acknowledges and agrees that the Borrower Parties are jointly and severally liable to Lender for all representations, warranties, covenants, obligations and liabilities of each Borrower Party hereunder. Each Borrower Party hereby further acknowledges and agrees that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Borrower Party hereunder or under any Secured Note Document to which Mortgagor is a party is hereby considered a default or breach by each Borrower Party, as applicable, and (b) Lender shall have no obligation to proceed against one Borrower Party before proceeding against the other Borrower Parties. Each Borrower Party hereby waives any defense to its obligations under this Security Instrument based upon or arising out of the disability or other defense or cessation of liability of one Borrower Party versus the other. A Borrower Party’s subrogation claim arising from payments to Lender shall constitute a capital investment in the other Borrower Party subordinated to any claims of Lender and equal to a ratable share of the equity interests in such Borrower Party.

(a) Notwithstanding anything appearing to the contrary in this Security Instrument, or in the Note, the Credit Agreement or any of the other Secured Note Documents, neither Lender nor any other Indemnitee shall be entitled to enforce the liability and obligation of Mortgagor to pay, perform and observe the obligations contained in this Security Instrument by any action or proceeding against any member, shareholder, partner, manager, director, officer, agent, affiliate, beneficiary, trustee or employee of Mortgagor (or any direct or indirect member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Mortgagor, or any director, officer, employee, agent, manager or trustee of any of the foregoing); provided, however, for purposes of clarification, the foregoing is not intended to exempt any of the Issuer Parties from its obligations and liabilities under any of the Secured Note Documents to which such Issuer Party is a party.

Section 15.3 Inapplicable Provisions. If any term, covenant or condition of this Security Instrument is held to be invalid, illegal or unenforceable in any respect, this Security Instrument shall be construed without such provision.

Section 15.4 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 Notices. All notices required or permitted under this Security Instrument shall be given and be effective in accordance with the notice provisions of the Credit Agreement.

Section 15.7 Fixture Filing Provisions. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in the real estate records of the county where the Property is located. For this purpose the following information is included: (i) Mortgagor shall be deemed the “Debtor” and is a corporation organized under the laws of the state of Delaware with the address set forth on the first page hereof and the organization number assigned Debtor by the state in which Debtor is organized is 4692623; (ii) Lender shall be deemed the “Secured Party” with the address set forth on the first page hereof; (iii) this Security Instrument covers goods which are or are to become fixtures; and (iv) the name of the record owner of the Land is the Debtor.

Section 15.8 Intentionally deleted.

Section 15.9 Conflicts. In the event of any conflict, inconsistency or ambiguity between the provisions of this Security Instrument and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.

Section 15.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under Article 9 hereof, the assignment of the Rents and Leases under Article 1 hereof, the security interests under Article 1 hereof, nor any other remedies afforded to Mortgagee under the Secured Note Documents, at law or in equity, other than taking of title to the Property by foreclosure or otherwise, shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Property, to obligate Mortgagee to lease the Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise. Mortgagor shall, and hereby agrees to indemnify Mortgagee for, and to hold Mortgagee harmless from and against, any and all claims, liability, expenses, losses or damages which may or might be asserted against or incurred by Mortgagee, as the case may be, solely by reason of Mortgagee’s status as an assignee pursuant to the assignment of Rents and Leases contained herein, but excluding any claim to the extent of Mortgagee’s gross negligence or willful misconduct. Should Mortgagee incur any such claim, liability, expense, loss or damage, which is required to be reimbursed under Section 8.5 of the Credit Agreement, the amount thereof, including all actual expenses and reasonable fees of attorneys, shall constitute Obligations secured hereby, and Mortgagor shall reimburse Mortgagee, as the case may be, therefor as provided in Section 8.5 of the Credit Agreement.

Section 15.11 Discontinuance of Proceedings. If Lender shall have proceeded to invoke any right, remedy or recourse permitted under the Secured Note Documents and shall thereafter elect to discontinue or abandon it for any reason, Lender shall have the unqualified right to do so and, in such an event, Mortgagor and Lender shall be restored to their former positions with respect to the Obligations, the Secured Note Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Lender thereafter to exercise any right, remedy or recourse under the Secured Note Documents for such Event of Default.

Section 15.12 Covenant Running with the Land. All representations, warranties, covenants and Obligations contained in the Credit Agreement are incorporated herein by this reference and, to the extent relating to the Property, are intended by the parties to be, and shall be construed as, covenants running with the land. All persons or entities who may have or acquire an interest in the Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Secured Note Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Lender.

Section 15.13 Last Dollars Secured. The parties agree that any payments or repayments of Obligations by Mortgagor shall be and be deemed to be applied first to the portion of the Obligations that is not secured hereby, if any, it being the parties’ intent that the portion of the Obligations last remaining unpaid shall be secured hereby.

ARTICLE 16

CROSS-COLLATERALIZATION

Section 16.1 Cross-Collateralization. Mortgagor acknowledges that the Obligations are secured by this Security Instrument together with those additional security instruments given by Mortgagor and/or certain Affiliates of Mortgagor to Lender, together with the other Secured Note Documents securing or evidencing the Obligations, and encumbering the Collateral and other real and personal property, all as more specifically set forth in the Credit Agreement and the other Secured Note Documents. Upon the occurrence of an Event of Default, Lender shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of such other security instruments whether by court action, power of sale or otherwise, under any applicable provision of law, for all or any portion of the Obligations, and the lien and the security interest created by such other security instruments shall continue in full force and effect without loss of priority as a lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding. Mortgagor acknowledges and agrees that the Property and the other real and personal property securing the Obligations are located in one or more States and counties, and therefore Lender shall be permitted to enforce payment of the Obligations and the performance of any term, covenant or condition of the Guaranty, this Security Instrument or the other Secured Note Documents and exercise any and all rights and remedies under the Guaranty, this Security Instrument or the other Secured Note Documents, or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Lender, in its sole discretion, in any one or more of the States or counties in which the Property, the Collateral or any other real or personal property securing the Obligations is located. Neither the acceptance of this Security Instrument or the other Secured Note Documents nor the enforcement thereof in any one State or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Note, this Security Instrument or any of the other Secured Note Documents through one or more additional proceedings in that State or county or in any other State or county. Any and all sums received by Lender under the Guaranty, this Security Instrument and the other Secured Note Documents on account of the Obligations shall be applied to the Obligations in such order and priority as Lender shall determine, in its sole discretion.

ARTICLE 17

INTENTIONALLY DELETED

ARTICLE 18

STATE SPECIFIC PROVISIONS

Section 18.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 18 and the other provisions of this Security Instrument, the terms and conditions of this Article 18 shall control and be binding.

Section 18.2 Granting Clause. The preamble to Section 1.1 is hereby modified in its entirety to state as follows:

Mortgagor does hereby irrevocably mortgage and warrant to Lenders and their successors and assigns, and does hereby assign and grant a security interest to Lender and their successors and assigns in, the following property, rights, interests and estates now owned or hereafter acquired by Mortgagor (collectively, the “Property”):

Section 18.3 Leases and Rents. The following sentences are hereby added at the end of subparagraph (f) of Section 1.1 entitled “Leases and Rents” and after the first sentence of Section 1.2 hereof entitled “Assignment of Leases and Rents”:

Lender shall also be entitled to all the rights and remedies conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (M.C.L.A. 554.231, et seq.), or Act No. 228 of the Michigan Public Acts of 1925, as amended by Act No. 55 of the Michigan Public Acts of 1933 (M.C.L.A. 554.211, et seq.), whichever is applicable, and pursuant to Act No. 66 of the Michigan Public Acts of 1956 (M.C.L.A. 565.81, et seq.). The assignment of leases and rents provided for in this Security Instrument shall, notwithstanding anything to the contrary contained herein, constitute an assignment of rents pursuant to M.C.L.A. 554.231, et seq., or M.C.L.A. 554.211, et seq., whichever is applicable, and M.C.L.A. 565.81, et seq., and shall be interpreted and applied in accordance therewith.

Section 18.4 Foreclosure. The word “or” is hereby deleted at the end of Subsection (m) of Section 9.1 of this Security Instrument entitled “Remedies,” and the following text is hereby added after Subsection (m):

(n) commence (i) foreclosure proceedings against the Property through judicial proceedings or (ii) foreclosure proceedings against the Property constituting real estate by advertisement pursuant to the applicable statute in such case made and provided and to sell the Property or to cause the same to be sold at public sale in accordance with the applicable statute in a single parcel or in several parcels at the option of Lender. Mortgagor hereby acknowledges that this Security Instrument contains a POWER OF SALE and that in the event Lender elect to foreclose by advertisement pursuant to the POWER OF SALE, in accordance with M.C.L.A. 600.3201, et seq., MORTGAGOR EXPRESSLY WAIVES NOTICE THEREOF (EXCEPT ANY NOTICE REQUIRED UNDER THE AFORESAID STATUTE), A HEARING PRIOR TO SALE AND ANY RIGHT, CONSTITUTIONAL OR OTHERWISE, THAT MORTGAGOR MIGHT OTHERWISE HAVE TO REQUIRE A JUDICIAL FORECLOSURE.

Subsection (n) is renumbered as subsection (o),

Section 18.5 Appointment of Receiver. The following is hereby added to the end of Section 9.1, subparagraph (g):

The failure of Mortgagor to pay any taxes or assessments assessed against the Property, or any installment thereof, or any premiums payable with respect to any insurance policies covering the Property, shall constitute waste as provided by Act No. 236 of the Michigan Public Acts of 1961, as amended (M.C.L.A. 600.2927). Mortgagor further hereby consents to the appointment of a receiver under said statute, should Lender elect to seek such relief thereunder;

Section 18.6 Future Advances. (THIS SECURITY INSTRUMENT IS ALSO A FUTURE ADVANCE MORTGAGE UNDER APPLICABLE MICHIGAN LAW). THIS SECURITY INSTRUMENT IS A “FUTURE ADVANCE MORTGAGE” UNDER PUBLIC ACT 348 OF PUBLIC ACTS OF 1990, AS AMENDED (M.C.L.A. 565.901 ET SEQ.). ALL FUTURE ADVANCES UNDER THE NOTE, THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL HAVE THE SAME PRIORITY AS IF THE FUTURE ADVANCE WAS MADE ON THE DATE THAT THIS SECURITY INSTRUMENT WAS RECORDED. THIS SECURITY INSTRUMENT SHALL SECURE ALL INDEBTEDNESS OF MORTGAGOR, ITS AFFILIATES, SUCCESSORS AND ASSIGNS UNDER THE NOTES, THIS SECURITY INSTRUMENT OR ANY OF THE LOAN DOCUMENTS, WHENEVER INCURRED, INDEBTEDNESS TO BE DUE AT THE TIMES PROVIDED IN THE NOTES, THE CREDIT AGREEMENT, THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS. NOTICE IS HEREBY GIVEN THAT THE INDEBTEDNESS SECURED HEREBY MAY INCREASE AS A RESULT OF ANY ADVANCES, VOLUNTARY OR INVOLUNTARY, UNDER THE NOTE, THIS SECURITY INSTRUMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY DEFAULTS HEREUNDER BY THE MORTGAGOR DUE TO, FOR EXAMPLE, AND WITHOUT LIMITATION, UNPAID INTEREST OR LATE CHARGES, UNPAID TAXES OR INSURANCE PREMIUMS WHICH LENDERS ELECT TO ADVANCE, DEFAULTS UNDER LEASES THAT LENDERS ELECT TO CURE, ATTORNEY FEES OR COSTS INCURRED IN ENFORCING THE LOAN DOCUMENTS OR OTHER EXPENSES INCURRED BY LENDERS IN PROTECTING THE PROPERTY, THE SECURITY OF THIS SECURITY INSTRUMENT OR LENDERS’ RIGHTS AND INTERESTS.

Section 18.7 Michigan Law. The following is hereby added to the end of Section 9.1, subparagraph (h):

In connection with Lender’ right to possession of the Property Mortgagor acknowledges that it has been advised that there is a significant body of law in Michigan which purportedly provides that in the absence of a showing of waste of a character sufficient to endanger the value of the Property (or of other special factors) a person in the role of Mortgagor is entitled to remain in possession of the Property and to enjoy the earnings, revenues, rents, issues, profits and income of the Property during the pendency of foreclosure proceedings and until the expiration of the redemption period, notwithstanding that the mortgage expressly provides to the contrary. Mortgagor further acknowledges that it has been advised that Lender consider that the value of the security granted hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Property and that the Lender would not make the loan secured hereby unless they could be assured that they would have the right to enjoy the earnings, revenues, rents, issues, profits and income of the Property therefrom and/or take possession of the Property and manage or control management thereof immediately upon an Event of Default notwithstanding that foreclosure proceedings may not have been instituted or are pending or that the redemption period, if any, may not have expired. Mortgagor hereby knowingly, intelligently and voluntarily waives all rights to possession of the Property from and after the occurrence of an Event of Default and upon demand for possession by Lender Mortgagor agrees not to assert any objection or defense to Lender’ request or to petition to a court for possession, and hereby consents to this appointment of a receiver for the Property. The rights hereby conferred upon Lender have been agreed upon prior to the occurrence of an Event of Default and the exercise by Lender of these rights shall not be deemed to put Lender in the status of a “mortgagee in possession.” Mortgagor acknowledges that this provision is material to this transaction and that the Lender would not make the loan secured hereby but for this paragraph.

Section 18.8 Additional Fixture Filing Provisions. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in the real estate records of the county where the Property is located. For this purpose the following information is included: (i) Mortgagor shall be deemed the “Debtor” and is a corporation organized under the laws of the state of Delaware with the address set forth on the first page hereof and the organization number assigned Debtor by the state in which Debtor is organized is 4692623; (ii) Lender shall be deemed the “Secured Party” with the address set forth on the first page hereof; (iii) this Security Instrument covers goods which are or are to become fixtures; and (iv) the name of the record owner of the Land is the Debtor.

Section 18.9 Waiver of Priority. The Lender reserve the right to waive the priority of this Security Instrument as to any Lease otherwise subordinate to this Security Instrument by recording a declaration of subordination in the public records at any time prior to a sale on foreclosure of this Security Instrument.

Section 18.10 Marshalling and Other Matters. The word “law” in the first sentence of Section 11.2 of this Security Instrument is hereby deleted and the words “Applicable Law” are replaced in its stead. The following is hereby added after the word “Further,” and before the word “Mortgagor” at the beginning of the second sentence in Section 11.2 hereof: “to the extent permitted by Applicable Law”.

ARTICLE 19

[Reserved]

[NO FURTHER TEXT ON THIS PAGE]

EXECUTION VERSION

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

INTELLECTUAL PROPERTY PLEDGE AGREEMENT

THIS INTELLECTUAL PROPERTY PLEDGE AGREEMENT (this “Agreement”), dated as of July 10, 2009, by GENERAL MOTORS COMPANY (together with its successors and assigns, the “Issuer”) and Annunciata Corporation, Argonaut Holdings, Inc., General Motors Asia Pacific Holdings, LLC, General Motors Asia, Inc., General Motors International Holdings, Inc., General Motors Overseas Corporation, General Motors Overseas Distribution Corporation, General Motors Product Services, Inc., General Motors Research Corporation, GM APO Holdings, LLC, GM Eurometals, Inc., GM Finance Co. Holdings LLC, GM GEFS L.P., GM Global Technology Operations, Inc., GM Global Tooling Company, Inc., GM LAAM Holdings, LLC, GM Preferred Finance Co. Holdings LLC, GM Technologies, LLC, GM-DI Leasing Corporation, GMOC Administrative Services Corporation, OnStar, LLC, GM Global Steering Holdings, LLC, Grand Pointe Holdings, Inc., GM Subsystems Manufacturing, LLC, Riverfront Holdings, Inc., Riverfront Holdings Phase II, Inc. and GM Components Holdings, LLC (collectively, “Guarantors”, and together with the Issuer, the “Issuer Parties”), in favor of UAW RETIREE MEDICAL BENEFITS TRUST (together with its permitted successors and assigns, the “Secured Party” or “Noteholder”).

W I T N E S S E T H:

WHEREAS, pursuant to (a) the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009, as amended, (the “Master Transaction Agreement”) among General Motors Corporation, a Delaware corporation (“GM Oldco”), a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code and certain other sellers party thereto (collectively, the “Sellers”) and the Issuer, and (b) the other Transaction Documents, and in accordance with the Bankruptcy Code, on the date hereof (i) the Sellers sold, transferred, assigned, conveyed and delivered to the Issuer and certain of its Subsidiaries, and the Issuer and certain of its Subsidiaries directly or indirectly purchased, accepted and acquired from the Sellers, the Purchased Assets (as defined in the Master Transaction Agreement) and assumed the Assumed Liabilities (as defined in the Master Transaction Agreement) and (ii) the Sellers and the Issuer and one or more of their respective Subsidiaries have entered into the other Related Transactions;

WHEREAS, pursuant to the Master Transaction Agreement, on or prior to the Closing (as defined in the Master Transaction Agreement), the Issuer and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) will enter into a Settlement Agreement, substantially the form attached as Exhibit D to the Master Transaction Agreement (the “Settlement Agreement”), which will become legally binding on the Issuer and the UAW through court approval and provides, among other things, for the issuance of a note in the amount of “$2,500,000,000 to the Secured Party (the “Note”);

WHEREAS, pursuant to that certain $2,500,000,000 Secured Note Agreement, dated as of July 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Secured Note Agreement”), among the Issuer, the Guarantors party thereto and the Secured Party, the Issuer shall issue the Note as consideration for the agreement of the Secured Party to enter into the Settlement Agreement;

WHEREAS, it is a condition precedent to the issuance of the Note under the Secured Note Agreement and the Secured Party entering into the Settlement Agreement that the Issuer Parties shall have executed and delivered this Agreement to the Secured Party.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meaning given to them in the Secured Note Agreement.

Section 2. Grant of Security Interest in Collateral. As security for the prompt and complete payment when due of the Obligations and the performance by the Issuer of all the covenants and obligations to be performed by it pursuant to the Secured Note Agreement and the other Secured Note Documents, the Issuer, and each Guarantor, in order to secure its guaranty under the Amended and Restated Guaranty and Security Agreement, dated as of the date hereof (the “Guaranty”), hereby grants to the Secured Party a Lien on and first priority security interest in all of its rights, title and interest in and to the following property of the Issuer or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”):

(a) All domestic and foreign letters patent, design patents, utility patents, industrial designs, and all intellectual property rights in inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, and other general intangibles of like nature, now existing or hereafter acquired, owned or licensed by any Issuer Party (including, without limitation, all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how and formulae described in Exhibit A hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, reexaminations, divisions, continuations, continuations in part and extensions or renewals thereof;

(b) All domestic and foreign trademarks, service marks, collective marks, certification marks, trade dress, trade names, corporate names, business names, d/b/as, Internet domain names, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, used, acquired, or licensed by any Issuer Party (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade dress, trade names, business names, d/b/as, Internet domain names, designs, logos and other source or business identifiers described in Exhibit B hereto), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks;

(c) All domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising), in any and all media (whether now or hereafter developed), in and to all original works of authorship (including, without limitation, all marketing materials created by or on behalf of any Issuer Party), acquired, owned or licensed by any Issuer Party (including, without limitation, all copyrights described in Exhibit C hereto) all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, renewals, restorations, extensions or revisions thereof;

(d) all Proceeds with respect to the foregoing clauses (a) through (c); and

(e) to the extent not included in the foregoing, all proceeds, damages, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, improvements, substitutions and replacements of and to any and all of the foregoing, including all rights to sue in law or in equity.

Notwithstanding the foregoing, in no event shall the Collateral include any Excluded Collateral.

Section 3. Pledge Agreement. (a) THE INTEREST IN THE COLLATERAL BEING GRANTED HEREUNDER SHALL NOT BE CONSTRUED AS A CURRENT ASSIGNMENT BUT, RATHER AS A SECURITY INTEREST THAT PROVIDES THE SECURED PARTY SUCH RIGHTS AS ARE PROVIDED TO HOLDERS OF SECURITY INTERESTS UNDER APPLICABLE LAW.

(b) The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Secured Note Agreement and the Guaranty and the Issuer and each of the Guarantors hereby acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Secured Note Agreement and the Guaranty, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of the Secured Note Agreement and this Agreement, the Secured Note Agreement shall govern.

(c) It shall not be necessary for the Secured Party (and the Issuer and each Guarantor hereby waive any right which the Issuer or such Guarantor may have to require the Secured Party), in order to enforce the obligations of the Issuer or such Guarantor hereunder, first to (i) institute suit or exhaust its remedies against the Issuer, any Guarantor or others liable on the Note or the Obligations or any other person, (ii) enforce the Secured Party’s rights against any collateral which shall ever have been given to secure the Note, (iii) enforce the Secured Party’s rights against any other guarantors of the Obligations, (iv) join the Issuer, the Guarantor or any others liable on the Obligations in any action seeking to enforce this Agreement, (v) exhaust any remedies available to the Secured Party against any collateral which shall ever have been given to secure the Note, or (vi) resort to any other means of obtaining payment of the Obligations. The Secured Party shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

Section 4. Authorization. (a) To the extent applicable, the parties hereto authorize and request that the Commissioner of Patents and Trademarks of the United States record this security interest in the Collateral.

(b) To the extent applicable, the parties hereto authorize and request that the Copyright Office of the United States record this security interest in the Collateral.

Section 5.(a) Continuing Security Interest; Release and Discharge of Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have matured and have been paid and satisfied in full, (ii) be binding upon and inure to the benefit of the Issuer Parties, each of the Issuer Parties’ executors, administrators, successors and assigns, and (iii) inure to the benefit of and be binding upon the Secured Parties and each of their successors, transferees and assigns.

(b) Release of Security Interest upon Satisfaction of all Obligations. Upon termination of this Agreement and repayment to the Secured Party of all Obligations and the performance of all obligations under the Secured Note Documents, the Secured Party shall release its security interest in any remaining Collateral; provided, that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Issuer or any Guarantor or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

(c) Partial Release of Collateral. Provided that no Default or Event of Default shall then exist, the Issuer or a Guarantor may, in connection with any Disposition of any Collateral permitted under the Secured Note Agreement, obtain the release from the Lien of the Secured Note Documents of the portion of the Collateral sold, upon the satisfaction of the conditions set forth in the Secured Note Agreement.

Section 6. Miscellaneous.

(a) Waiver; Amendment. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Secured Note Agreement.

(b) Notices. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) delivered to the intended recipient at the “Address for Notices” specified on the signatures pages hereof, beneath each party’s name; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.

(c) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Secured Party, any right, remedy, power or privilege hereunder or under the other Secured Note Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(d) Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Secured Note Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the issuance of the Note and other extensions of credit hereunder and thereunder.

(e) Payment of Expenses. The Issuer and each Guarantor agree to pay on demand by the Secured Party any and all reasonable out-of-pocket costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Secured Party and agents, representatives or advisers in enforcing any of its rights or remedies under this Agreement, in accordance with Section 8.5 of the Secured Note Agreement.

(f) Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of the Issuer and each Guarantor and shall inure to the benefit of the Secured Party and its permitted successors and assigns; provided that neither the Issuer nor any Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party (and any attempted assignment or transfer by the Issuer or any Guarantor without such consent shall be null and void).

(g) Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Issuer and the Secured Party.

(h) Agreement Constitutes Security Agreement. This Agreement shall constitute a security agreement within the meaning of the Uniform Commercial Code as in effect in the State of New York.

(i) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(j) Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement shall be help invalid or unenforceable (in whole or in part) as against any one or more of the Guarantors, then this Agreement shall continue to be enforceable against all other Guarantors and the Issuer, as applicable, without regard to any such invalidity or unenforceability.

(l) Integration. This Agreement and the other Secured Note Documents represent the entire agreement of the Issuer, the Guarantor and the Secured Party with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Note Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the Guaranty, the provisions of the Guaranty shall control.

(n) Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

(o) Submission to Jurisdiction; Waivers. All judicial proceedings brought against any Issuer Party arising out of or relating to this Agreement or any other Secured Note Document, or any Obligations hereunder and thereunder, may be brought in the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Issuer Party hereby irrevocably and unconditionally:

(i) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Secured Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer at its address set forth in Section 6(b) hereof or at such other address of which the Secured Party shall have been notified pursuant thereto; and

(iv) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(p) Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

(q) Intentionally Omitted.

(r) Additional Guarantors. Each Subsidiary of the Issuer that is required to become, or that the Issuer desires to become, a party to this Agreement pursuant to Section 5.23 of the Secured Note Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Exhibit D hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ISSUER:

GENERAL MOTORS COMPANY

By:
Name:
Title:

ADDRESS FOR NOTICES:

767 Fifth Avenue, 14th Floor
New York, New York 10153
Attention:
Telephone:
Facsimile:

[Signature Page to Intellectual Property Pledge Agreement]

GUARANTORS:

ANNUNCIATA CORPORATION

ARGONAUT HOLDINGS, INC.

GENERAL MOTORS ASIA PACIFIC HOLDINGS, LLC

GENERAL MOTORS ASIA, INC.

GENERAL MOTORS INTERNATIONAL HOLDINGS, INC.

GENERAL MOTORS OVERSEAS CORPORATION

GENERAL MOTORS OVERSEAS DISTRIBUTION CORPORATION

GENERAL MOTORS PRODUCT SERVICES, INC.

GENERAL MOTORS RESEARCH CORPORATION

GM APO HOLDINGS, LLC

GM EUROMETALS, INC.

GM FINANCE CO. HOLDINGS LLC

GM GLOBAL STEERING HOLDINGS, LLC

GM GLOBAL TECHNOLOGY OPERATIONS, INC.

GM GLOBAL TOOLING COMPANY, INC.

GM LAAM HOLDINGS, LLC

GM PREFERRED FINANCE CO. HOLDINGS LLC

GM SUBSYSTEMS MANUFACTURING, LLC

GM TECHNOLOGIES, LLC

GM-DI LEASING CORPORATION

GMOC ADMINISTRATIVE SERVICES CORPORATION

GRAND POINTE HOLDINGS, INC.

ONSTAR, LLC

GM COMPONENTS HOLDINGS, LLC

RIVERFRONT HOLDINGS, INC.

RIVERFRONT HOLDINGS PHASE II, INC.

By:
Name:
Title:

[Signature Page to Intellectual Property Pledge Agreement]

ADDRESS FOR NOTICES:

767 Fifth Avenue, 14th Floor
New York, New York 10153
Attention:
Telephone:
Facsimile:

[Signature Page to Intellectual Property Pledge Agreement]

GM GEFS L.P.

By:
Name:
Title:

ADDRESS FOR NOTICES:

767 Fifth Avenue, 14th Floor
New York, New York 10153
Attention:
Telephone:
Facsimile:

[Signature Page to Intellectual Property Pledge Agreement]

EXECUTION VERSION

**Pursuant to the previously delivered FOIA letter, ATIA letter and FOIPPA letter, please note that General Motors Corporation is requesting that this document, any cover e-mail note and the previously delivered FOIA letter, ATIA letter and FOIPPA letter receive confidential treatment pursuant to the Freedom of Information Act, the Access to Information Act and the Freedom of Information and Protection of Privacy Act, respectively.

EQUITY PLEDGE AGREEMENT

made by

THE PARTIES SET FORTH ON ANNEX A HERETO

in favor of

UAW RETIREE MEDICAL BENEFITS TRUST

Dated July 10, 2009

-i-

Annex A         Capital Stock in Issuing Entities Pledged by Pledgors

Annex B         Acknowledgment and Consent

Annex C         Form of Joinder Agreement

-ii-

EQUITY PLEDGE AGREEMENT

THIS EQUITY PLEDGE AGREEMENT, dated as of July 10, 2009 (as amended, supplemented and otherwise modified from time to time, this “Agreement”), made by the undersigned, each of which is further identified on Annex A hereto (each, a “Pledgor” and together with their respective successors and assigns, collectively, the “Pledgors”), in favor of UAW RETIREE MEDICAL BENEFITS TRUST (together with its permitted successors and assigns, the “Pledgee”). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement referred to below shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, pursuant to (a) the Amended and Restated Master Sale and Purchase Agreement dated as of June 26, 2009, as amended (the “Master Transaction Agreement”) among General Motors Corporation, a Delaware corporation, and a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code (“GM Oldco”), and certain other sellers party thereto (collectively, the “Sellers”) and General Motors Company (f/k/a NGMCO, Inc.), a Delaware corporation (together with its successor and assigns, the “Borrower”), and (b) the other Transaction Documents, and in accordance with the Bankruptcy Code, on the date hereof (i) the Sellers sold, transferred, assigned, conveyed and delivered to the Borrower and certain of its Subsidiaries and the Borrower and certain of its Subsidiaries directly or indirectly purchased, accepted and acquired from the Sellers, the Purchased Assets (as defined in the Master Transaction Agreement) and assumed the Assumed Liabilities (as defined in the Master Transaction Agreement) and (ii) the Sellers and the Borrower and one or more of their respective Subsidiaries have entered into the other Related Transactions;

WHEREAS, pursuant to the Master Transaction Agreement, on or prior to the Closing (as defined in the Master Transaction Agreement), the Issuer and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) will enter into a Settlement Agreement, in substantially the form attached as Exhibit D to the Master Transaction Agreement (the “Settlement Agreement”), which will become legally binding on the Issuer and the UAW through court approval and provides, among other things, for the issuance of a note in the amount of $2,500,000,000 to the Pledgee (the “Note”);

WHEREAS, pursuant to that certain $2,500,000,000 Secured Note Agreement, dated as of July 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Secured Note Agreement”), among the Issuer, the Guarantors party thereto and the Pledgee, the Issuer shall issue the Note as consideration for the agreement of the Pledgee to enter into the Settlement Agreement;

WHEREAS, each of the Pledgors will derive a substantial direct and/or indirect benefit from the issuance of the Note and the execution of the Settlement Agreement. To induce the Pledgee to enter into the Secured Note Agreement and the Settlement Agreement, and for

other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined herein) in which such Pledgor has rights, title and interests in and to, as security for the Note; and

WHEREAS, it is a condition precedent to the issuance of the Note under the Secured Note Agreement that the Pledgors shall have executed and delivered this Agreement to the Pledgee.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. Unless otherwise defined herein, terms defined in the Secured Note Agreement and used herein shall have the meanings given to them in the Secured Note Agreement, and the following terms are used herein as defined in the New York UCC: Certificated Security, Chattel Paper, Documents, Instruments and General Intangibles.

(a) The following terms shall have the following meanings:

“Agreement”: this Equity Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: the Pledged Equity Interests, together with (i) all Chattel Paper, Investment Property, Documents, Instruments and General Intangibles attributable solely to the Pledged Equity Interests; (ii) all rights of any Pledgor to receive moneys (including dividends) due but unpaid or to become due with respect to the Pledged Equity Interests and all property received in substitution or exchange therefor; (iii) all of Pledgors’ rights and privileges with respect to the Pledged Equity Interests; (iv) all rights of Pledgors to property of the related Issuing Entities with respect to the Pledged Equity Interests; and (v) all Proceeds with respect to the foregoing clauses (i) through (iv); and (vi) to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing; provided that, notwithstanding anything to the contrary contained herein or in any other Secured Note Document, the term Collateral and each other term used in the definition thereof shall not include, and the Pledgee shall not have a pledge or any other Lien pursuant to this Agreement on, any of the Excluded Collateral of any Pledgor.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and Pledged Equity Interests, in each case of clauses (i) and (ii) above, other than such property constituting Excluded Collateral.

“Issuing Entity”: each of the entities listed under the heading “Issuing Entity” on Annex A hereto.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Pledged Equity Interests”: the shares of Capital Stock set forth on Annex A hereto, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Pledgor while this Agreement is in effect; provided, that in no event shall any Excluded Collateral be required to be pledged hereunder.

“Proceeds”: all “proceeds” as that term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity Interests, collections thereon or distributions or payments with respect thereto.

“Securities Act”: the Securities Act of 1933, as amended.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2

PLEDGE OF CAPITAL STOCK

2.1 Pledge. As collateral security for the prompt satisfaction and performance of the Obligations when due (whether at the stated maturity, by acceleration or otherwise), each Pledgor hereby: (i) pledges, collaterally assigns and hypothecates to the Pledgee and hereby grants to the Pledgee for the benefit of the Pledgee and its assigns a first priority security interest in all of the Collateral now or from time to time, which such Pledgor now has or at any time in the future may acquire any right, title or interest in; (ii) pledges and deposits as security with the Pledgee the Pledged Equity Interests of the related Issuing Entities owned by such Pledgor on the date hereof and delivers to the Pledgee, any certificates therefor or instruments thereof, accompanied by such other instruments of transfer as are reasonably acceptable to the Pledgee; and (iii) collaterally assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor’s right, title and interest in and to the Pledged Equity Interests of the related Issuing Entities (and in and to the certificates or instruments evidencing such Pledged Equity Interests of the related Issuing Entities) to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

2.2 Subsequently Acquired Capital Stock. If, at any time or from time to time after the date hereof, a Pledgor acquires (by purchase, stock dividend or otherwise) any additional Capital Stock (other than any such Capital Stock constituting Excluded Collateral) of the related Issuing Entities or, if any Capital Stock constituting Excluded Collateral ceases to be Excluded Collateral, such Pledgor hereby automatically pledges and shall forthwith deposit such Capital Stock of the related Issuing Entities (including any certificates or instruments representing such Capital Stock of the related Issuing Entities) as security with the Pledgee, together with related stock powers duly executed in blank by such Pledgor authorizing Pledgee to transfer ownership of any Pledged Equity Interests acquired or received by such Pledgor after the date of this Agreement to a third party in accordance with the terms of this Agreement.

2.3 Delivery of Share Certificates and Powers of Attorney. Simultaneously with the delivery of this Agreement, each Pledgor is delivering to the Pledgee, all certificated securities (including, without limitation, stock certificates) representing the Pledged Equity Interests, together with related stock powers duly executed in blank by the relevant Pledgor authorizing Pledgee to transfer ownership of such Pledged Equity Interests to a third party in accordance with the terms of this Agreement. Each Pledgor shall promptly deliver to the Pledgee, or cause the Issuer or any Issuing Entity to deliver directly to the Pledgee, (i) share certificates or other instruments representing any Pledged Equity Interests acquired or received by such Pledgor after the date of this Agreement and (ii) related stock powers duly executed in blank by such Pledgor authorizing Pledgee to transfer ownership of any Pledged Equity Interests acquired or received by such Pledgor after the date of this Agreement to a third party in accordance with the terms of this Agreement. For so long as the $7,042,882,605 loan made by The United States Department of the Treasury (“Treasury”) to the Issuer pursuant to that certain $7,042,882,605 Secured Credit Agreement, dated as of the date hereof among the Issuer, the Guarantors party thereto and Treasury (the “Secured Credit Agreement”) is still outstanding delivery of the certificated securities representing the Pledged Equity Interests by the Pledgor to Treasury shall satisfy any delivery requirements in the relevant provisions of Sections 2.1, 2.2 and this Section 2.3. The Noteholder acknowledges that Treasury (or its agents or bailees) shall hold the Collateral as gratuitous bailee for purposes of perfecting its Liens on any part of the Collateral required to be delivered under this Agreement that is in Treasury’s possession or control (or in the possession or control of its agents or bailees), to the extent that possession or control is taken to perfect a Lien thereon under the New York UCC (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the New York UCC).

2.4 Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 2.1 and 2.2, if any Pledged Equity Interests are uncertificated securities, the respective Pledgor hereby notifies the Pledgee thereof in Annex A hereof, and hereby covenants that it shall take all actions reasonably required by the Noteholder to perfect the security interest of the Pledgee in such uncertificated Pledged Equity Interests under Applicable Law. Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder and under applicable law.

SECTION 3

APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.

The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of any certificated Pledged Equity Interests, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or, if an Event of Default shall have occurred and be continuing, in the name of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee; provided that, prior to any transfer resulting from the Noteholder’s exercise of remedies under this Agreement, the Pledgee shall remain primarily liable for any and all actions and inactions of any such sub-agent or nominee of the Pledgee.

SECTION 4

VOTING, ETC. PRIOR TO AN EVENT OF DEFAULT

Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting rights attaching to any and all Pledged Equity Interests owned by it, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in a breach of any covenant contained in, or be materially inconsistent with, any of the terms of this Agreement, the Secured Note Agreement or any other Secured Note Document or that would have the effect of materially impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and Section 9 hereof shall become applicable; provided that, the Pledgee shall have the right from time to time during the continuance of an Event of Default to permit such Pledgor to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of this Section 4.

SECTION 5

DIVIDENDS AND OTHER DISTRIBUTIONS

Unless and until an Event of Default shall have occurred and be continuing, all cash dividends, interest and principal or other amounts payable in respect of the Pledged Equity Interests shall be paid to the Pledgors in accordance with the related certificate of incorporation, by-laws, certificate of formation, or operating agreement (or equivalent thereof), as the case may be. On and after the date on which an Event of Default shall have occurred and be continuing, all such amounts shall be paid to and shall constitute Collateral of the Pledgee under the Secured Note Documents. All dividends, distributions or other payments which are received by a Pledgor contrary to the provisions of this Section 5 or Section 9 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee for the benefit of the Pledgee as collateral for the Obligations in the same form as so received (with any necessary endorsement).

SECTION 6

REPRESENTATION AND WARRANTIES OF THE PLEDGOR

6.1 Representations and Warranties. Each Pledgor represents, warrants and covenants that:

(a) it is the sole owner of the Pledged Equity Interests pledged by it hereunder, free and clear of all claims, mortgages, pledges, Liens, security interests and other encumbrances of any nature whatsoever (and no right or option to acquire the same exists in favor of any other person or entity), except for the assignment, pledge and security interest in favor of the Pledgee created or provided for herein or under any other Secured Note Document and Permitted Liens, and (except to the Pledgee hereunder) such Pledgor agrees that, except as permitted by the Secured Note Agreement, it will not encumber or grant any Lien in or with respect to the Pledged Equity Interest or permit any of the foregoing;

(b) except in connection with the Permitted Liens, no options, warrants or other agreements with respect to the Collateral owned by such Pledgor are outstanding;

(c) except for Excluded Collateral, the Pledged Equity Interests pledged by such Pledgor hereunder, represent all of the shares of Capital Stock of the Issuing Entities owned by such Pledgor;

(d) to the knowledge of such Pledgor, all of the Pledged Equity Interests owned by it have been duly and validly issued, are fully paid and non-assessable; and

(e) the pledge and collateral assignment to the Pledgee of the Pledged Equity Interests by such Pledgor pursuant to this Agreement, together with the delivery in the State of New York by such Pledgor to the Pledgee or the Treasury (in accordance with Section 2.3) of all certificated Pledged Equity Interests together with related stock powers with respect thereto in blank, and the filing of New York UCC financing statements in the applicable filing jurisdiction set forth on Annex A, will create a valid and perfected first priority Lien in the Collateral, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any third party a Lien on the property or assets of such Pledgor which would include the Collateral other than a Permitted Lien allowable under the Secured Note Agreement.

SECTION 7

FURTHER ASSURANCES; POWER-OF-ATTORNEY

7.1 Further Assurances. Each Pledgor agrees that it will cooperate with the Pledgee in filing and refiling under the New York UCC such financing statements, continuation statements and other documents in such filing offices in any Uniform Commercial Code jurisdiction as may reasonably be necessary or advisable and wherever required or advisable by law in order to perfect and preserve the Pledgee’s first priority security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder. Each Pledgor authorizes the Pledgee to use the collateral description “all personal property” or words of similar effect in any such financing statements.

7.2 Power-of-Attorney. Each Pledgor hereby constitutes and irrevocably appoints the Pledgee as its true and lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, at any time and from time to time after an Event of Default shall have occurred and be continuing, to (i) affix to any documents representing the Collateral, the stock powers delivered with respect thereto, (ii) transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Issuing Entity, to the name of the Pledgee or any nominee, (iii) exercise with respect to such Collateral, all the rights, powers and remedies of an owner, and (iv) take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which such Pledgor is required to do hereunder but has failed to do within the required time frames hereunder. The power of attorney granted pursuant to this Section 7.2 and all authority hereby conferred are granted and conferred solely to protect the Pledgee’s interest in the Collateral and shall not impose any duty upon the Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the Obligations are paid in full and the Secured Note Documents have been terminated.

SECTION 8

TRANSFER BY THE PLEDGOR

No Pledgor will sell or otherwise dispose of, grant any Lien or option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral except in accordance with the terms of this Agreement and the Secured Note Documents or as may otherwise be agreed to in writing by the Pledgee.

SECTION 9

REMEDIES; PRIVATE SALE

9.1 Remedies. During the period during which an Event of Default is continuing:

(a) the Pledgee shall have all of the rights and remedies with respect to the Collateral of a secured party under the New York UCC and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted (including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Pledgee was the sole and absolute owner thereof (and the Pledgors agree to take all such action as may be appropriate to give effect to such right));

(b) the Pledgee may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Pledgee may, in its name or in the name of related Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, any of the Collateral, but shall be under no obligation to do so;

(d) the Pledgee may, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Pledgee or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Pledgee deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Person may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by Applicable Law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned;

(e) the Pledgee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Collateral and make application thereof to the Obligations in such order as the Pledgee shall elect; and

(f) any or all of the Collateral may be registered in the name of the Pledgee or its nominee, and the Pledgee or its nominee may thereafter exercise, (A) all voting, corporate or other organizational and other rights pertaining to such Collateral at any meeting of shareholders or other equity holders of the relevant Issuing Entities or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any

Issuing Entity, or upon the exercise by any Pledgor or the Pledgee of any right, privilege or option pertaining to such Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Noteholder may determine), all without liability except to account for property actually received by it, but the Noteholder shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws (to the extent not preempted), the Pledgee may be compelled, with respect to any sale of all or any part of the Collateral which constitutes a “security” under the Securities Act, to limit purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sale may be at prices and on terms less favorable to the Pledgee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Pledgee shall not have any obligation to engage in public sales and no obligation to delay the sale of any such Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

9.2 Registration Rights. If the Pledgee shall determine to exercise its right to sell any or all of the Collateral pursuant to Section 9 at any time when an Event of Default has occurred and is continuing, and if in the opinion of the Pledgee it is necessary or advisable to have the Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Pledgor will use commercially reasonable efforts to cause the Issuing Entity thereof to (i) execute and deliver, and cause the directors and officers of such Issuing Entity to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Pledgee, necessary or advisable to register the Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of two years from the date of the first public offering of the Collateral, or that portion thereof to be sold, and (iii) use commercially reasonable efforts to make all amendments thereto and/or to the related prospectus which, in the opinion of the Pledgee, are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to cause such Issuing Entity to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Pledgee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

9.3 Private Sale. The Pledgee shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 9.1 of this Agreement conducted in good faith. Each Pledgor hereby waives any claims against the Pledgee by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of any obligations.

9.4 Cooperation. Each Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 9 valid and binding and in compliance with any and all other Applicable Law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees (to the extent not prohibited by Applicable Law) not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

9.5 Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Pledgee to collect such deficiency.

9.6 Revocation of Existing Proxies. Without limitation to Section 9.1 and subject to restrictions in the documents governing the Permitted Liens, each Pledgor hereby revokes all previous proxies with regard to the Collateral and appoints the Pledgee as its proxy holder to attend and vote at any and all meetings of the shareholders (or other equity holders, as applicable) of the Issuing Entities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders (or other equity holders, as applicable) of such Issuing Entities executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Pledgor had personally attended the meetings or had personally voted the Collateral or had personally signed the written consents; provided, however, that the proxy holder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default. Each Pledgor hereby authorizes the Pledgee to substitute another Person as the proxy holder and, upon the occurrence or during the continuance of an Event of Default, hereby authorizes and directs the proxy holder to file this proxy and the substitution instrument with the secretary or other appropriate officer of the appropriate Issuing Entity. This proxy is coupled with an interest and is irrevocable until the Obligations have been paid in full and the Secured Note has been terminated.

9.7 No Duty to Others. It shall not be necessary for any Pledgee (and the Pledgor hereby waives any right which the Pledgor may have to require any Pledgee), in order to enforce the obligations of the Pledgor hereunder, first to (i) institute suit or exhaust its remedies against the Pledgor or others liable on the Note or the Obligations or any other person, (ii) enforce any Pledgee’s rights against any collateral which shall ever have been given to secure the Note, (iii) enforce any Pledgee’s rights against any other guarantors of the Obligations, (iv) join the Pledgor or any others liable on the Obligations in any action seeking to enforce this Agreement, (v) exhaust any remedies available to the Pledgee against any collateral which shall ever have been given to secure the Note, or (vi) resort to any other means of obtaining payment of the Obligations. The Pledgee shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Obligations.

SECTION 10

COVENANTS OF THE PLEDGOR

10.1 Maintenance of Perfected Security Interest. Each Pledgor covenants and agrees that subject to the right, title and interest of holders of Permitted Liens, it will take all reasonable steps to defend the right, title and interest of the Pledgee in and to the Collateral and the Proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise take all reasonable steps to defend its rights thereto and interests therein.

10.2 No Other Liens. Each Pledgor covenants and agrees that it shall not (i) create, incur, assume or permit to exist any Lien or encumbrance on the Collateral (other than the Lien granted hereunder and Permitted Liens) and (ii) take any action which would have the effect of materially impairing the position or interests of the Pledgee hereunder except to the extent not prohibited by this Agreement.

No Pledgor will, nor will it permit any of the related Issuing Entities (for so long as all or a portion of its related Capital Stock constitutes Collateral hereunder) to, without the prior written consent of the Pledgee, (i) enter into or permit to exist any arrangement or agreement (excluding the Secured Note Agreement and the other Secured Note Documents) which directly or indirectly prohibits such Pledgor or any of the related Issuing Entities from creating, assuming or incurring any Lien upon such Pledgor’s properties, revenues or assets whether now owned or hereafter acquired other than as permitted in the Secured Note Agreement, (ii) permit any Lien to exist on any of the Capital Stock of the related Issuing Entities (other than the Lien granted to the Pledgee hereunder and Permitted Liens), (iii) sell, transfer or otherwise dispose of any of the Capital Stock with respect to the Issuing Entities, regardless of whether such Capital Stock constitutes Collateral hereunder, other than in a transaction permitted under the Secured Note Agreement or (iv) except as otherwise permitted in the Secured Note Agreement, enter into any agreement, contract or arrangement (excluding the Secured Note Agreement and the other Secured Note Documents) restricting the ability of any Issuing Entity to pay or make dividends or distributions in cash or kind to the Pledgor or the Pledgee (to the extent the Pledgee is entitled hereunder to receive the payment of same), to make loans, advances or other payments of whatsoever nature to the Pledgor, or to make transfers or distributions of all or any part of its assets to the Pledgor or any Person owning or holding the Capital Stock with respect to such Issuing Entity; in each case other than (x) customary anti-assignment provisions contained in leases, permits, licensing agreements and other contracts entered into by the Pledgor or such Issuing Entity in the ordinary course of its business, (y) restrictions and conditions imposed by any laws, rules or regulations of any Governmental Authority, and (z) restrictions and conditions arising under the Secured Note Agreement and the other Secured Note Documents.

10.3 Restrictions on Voting and Transfers. Except as otherwise permitted under the Secured Note Agreement, without the prior written consent of the Pledgee, each Pledgor covenants and agrees that it will not (i) vote to enable, or take any other action to permit, any Issuing Entity to issue any stock or other equity securities or interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities or interests of any Issuing Entity or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Equity Interests.

10.4 Books and Records. Each Pledgor covenants and agrees that it will cause its pledge hereunder to be noted conspicuously on its books and records.

10.5 Investment Property. Except as indicated on Annex A hereto with respect to each Issuing Entity that is a partnership or a limited liability company (i) each Pledgor confirms that none of the terms of any Capital Stock issued by the applicable Issuing Entity provides that such Capital Stock is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) each Pledgor agrees that it will not take and will cause the Issuing Entity not to take any action to cause or permit any such Capital Stock to become a Security, (iii) each Pledgor agrees that it will not permit the applicable Issuing Entity to issue any certificate representing any such Capital Stock and (iv) Pledgor agrees that if, notwithstanding the foregoing, any such Capital Stock shall be or become a Security, such Pledgor will (and will instruct such Issuing Entity to) comply with instructions originated by the Pledgee without further consent by such Pledgor. Each Pledgor covenants and agrees that those Pledged Equity Interests that are noted as uncertificated on Annex A hereto (the “Uncertificated Pledged Equity Interests”) are “general intangibles” under Article 9 of the New York UCC, and are not “securities” for purposes of Article 8 of the New York UCC or “investment property” for purposes of Article 9 of the New York UCC, and that it will not modify any organizational, operating or other agreements to permit such Capital Stock to be governed by Article 8 of the New York UCC without the prior written consent of the Pledgee.

SECTION 11

PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC.

Subject to Section 16, the obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Secured Note Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

(c) any furnishing of any additional security to Pledgee or its assignee or any acceptance thereof or any release of any security by Pledgee or its assignee;

(d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Affiliate of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgors in respect of its obligations hereunder or the Pledgors in respect of this Agreement or otherwise.

SECTION 12

NOTICES, ETC.

Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the other Secured Note Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) delivered to the intended recipient at the “Address for Notices” specified (i) on the signatures pages hereof, beneath each party’s name or (ii) in Section 8.2 of the Secured Note Agreement or; (iii) as to any party, at such other address as shall be designated by such party in a written notice to each other party.

SECTION 13

WAIVER; AMENDMENT

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Secured Note Agreement.

SECTION 14

GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 15

SUBMISSION TO JURISDICTION; WAIVERS.

15.1 Submission to Jurisdiction. All judicial proceedings brought against any Pledgor arising out of or relating to this Agreement or any other Secured Note Document, or any Obligations hereunder and thereunder, may be brought in the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Issuer Party hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other Secured Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer at its address set forth in Section 12 or at such other address of which the Noteholder shall have been notified pursuant thereto; and

(d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

15.2 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 16

CONTINUING SECURITY INTEREST; RELEASE

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Obligations have matured and have been paid and satisfied in full, (ii) be binding upon and inure to the benefit of the Pledgors, each of the Pledgors’ executors, administrators, successors and assigns, and (iii) inure to the benefit of and be binding upon the Pledgee and its successors, transferees and assigns. Upon the payment and satisfaction in full of the Obligations, each Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

(b) Upon termination of the Secured Note Agreement and repayment to the Noteholder of all Obligations and the performance of all obligations under the Secured Note Documents, the Pledgee shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Pledgee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Issuer or any substantial part of its Property, or otherwise, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

(c) The Noteholder shall, in connection with any Disposition of any Collateral permitted under the Secured Note Agreement, release from the Lien created hereby on such Collateral the portion of the Collateral Disposed of, upon any applicable Issuer Parties’ satisfaction of the applicable conditions set forth in the Secured Note Agreement. In connection therewith, the Noteholder, at the request and sole cost and expense of the Pledgor, shall execute and deliver to the Pledgor all releases or other documents including, without limitation, UCC termination statements, reasonably necessary for the release of the Lien created hereby on such Collateral. For the avoidance of doubt, the Lien of the Noteholder on the Collateral shall not be released in connection with the Disposition of Collateral between and among the Pledgors and the other Issuer Parties.

SECTION 17

MISCELLANEOUS

17.1 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, any right, remedy, power or privilege hereunder or under the other Secured Note Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

17.2 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Secured Note Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the issuance of the Note and other extensions of credit hereunder.

17.3 Payment of Expenses. Each Pledgor hereby agrees to pay on demand by the Noteholder any and all reasonable out-of-pocket costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Noteholder or its agents, representatives, advisors in enforcing any of its rights or remedies under this Agreement, in each case in accordance with Section 8.5 of the Secured Note Agreement.

17.4 Successors and Assigns. This Agreement shall be binding upon the permitted successors and assigns of the each Pledgor and shall inure to the benefit of the Pledgee and its permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Noteholder (and any attempted assignment or transfer by any Pledgor without such consent shall be null and void).

17.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Issuer and the Noteholder.

17.6 Severability. Any provision of this Agreement that is held to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.7 Integration. This Agreement and the other Secured Note Documents represent the entire agreement of the Pledgors and the Pledgee with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Noteholder relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Note Documents.

17.8 Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

17.9 Additional Pledgors. Each Subsidiary of the Issuer that is required to become, or that the Issuer desires to become, a party to this Agreement pursuant to Section 5.23 of the Secured Note Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement in the form of Annex C hereto.

SECTION 18

EFFECT OF AMENDMENT AND RESTATEMENT OF ORIGINAL PLEDGE AGREEMENT

On the Effective Date, the Original Pledge Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Newco Credit Facility) under the Newco Credit Facility as in effect prior to the Effective Date and (b) such “Obligations” are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement and the Credit Agreement.

SECTION 19

JOINT AND SEVERAL LIABILITY

Each Pledgor hereby acknowledges and agrees that the Pledgors are jointly and severally liable to the Noteholder for all representations, warranties, covenants, obligations and liabilities of each Pledgor hereunder and under the Secured Note Documents. Each Pledgor hereby further acknowledges and agrees that (a) any Event of Default or any default, or breach of a representation, warranty or covenant by any Pledgor hereunder or under any Secured Note Document is hereby considered a default or breach by each Pledgor, as applicable, and (b) the Noteholder shall have no obligation to proceed against one Pledgor before proceeding against the other Pledgors. Each Pledgor hereby waives any defense to its obligations under this Agreement based upon or arising out of the disability or other defense or cessation of liability of one Pledgor versus the other. A Pledgor’s subrogation claim arising from payments to the Noteholder shall constitute a capital investment in the other Pledgor subordinated to any claims of the Noteholder and equal to a ratable share of the Capital Stock in such Pledgor.

SECTION 20

ENFORCEMENT EXPENSES; INDEMNIFICATION

19.1 Enforcement Expenses. Each Pledgor agrees to pay or reimburse the Noteholder for all its costs and expenses incurred in collecting against the Pledgor or enforcing or preserving any rights under this Agreement, including, without limitation, the fees and disbursements of counsel to the Noteholder, in each case in accordance with Section 8.5 of the Secured Note Agreement.

19.2 Indemnification. The Pledgor agrees to pay, and to save the Noteholder harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of its Collateral or in connection with any of the transactions contemplated by this Agreement, in each case in accordance with Sections 2.12 and 8.5 of the Secured Note Agreement. The Pledgor agrees to pay, and to save the Noteholder harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.

19.3 Survival of Agreements. The agreements in this Section 19 shall survive repayment of the Obligations and all other amounts payable under the Note.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

PLEDGORS:

GENERAL MOTORS ASIA PACIFIC HOLDINGS, LLC

GENERAL MOTORS ASIA, INC.

GENERAL MOTORS INTERNATIONAL HOLDINGS, INC.

GENERAL MOTORS OVERSEAS CORPORATION

GENERAL MOTORS OVERSEAS DISTRIBUTION CORPORATION

GM APO HOLDINGS, LLC

GM FINANCE CO. HOLDINGS LLC

GM LAAM HOLDINGS, LLC

GM PREFERRED FINANCE CO. HOLDINGS LLC

GM TECHNOLOGIES, LLC

RIVERFRONT HOLDINGS, INC.

RIVERFRONT HOLDINGS PHASE II, INC.

By:
Name:
Title:

ADDRESS FOR NOTICES:

767 Fifth Avenue, 14th Floor
New York, New York 10153
Attention:
Telephone:
Facsimile:

[Signature Page to Equity Pledge Agreement]

GM GEFS L.P.

By:
Name:
Title:

ADDRESS FOR NOTICES:

767 Fifth Avenue, 14th Floor
New York, New York 10153
Attention:
Telephone:
Facsimile:

[Signature Page to Equity Pledge Agreement]

GENERAL MOTORS COMPANY

By:
Name:
Title:

ADDRESS FOR NOTICES:

767 Fifth Avenue
14th Floor
New York, NY 10153

[Signature Page to Equity Pledge Agreement]

UAW RETIREE MEDICAL BENEFITS TRUST

By:
Name:
Title:

[Signature Page to Equity Pledge Agreement]

Acknowledged and Agreed to

with respect to Section 2.3:

THE UNITED STATES DEPARTMENT OF THE TREASURY

By:
Name:
Title:

[Signature Page to Equity Pledge Agreement]